PRELIMINARY PROXY MATERIALS

                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement     [ ] Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                 VENTURIAN CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: Common Stock, par value $1.00 per share, of Venturian Corp.
     (2)  Aggregate number of securities to which transaction applies:
          1,297,539 shares of Common Stock based on the number of shares outstanding on May 8, 2001.
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee of $1,010.80 was calculated pursuant to Exchange Act Rule 0-11(c)(1), and is the product of multiplying (A) 1/50 of 1% by an amount equal to (B) the sum of (x) the product of 1,297,539 shares of Common Stock less 520,727 shares of Common Stock already owned by Acquiring Shareholders (representing the only shares of the issuer to be exchanged for cash or other consideration in the transaction) by $5.00 per share, and (y) $159,114 (representing the aggregate amount anticipated to be paid to certain persons holding options to purchase shares of Common Stock in consideration of the cancellation of such options).
     (4)  Proposed maximum aggregate value of transaction: $4,043,174.
     (5)  Total fee paid: $1,010.80.

[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule

     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                  As filed with the Commission on May 8, 2001

           PRELIMINARY COPY SUBJECT TO COMPLETION, DATED MAY 8, 2001

                                 VENTURIAN CORP.
                            11111 EXCELSIOR BOULEVARD
                            HOPKINS, MINNESOTA 55343
                                 (952) 931-2500

Dear Shareholder:                                             [MONTH DATE], 2001



         You are cordially invited to attend a special meeting of the shareholders of Venturian Corp. to be held at the offices of Leonard, Street and Deinard, 150 South Fifth Street, Suite 2300, Minneapolis, Minnesota 55402 on [DAY], [DATE] at [TIME] a.m., Central Daylight Time. This notice, proxy statement and proxy card, along with Venturian's Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2000, are being mailed to the Venturian shareholders beginning on or about [MONTH DATE], 2001.

         At the special meeting, you will be asked to consider and vote upon the approval and adoption of the Agreement and Plan of Merger, dated as of April 11, 2001, by and between Venturian Holdings, LLC and Venturian, the related merger of Venturian with and into Venturian Holdings and the other transactions described in the Agreement and Plan of Merger. The Agreement and Plan of Merger calls for you to receive $5.00 in cash, without interest, for each share of common stock of Venturian that you hold on the effective date of the merger. As part of the transaction, Venturian will sell the assets of its subsidiary, Napco International Inc., to JATA LLC, an unrelated third party, pursuant to an Asset Purchase Agreement. After the transaction, Venturian Holdings shall continue as the surviving entity and JATA will own the Napco assets and operate the Napco business. Venturian Holdings will be owned by some of Venturian's executive officers, directors and related parties, including Gary B. Rappaport, the Chairman, Chief Executive Officer and largest shareholder of Venturian. Mr. Rappaport organized Venturian Holdings for the purpose of engaging in this transaction. Please read these materials carefully. The accompanying proxy statement explains the transaction and provides specific information concerning the special meeting. A vote "FOR" the transaction includes an approval of the Napco sale as well as approval of the merger and related actions.

         Venturian's board of directors formed a special committee consisting of two members, who have no interest in the transaction other than that one member is a holder of shares of Venturian common stock. The special committee was set up to (1) consider the proposed transaction; (2) approve or disapprove it, and make a corresponding recommendation to the full board of directors; and (3) take such other action with respect to the transaction that it deems appropriate.

         The board of directors of Venturian, acting on the unanimous recommendation of the special committee, has unanimously approved and adopted the transaction and recommended that the shareholders approve it. The special committee and the entire board of directors believe that the terms and provisions of the Transaction are fair to and in the best interests of the Venturian shareholders (other than certain Venturian shareholders who are or will be affiliated with Venturian Holdings ("Acquiring Shareholders")). Therefore, THE BOARD OF DIRECTORS, BASED ON THE RECOMMENDATION OF THE SPECIAL COMMITTEE, RECOMMENDS THAT YOU VOTE IN FAVOR OF THE TRANSACTION. In reaching its decision, the special committee and the board of directors considered, among other things, the written opinion, dated April 10, 2001, of Dougherty & Company, LLC, the special committee's financial advisor, that the $5.00 per share cash consideration to be received by the Venturian shareholders (other than Acquiring Shareholders) in connection with the merger is fair to them from a financial point of view.

         Whether to approve the proposed transaction is an important decision for the Venturian shareholders. The proposed transaction cannot occur unless, among other things, the transaction is approved and adopted by the affirmative vote of a majority of the voting power of all outstanding shares of common stock of Venturian. THE ACQUIRING SHAREHOLDERS AND ONE DIRECTOR HOLDING, IN THE AGGREGATE, APPROXIMATELY 45% OF THE OUTSTANDING SHARES OF VENTURIAN COMMON STOCK HAVE AGREED, PURSUANT TO VOTING AGREEMENTS WITH JATA, TO VOTE ALL OF THEIR SHARES IN FAVOR OF THE TRANSACTION.

The Acquiring Shareholders have also entered into an agreement with Venturian Holdings pursuant to which they agree to comply with the terms and conditions of their voting agreements with JATA. Whether or not you plan to attend the special meeting, I urge you to sign, date and promptly return the enclosed proxy card to ensure that your shares will be voted at the special meeting. Failure to return an executed proxy card (or to attend the meeting and cast a vote) will constitute, in effect, a vote against approval and adoption of the transaction.

         On behalf of the board of directors, I urge you to read and consider the enclosed materials carefully.

                                       Sincerely,


                                       -----------------------------------
                                       Morris M. Sherman
                                       Secretary


         THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

             DO NOT SEND IN YOUR STOCK CERTIFICATE(S) AT THIS TIME.

           PRELIMINARY COPY SUBJECT TO COMPLETION, DATED MAY 8, 2001

                                 VENTURIAN CORP.
                            11111 EXCELSIOR BOULEVARD
                            HOPKINS, MINNESOTA 55343
                                 (952) 931-2500

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                              Date:   [MONTH DATE], 2001
                              Time:   [TIME] a.m., Central Daylight Time
                              Place:  Offices of Leonard, Street and Deinard
                                      150 South Fifth Street, Suite 2300
                                      Minneapolis, Minnesota 55402

         As used in this proxy statement, unless the context otherwise requires, the terms "the Company," "Venturian," "us," "our" and "we" refer to Venturian Corp.

         A special meeting of the Venturian shareholders is being held for the following purpose:

         * To consider and vote upon the Agreement and Plan of Merger, dated as of April 11, 2001, by and between Venturian Holdings, LLC and Venturian, as it may be amended from time to time, and the transactions contemplated thereby, including (i) the sale of the assets of Napco International Inc. to JATA LLC for cash pursuant to an Asset Purchase Agreement; and (ii) the merger of Venturian with and into Venturian Holdings, pursuant to which Venturian Holdings shall continue as the surviving entity and shareholders of the common stock of Venturian shall have the right to receive $5.00 in cash, without interest, for each share of Venturian common stock held, other than some of Venturian's shareholders (including certain executive officers, directors and related parties, such as Gary B. Rappaport, the Chairman, Chief Executive Officer, and largest shareholder of Venturian) who will be the members of Venturian Holdings, on the effective date of the merger.

         Only shareholders of record on [RECORD DATE], 2001 are entitled to notice of, and to vote at, the special meeting.

         Venturian shareholders who do not vote in favor of the transaction may elect to exercise their dissenters' rights and to receive, in cash, the judicially determined fair value of their shares of stock in lieu of the $5.00 per share consideration if the transaction is completed. Shareholders who wish to dissent must notify Venturian in writing prior to the vote and strictly follow the procedures required under Minnesota law and explained in the accompanying proxy statement.

         The transaction is described in the accompanying proxy statement, which you are urged to read and consider carefully. A copy of the Agreement and Plan of Merger is attached as Annex A and a copy of the Asset Purchase Agreement is attached as Annex B to the accompanying proxy statement.

                                       By Order of the Board of Directors


                                       --------------------------------
                                       Morris M. Sherman
                                       Secretary
May __, 2001

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Summary Term Sheet..........................................................  1
Questions and Answers about the Transaction.................................  3
Cautionary Statement Regarding Forward-Looking Statements...................  8
Selected Consolidated Financial Data of Venturian...........................  8
Information Concerning the Special Meeting..................................  9
    Time, Place and Date....................................................  9
    Purpose of the Special Meeting..........................................  9
    Recommendation of the Special Committee and the Board of Directors...... 10
    Record Date; Voting at the Meeting; Quorum.............................. 10
    Required Vote........................................................... 11
    Voting and Revocation of Proxies........................................ 11
    Proxy Solicitation...................................................... 12
The Parties................................................................. 12
    Venturian Corp. and Napco International Inc............................. 14
    Venturian Holdings, LLC and the Acquiring Shareholders.................. 16
Special Factors............................................................. 16
    Background of the Transaction........................................... 16
    Recommendation of the Special Committee and the Board of Directors;
      Fairness of the Transaction........................................... 21
         Special Committee.................................................. 22
         Board of Directors of Venturian.................................... 25
    Opinion of Financial Advisor to the Special Committee................... 25
    Purpose and Reasons for the Transaction................................. 32
    Interests of Certain Persons in the Transaction; Certain Relationships.. 32
      Directors, Management and Ownership of the Surviving Entity........... 32
      Other Arrangements with Affiliates.................................... 33
    Certain Effects of the Transaction...................................... 33
    Plans for Venturian Holdings after the Transaction...................... 34
    Conduct of the Business of Venturian if the Transaction is not
      Consummated........................................................... 34
    Accounting Treatment.................................................... 34
    Financing of the Transaction............................................ 34
    Certain Federal Income Tax Consequences................................. 35
    Regulatory Approval..................................................... 36
    Fees and Expenses....................................................... 36
    Provisions for Public Shareholders...................................... 36
The Merger Agreement........................................................ 36
    The Merger; Consideration............................................... 37
    The Payment Fund; Payment for Shares of Common Stock.................... 37
    Transfers of Common Stock............................................... 38
    Treatment of Stock Options.............................................. 38
    Conditions.............................................................. 39
    Representations and Warranties; Covenants; No Solicitation.............. 39
    Termination............................................................. 41
    Fees and Expenses....................................................... 41
    Amendment/Waiver........................................................ 42
The Asset Purchase Agreement................................................ 42
    The Sale; Consideration; Interim Management Agreement................... 42
    Representations and Warranties; Covenants; No Solicitation.............. 43
    Voting Agreement........................................................ 45

    Conditions.............................................................. 45
    Termination............................................................. 45
    Fairness................................................................ 46
    JATA LLC and NorcaTec LLC............................................... 46
Dissenters' Rights.......................................................... 46
Market for the Common Stock................................................. 49
    Common Stock Market Price Information; Dividend Information............. 49
    Common Stock Purchase Information....................................... 50
Security Ownership of Certain Beneficial Owners and Management.............. 50
Directors and Management.................................................... 53
    Venturian............................................................... 53
    Venturian Holdings...................................................... 55
Independent Auditors........................................................ 56
Shareholder Proposals....................................................... 56
Where You Can Find More Information......................................... 56
Other Business ............................................................. 57
Available Information ...................................................... 57

Annex A:    Agreement and Plan of Merger, dated April 11, 2001, by and between Venturian Holdings, LLC and Venturian Corp. ............ A-1

Annex B:    Asset Purchase Agreement, dated April 11, 2001, by and among
            JATA LLC, NorcaTec LLC, Venturian Corp. and Napco
            International Inc............................................... B-1

Annex C:    Dougherty & Company LLC Fairness Opinion ....................... C-1

Annex D:    Sections of the Minnesota Business Corporation Act Relating to
            Dissenters' Rights.............................................. D-1

                               SUMMARY TERM SHEET

         This Summary Term Sheet highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. We urge you to read this entire proxy statement, including Annex A (a copy of the merger agreement), Annex B (a copy of the asset purchase agreement), Annex C (a copy of Dougherty's fairness opinion) and Annex D (a copy of the procedures required under Minnesota law to exercise dissenters' rights), carefully.

* Shareholder Vote - You are being asked to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the sale of the assets of Napco International Inc. to JATA LLC and the merger of Venturian with and into Venturian Holdings, LLC. The foregoing actions are collectively referred to as the "Transaction." Several individuals and trusts that are currently Venturian shareholders (including some executive officers, directors and related parties, such as Gary B. Rappaport, the Chairman and Chief Executive Officer and largest shareholder of Venturian) will become members of Venturian Holdings upon the closing of the Transaction. These persons are referred to in this proxy statement as "Acquiring Shareholders." Acquiring Shareholders and J. Stephen Schmidt, a director of Venturian, have the right to cast, in the aggregate, approximately 45% of the votes entitled to be cast at the special meeting and have agreed, pursuant to voting agreements with JATA, to vote for the Transaction. The Acquiring Shareholders have also entered into an agreement with Venturian Holdings pursuant to which they agree to comply with the terms and conditions of their voting agreement with JATA. Shareholders other than the Acquiring Shareholders are referred to as the "Public Shareholders." When we refer to "you", we are referring specifically to Public Shareholders and not necessarily the Acquiring Shareholders. The Transaction is not required to be approved only by a majority of the Public Shareholders. The Transaction must be approved and adopted by the affirmative vote of a majority of the outstanding shares of our common stock, which includes shares held by both the Public Shareholders and the Acquiring Shareholders. See "INFORMATION CONCERNING THE SPECIAL MEETING" beginning on page 9 and "THE PARTIES" beginning on page 12.

* Payment - As part of the Transaction, each share of common stock owned by the Public Shareholders will be converted into the right to receive $5.00 in cash, without interest or other payment thereon. You will not own any Venturian common stock after completion of the Transaction. See "THE MERGER AGREEMENT" beginning on page 36.

* Parties - The parties to the merger agreement are Venturian and Venturian Holdings. Venturian Holdings is a Delaware limited liability company formed specifically for purposes of the Transaction. The only current member, manager and governor of Venturian Holdings is Gary B. Rappaport, Venturian's Chairman, Chief Executive Officer and largest shareholder. Prior to the Transaction, Gary B. Rappaport and Robert Rappaport, a cousin of Gary B. Rappaport, will purchase units of membership interest in Venturian Holdings. As part of the Transaction, the shares of Venturian common stock held by the Acquiring Shareholders will be converted, on a one-to-one basis, into units of membership interest in Venturian Holdings. After the closing of the Transaction, it is contemplated that Melissa E. Rappaport, a current director of Venturian and daughter of Gary B. Rappaport, will be named as the secretary and as a governor of Venturian Holdings. It is also contemplated that Jon Kutler, a former director of Venturian, and Robert Rappaport will also be named as governors of Venturian Holdings. See "THE PARTIES" beginning on page 12.

* Interests of Certain Persons in the Transaction - Venturian Holdings and certain directors of Venturian who are also members of or otherwise affiliated with Venturian Holdings have relationships or interests in the Transaction that are different from your interests as a shareholder or that may present a conflict of interest. The special committee was aware of these interests and considered them in recommending and approving the Transaction. Upon consummation of the Transaction, the Acquiring Shareholders (including Gary
   B. Rappaport, Venturian's Chairman, Chief Executive Officer and largest shareholder) and Robert Rappaport will own 100% of the outstanding membership interests of Venturian Holdings, the surviving entity. See "SPECIAL FACTORS - Interests of Certain Persons in the Transaction; Certain Relationships" beginning on page 32.

* Tax Consequences - Generally, the Transaction will be taxable for U.S. federal income tax purposes. You will generally recognize taxable capital gain or loss in the amount of the difference between $5.00 and your adjusted tax basis in each share of Venturian common stock that you own as of the date of the merger. See "SPECIAL FACTORS - Certain Federal Income Tax Consequences" beginning on page 35.

* Conditions - The Transaction is subject to a number of conditions relating to each of the merger and the Napco sale. The merger is subject to Venturian shareholder approval, the completion of the Napco sale, and other conditions, including obtaining necessary consents and approvals and Venturian entering into written agreements regarding stock options with each employee of Venturian who currently holds options to purchase shares of Venturian common stock, including Gary B. Rappaport. The agreements will provide that the employees will surrender all of their unexercised options (whether or not exercisable or vested), which will be cancelled, and the employees will receive, in exchange, an amount of cash equal to the sum of $250.00, plus the number of shares of common stock subject to options surrendered with a purchase or exercise price less than $5.00 per share, multiplied by the difference between $5.00 and the purchase or exercise price, plus the number of shares of common stock subject to options surrendered with a purchase or exercise price of at least $5.00 per share multiplied by $0.10. Other conditions include: that the holders of not more than 10% of the outstanding Venturian common stock have delivered notice of an intent to exercise dissenters' rights; that neither the special committee nor the board of directors shall have withdrawn its recommendation of the Transaction; and that the financial advisor shall not have withdrawn its fairness opinion. See "THE MERGER AGREEMENT - Conditions" beginning on page 39.

* No Solicitation - In the merger agreement and in the asset purchase agreement, Venturian and Napco agree that they will not, without the prior written consent of Venturian Holdings or JATA, as applicable, solicit or take any action reasonably designed to facilitate any inquiries or a proposal that would have the effect of a tender, exchange offer, merger, consolidation or any other business combination involving Venturian or Napco or result in another party acquiring all or a material portion of Venturian's or Napco's assets. In certain situations and in accordance with specified procedures, Venturian and Napco may engage in such discussions. See "THE MERGER AGREEMENT
   - Representations and Warranties; Covenants; No Solicitation" beginning on page 39 and "THE ASSET PURCHASE AGREEMENT - Representations and Warranties; Covenants; No Solicitation" beginning on page 43.

* After the Transaction - After the Transaction, the Acquiring Shareholders and Robert Rappaport (a cousin of Gary B. Rappaport) will own all of the membership interests in Venturian Holdings, the surviving entity in the merger, and JATA, a New York limited liability company, will own the Napco assets and operate the Napco business. See "SPECIAL FACTORS - Certain Effects of the Transaction" beginning on page 33.

* Dissenters' Rights - Public Shareholders who oppose the Transaction may dissent and seek the fair value of their shares, but only if they comply with all of the procedures required by Minnesota law, which are explained in this proxy statement. Generally, in order to exercise dissenters' rights, among other things, you must NOT vote in favor of the Transaction and you must file with Venturian, BEFORE the vote on the Transaction, a written notice of intent to demand the "fair value" of the Venturian common shares you own. See "DISSENTERS' RIGHTS" beginning on page 46 and Annex D to this proxy statement.

* Interim Management Agreement - In connection with the asset purchase agreement, Venturian, Napco, JATA and NorcaTec also entered into an interim management agreement. Pursuant to the interim management agreement, JATA assumed all management responsibilities and control of all assets and liabilities of Napco that it will purchase pursuant to the asset purchase agreement. During the period between April 11, 2001 and the closing of the Transaction, JATA is responsible for the day to day operations of Napco. The interim management agreement terminates automatically at the closing of the Transaction or, in the event that the asset purchase agreement is terminated, upon the written notice of any party. See "ASSET PURCHASE AGREEMENT - The Sale; Consideration; Interim Management Agreement" on page 42.

* Voting Agreements - The Acquiring Shareholders and J. Stephen Schmidt entered into voting agreements with JATA that cover a total of approximately 45% of the outstanding shares of Venturian common stock. In their respective voting agreements, the Acquiring Shareholders and J. Stephen Schmidt each: (1) agreed to vote their Venturian shares in favor of the Transaction and/or against any superior proposal; (2) agreed not to sell, assign or transfer any of their Venturian common stock unless the purchaser, assignee or transferee agrees to enter into and be subject to a similar voting agreement; and (3) appointed the secretary (or the secretary's designee) of JATA to vote their Venturian shares in favor of the Transaction and/or against any superior proposal. See "ASSET PURCHASE AGREEMENT - Voting Agreement" on page 45.

* Fairness Opinion - The special committee retained Dougherty to act as its financial advisor. At meetings of the special committee held on April 6, April 8 and April 11, 2001, Dougherty rendered its oral opinion, and on April 10, 2001 rendered its written opinion to the special committee that, as of such date and based on and subject to the assumptions, factors and limitations stated in the written opinion, the $5.00 per share cash consideration to be received by the Public Shareholders in connection with the Transaction is fair to them from a financial point of view. The opinion is included as Annex C at the end of this proxy statement. Please read this opinion carefully. See "SPECIAL FACTORS - Opinion of Financial Advisor to the Special Committee" beginning on page 25.


                   QUESTIONS AND ANSWERS ABOUT THE TRANSACTION


Q: WHAT IS THE PROPOSED TRANSACTION?

A: Venturian Holdings will acquire Venturian in the merger of Venturian with and into Venturian Holdings. As part of the Transaction and as a condition to the merger, Venturian must sell the assets of its subsidiary, Napco International Inc. There is currently an agreement to sell the Napco assets to JATA, an unrelated third party, for cash in the amount of $2,600,000 if the stock of International Precision Machining, Inc., a Napco subsidiary, is included, or for $2,000,000 in cash if the International Precision Machining stock is not included. The purchase price, regardless of whether it is $2,000,000 or $2,600,000, received by Venturian for the Napco assets will be distributed to the Public Shareholders as part of the $5.00 per share, without interest, consideration. After the Transaction, Venturian Holdings will continue as the surviving entity and will be privately held and JATA will own the Napco assets and operate the Napco business. Neither Venturian Holdings nor its members will have any interest in JATA.


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


Q: WHO IS VENTURIAN HOLDINGS?

A: Venturian Holdings is a Delaware limited liability company that was formed in connection with the proposed merger by Gary B. Rappaport, the Chairman of the Board and Chief Executive Officer of Venturian. Mr. Rappaport is also one of the Acquiring Shareholders and will own approximately 39% of Venturian Holdings after the Transaction. Other members of the Rappaport family will own 39% of such interests after the Transaction. Prior to the Transaction, Robert Rappaport, a cousin of Gary B. Rappaport, will purchase units of membership interest in Venturian Holdings. As part of the Transaction, the shares of Venturian common stock held by the Acquiring Shareholders will be converted, on a one-to-one basis, into units of membership interest in Venturian Holdings. After the Transaction, it is contemplated that Melissa E. Rappaport, a current director of Venturian and daughter of Gary B. Rappaport will be named as the secretary and as a governor of Venturian Holdings. It is also contemplated that Jon Kutler, former director of Venturian, and Robert Rappaport will also be named as governors of Venturian Holdings.

Q: WHAT WILL I RECEIVE IN THE TRANSACTION?

A: Public Shareholders (other than those shareholders who properly exercise their dissenters' rights) will be entitled to receive $5.00 in cash, without interest, for each share of Venturian common stock that they own. Each employee who holds stock options to purchase shares of Venturian common stock (except for Gary B. Rappaport whose options will be cancelled without payment to him) will be entitled to receive an amount in cash (less any applicable withholding or other taxes) equal to the sum of:

   *  two-hundred and fifty dollars ($250.00); plus

   * an amount equal to the number of shares of Venturian common stock subject to options with a purchase or exercise price less than $5.00 per share, multiplied by the difference between $5.00 and the purchase or exercise price for each such option as set forth in the applicable option agreement; plus

   * an amount equal to the number of shares of Venturian common stock subject to options with a purchase or exercise price of at least $5.00 per share multiplied by $0.10.

Q: WHY IS THE VENTURIAN BOARD OF DIRECTORS RECOMMENDING THAT I VOTE FOR THE
   TRANSACTION?

A: The board of directors of Venturian believes that the Transaction is the best available opportunity to enhance shareholder value at this time. In the opinion of the board of directors, based upon the unanimous recommendation of the special committee, the Transaction (including the terms of the merger agreement and the asset purchase agreement relating to the Napco sale) is fair to and in the best interests of the Public Shareholders, and the board of directors has accordingly unanimously approved and adopted the Transaction. To review the background and reasons for the Transaction in greater detail, see "SPECIAL FACTORS - Background of the Transaction" on pages 16 to 21.

Q: SINCE CERTAIN MEMBERS OF THE BOARD OF DIRECTORS ARE ALSO MEMBERS OF VENTURIAN
   HOLDINGS, WHAT CONFLICTS OF INTEREST DOES THE BOARD OF DIRECTORS HAVE IN RECOMMENDING APPROVAL OF THE TRANSACTION?

A: Five of the seven members of the board of directors are not "disinterested" or have a conflict of interest because they are either affiliated with Venturian Holdings or are employed by or serve as an officer of Venturian. To avoid this conflict of interest, the board of directors' recommendation is based on the unanimous recommendation of the special committee, which consists of Michael Sill, who is a former director of Venturian, and Anthony Cleberg, who is a current director of Venturian.

   Mr. Sill and Mr. Cleberg have no relationship to Venturian Holdings and are not (and have never been) officers or employees of Venturian and, as such, are "disinterested" and did not have a conflict of interest in making the recommendation. Neither Mr. Sill nor Mr. Cleberg have any interest in the proposed Transaction, other than that Mr. Cleberg is a Public Shareholder holding 5,728 shares of Venturian common stock, representing less than 1% of the outstanding shares of Venturian common stock.

Q: HOW DID THE BOARD OF DIRECTORS DETERMINE THAT THE PRICE PER SHARE I WILL
   RECEIVE IN THE PROPOSED TRANSACTION IS FAIR TO ME?

A: The board of directors formed the special committee to (i) consider the proposed Transaction; (ii) approve or disapprove the same and make a corresponding recommendation to the board of directors; and (iii) take such other action with respect to the Transaction that it deemed appropriate.

   The special committee independently selected and retained its own legal and financial advisors to assist it in the evaluation of the Transaction. The special committee received an opinion, dated April 10, 2001, from Dougherty & Company, LLC, its financial advisor, which the special committee relied on and, upon consideration of other factors, determined that the $5.00 per share of common stock that Public Shareholders will receive in the proposed Transaction is fair to them from a financial point of view. To review the factors considered by the special committee and the board of directors in approving and adopting the Transaction, see "SPECIAL FACTORS - Recommendation of the Special Committee and the Board of Directors; Fairness of the Transaction" on pages 21 to 22. See also Annex C - Opinion of Dougherty.

Q: WHAT ARE THE DISADVANTAGES TO ME OF APPROVING THIS TRANSACTION?

A: Following the closing of the Transaction, you will no longer be a shareholder of Venturian and therefore will not benefit from the earnings or growth, if any, of Venturian Holdings, which will be the surviving entity and will continue as a privately held entity, or of JATA, which will own the Napco assets and operate the Napco business. Further, your receipt of cash in the Transaction will be a taxable transaction for U.S. Federal income tax purposes. See "SPECIAL FACTORS - Certain Federal Income Tax Consequences" on pages 35 to 36.

Q: WHAT VOTE IS REQUIRED TO APPROVE AND ADOPT THE TRANSACTION?

A: The holders of a majority of all outstanding shares of Venturian common stock must vote to approve and adopt the Transaction. As of the record date, the Acquiring Shareholders and J. Stephen Schmidt, a director of Venturian, owned, in the aggregate, approximately 45% of the outstanding common stock, all of which they have agreed, pursuant to voting agreements with JATA, to vote in favor of the Transaction. The Acquiring Shareholders have also entered into an agreement with Venturian Holdings pursuant to which they agree to comply with the terms and conditions of their voting agreement with JATA.

Q: WHAT DO I NEED TO DO NOW IF I AM IN FAVOR OF THE TRANSACTION?

A: Please mark your vote "FOR" the Transaction on the proxy card. You should then sign, date and mail your proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. Alternatively, you can attend the special meeting and vote in person.

Q: WHAT RIGHTS DO I HAVE IF I OPPOSE THE TRANSACTION?

A: Shareholders who oppose the Transaction may dissent and seek the fair value of their shares, but only if they comply with all of the procedures required under Minnesota law and explained on pages 46 to 49 and in Annex D to this proxy statement. You should carefully read the procedures outlined in Annex
   D. Generally, in order to exercise dissenters' rights, among other things:

   *  you must NOT vote in favor of the Transaction; and

   * BEFORE the vote on the Transaction, you must file with Venturian, c/o Morris Sherman, Leonard, Street and Deinard, 150 South Fifth Street, Suite 2300, Minneapolis, Minnesota 55402, a written notice of intent to demand the "fair value" of the Venturian common shares you own.

      Alternatively, you can vote against the Transaction by marking "AGAINST" on the proxy card. This action alone does not provide you with dissenters' rights. You must also follow the procedures described above and in Annex D.

Q: WHO CAN VOTE ON THE TRANSACTION?

A: All shareholders of record of Venturian common stock as of the close of business on [RECORD DATE], 2001 will be entitled to notice of, and to vote at, the special meeting to approve and adopt the Transaction.

Q: SHOULD I SEND MY STOCK CERTIFICATES NOW?

A: No. After the Transaction is completed, we will send to you a transmittal form and written instructions for exchanging your stock certificates for the merger consideration.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

A: Your broker will ONLY be able to vote your shares if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. Just send in a written revocation or another signed proxy card with a later date to Venturian's proxy tabulating agent, [NAME] [ADDRESS], so that it is received BEFORE the vote at the special meeting.

Q: WHEN DO YOU EXPECT THE TRANSACTION TO BE COMPLETED?

A: We are working toward completing the Transaction as quickly as possible. If the Transaction is approved by the shareholders and the other conditions are satisfied, we expect to complete the Transaction shortly after the special meeting.

Q: WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION TO ME?

A: You will recognize taxable gain or loss in an amount equal to the difference between the cash consideration you receive in the Transaction and your tax basis in Venturian common stock surrendered in the Transaction. To review the federal income tax consequences to shareholders in greater detail, see "SPECIAL FACTORS - Certain Federal Income Tax Consequences" on pages 35 to
   36. This may also be a taxable transaction under applicable state, local, foreign and other tax laws. We urge you to consult your own financial and tax advisor to better understand how this will affect your specific tax situation.

Q: WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING?

A: There will not be any other matters voted upon at the special meeting.
   Minnesota law limits the business transacted at a special meeting to the purposes stated in the notice of the meeting.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have more questions about the Transaction or would like additional copies of this proxy statement, you should contact Gary Rappaport, Chairman and Chief Executive Officer of Venturian, at (952) 931-2500.

                         CAUTIONARY STATEMENT REGARDING
                          FORWARD - LOOKING STATEMENTS

         This proxy statement contains or incorporates by reference forward-looking statements and information relating to Venturian that are based on the opinions of Venturian's management as well as assumptions made by and information currently available to Venturian. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts, including statements regarding the completion of the proposed Transaction. When used in this document, the words "anticipate," "believe," "estimate," "expect," "plan," "intend," "project," "predict," "may," and "should" and similar expressions, are intended to identify forward-looking statements. Such statements reflect the current view of Venturian with respect to future events, including the completion of the proposed Transaction, and are subject to numerous risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements of Venturian to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others:

            * competitive dynamics in the military parts industry that Napco serves;

            * economic conditions, including changes in inflation rates or interest rates;

            *  customer demand;

            * changes in the United States government's policies regarding export sales could affect Napco's sales to foreign nations;

            * changes in the monetary, military or economic conditions in certain countries that could affect Napco's sales in such countries; and

            * changes in the licensing requirements of the United States Commerce Department or State Department that could affect all of Napco's shipments to foreign countries.

         Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results can vary materially from those described herein as anticipated, believed, estimated, expected, planned or intended. Further, before or after the closing date of the Transaction, there may be unforeseen factors that cause material improvements in the business or prospects of Napco or Venturian beyond historical levels or the levels expected by the board of directors or the financial advisor. Even in the event of such improvements, Public Shareholders will not receive additional consideration beyond the cash payment of $5.00 per share provided in the merger agreement. Venturian assumes no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in the factors affecting such forward-looking statements.

                SELECTED CONSOLIDATED FINANCIAL DATA OF VENTURIAN

         We are providing the following selected historical consolidated financial information for Venturian to aid you in your analysis of the financial aspects of the Transaction. No separate financial information is provided for Venturian Holdings because the merger agreement is not contingent upon financing and Venturian Holdings is a special purpose entity formed in connection with the proposed merger and has no operations. No pro forma data giving effect to the Transaction is provided because Venturian does not believe such information is material to shareholders in evaluating the proposed Transaction because the proposed consideration is all cash and, if the Transaction is completed, the common stock of Venturian would cease to be publicly traded.

          The financial information for Venturian as of and for each of the five years in the period ended December 31, 2000, has been derived from audited consolidated financial statements of Venturian. The financial information for Venturian as of and for the three month periods ended March 31, 2001 and 2000, has been derived from unaudited consolidated financial statements of Venturian. The following financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of Venturian and the notes thereto included in Venturian's Annual Report to Shareholders (which are included as exhibits to the Form 10-K) for the year ended December 31, 2000 and Venturian's Quarterly Report on Form 10-Q for the three month period ended March 31, 2000. See "Where You Can Find More Information."

EARNINGS STATEMENT DATA:
                                             Three months ended
                                                 March 31,                             Year ended December 31,
                                          ----------------------   -------------------------------------------------------------
                                             2001         2000        2000         1999         1998         1997         1996
                                          ---------    ---------   ---------    ---------    ---------    ---------    ---------
                                                (unaudited)
Net sales                                 $   5,609    $   7,092   $  30,056    $  22,657    $  42,034    $  27,873    $  28,701

Operating profit (loss)                        (395)           5         783       (1,697)       2,753       (1,979)          81

Other income (expense)                         (131)          26        (357)         618          181          298            3

Earnings (loss) before income taxes            (526)          31         426       (1,079)       2,934       (1,681)          84

Equity in losses of
  unconsolidated subsidiary                      --           --          --           --       (1,040)        (644)          --
                                          ---------    ---------   ---------    ---------    ---------    ---------    ---------

NET EARNINGS (LOSS)                            (526)          31   $    (350)   $  (1,079)   $   1,831    $  (2,325)   $      84
                                          =========    =========   =========    =========    =========    =========    =========

Net earnings (loss) per share - Basic     $    (.41)   $     .02   $     .27    $    (.81)   $    1.43    $   (1.87)   $     .06
                                          =========    =========   =========    =========    =========    =========    =========

Net earnings (loss) per share - Diluted        (.41)         .02   $     .26    $    (.81)   $    1.35    $   (1.87)   $     .06
                                          =========    =========   =========    =========    =========    =========    =========

Weighted average shares outstanding
Basic                                     1,297,539    1,331,854   1,317,637    1,337,095    1,283,822    1,240,576    1,235,375

Diluted                                   1,297,539    1,364,991   1,335,657    1,337,095    1,360,864    1,240,576    1,235,375

                                                          Three months ended
BALANCE SHEET DATA                                             March 31,                     Year ended December 31,
(as of the end of the period):                           -------------------   ----------------------------------------------------
                                                           2001       2000       2000       1999       1998       1997       1996
                                                         --------   --------   --------   --------   --------   --------   --------
                                                             (unaudited)
Total Assets .........................................   $ 21,900   $ 21,874   $ 22,892   $ 22,846   $ 22,480   $ 23,888   $ 18,053
                                                         ========   ========   ========   ========   ========   ========   ========

Total current liabilities ............................      5,532      5,446      6,070      6,179      4,179      8,294      4,222

Long-term debt, less current maturities ..............      4,647      4,098      4,690      4,179      4,424      3,954      1,059

Deferred compensation and postretirement benefits ....      1,704      1,897      1,755      1,961      2,180      2,279      2,383

Shareholders' equity .................................   $ 10,017   $ 10,433   $ 10,377   $ 10,527   $ 11,697   $  9,361   $ 10,389
                                                         ========   ========   ========   ========   ========   ========   ========

         The ratio of Venturian's combined earnings to fixed charges for each of the years ended December 31, 2000, 1999, 1998, 1997, and 1996, was 1.58, (.72),
4.58, (2.08) and 1.23, respectively, and at each of March 31, 2001 and 2000 was (1.46) and 1.19, respectively. For fiscal years 1999 and 1997, the deficiency of earnings to combined fixed charges was $1,079 and $1,681, respectively. At March 31, 2001, the deficiency of earnings to combined fixed charges was $526. At March 31, 2001, Venturian's book value per share of common stock was $7.72.

                   INFORMATION CONCERNING THE SPECIAL MEETING

TIME, PLACE AND DATE

         This proxy statement is furnished in connection with the solicitation by the board of directors of Venturian of proxies from the holders of shares of Venturian common stock, par value $1.00 per share, for use at a special meeting of shareholders to be held at [TIME] a.m., Central Daylight Time, on [DAY] [DATE] 2001, at the offices of Leonard, Street and Deinard, 150 South Fifth Street, Suite 2300, Minneapolis, Minnesota 55402, or at any adjournment(s) or postponement(s) thereof, pursuant to the enclosed notice of special meeting of shareholders.

PURPOSE OF THE SPECIAL MEETING

         At the special meeting, the Venturian shareholders will be asked to consider and vote upon the approval and adoption of the Agreement and Plan of Merger, dated as of April 11, 2001, by and between Venturian and Venturian Holdings, as heretofore and hereafter amended, and the transactions contemplated thereby, including the sale of the Napco assets. The foregoing actions are collectively referred to as the "Transaction." A copy of the merger agreement is attached to this proxy statement as Annex A and a copy of the asset purchase agreement relating to the Napco sale is attached as Annex B. The merger agreement provides for the merger of Venturian with and into Venturian Holdings, whereby Venturian Holdings will continue as the surviving entity. Pursuant to the merger agreement, each outstanding share of common stock held by the Public Shareholders will be converted into the right to receive $5.00 per share in cash, without interest, provided that shareholders who properly exercise their rights under Minnesota law to dissent from the Transaction will be entitled to seek the fair value of their shares. Each outstanding share of common stock held by the Acquiring Shareholders will be converted into the right to receive one membership interest in Venturian Holdings, the surviving entity. The holders of a majority of all outstanding shares of Venturian common stock must vote to approve and adopt the Transaction. Each share of common stock is entitled to cast one vote.

RECOMMENDATION OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS

         The special committee, consisting of Michael Sill and Anthony Cleberg, was appointed by the board of directors to, among other things, review and evaluate the terms of the merger and to make a recommendation to the board of directors regarding the fairness of the Transaction to the Public Shareholders. Neither Mr. Sill nor Mr. Cleberg (1) is currently affiliated with Venturian Holdings or will be upon the closing of the Transaction; (2) is an officer or employee of Venturian (and has never been); or (3) has any interest in the Transaction other than that Mr. Cleberg is a Public Shareholder of 5,728 shares, representing less than 1% of the outstanding shares of Venturian common stock. The special committee concluded that the terms and provisions of the Transaction are fair to and in the best interests of the Public Shareholders, and unanimously recommended that the board of directors approve and adopt and declare advisable the Transaction.

         At a meeting held on April 11, 2001, acting on the unanimous recommendation of the special committee, the board of directors unanimously approved and adopted the Transaction, concluded that the terms and provisions of the Transaction are fair to and in the best interests of the Public Shareholders, and approved a recommendation that the Venturian shareholders approve and adopt the Transaction. The special committee and the board of directors, in reaching their respective decisions, considered a number of factors, including the opinion of Dougherty, the financial advisor to the special committee, that, as of the date of such opinion and based upon and subject to various considerations, assumptions and limitations stated therein, the $5.00 per share cash consideration to be received by the Public Shareholders in the Transaction was fair to the Public Shareholders from a financial point of view. A copy of Dougherty's opinion is attached as Annex C to this proxy statement. See "SPECIAL FACTORS - Recommendation of the Special Committee and the Board of Directors; Fairness of the Transaction" and "SPECIAL FACTORS - Opinion of Financial Advisor to the Special Committee."

BASED ON THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE TO APPROVE THE TRANSACTION.

RECORD DATE; VOTING AT THE MEETING; QUORUM

         The board of directors has fixed the close of business on [RECORD DATE], 2001 as the record date for the special meeting. Only shareholders of record as of the close of business on [RECORD DATE], 2001 will be entitled to notice of and to vote at the special meeting.

         As of the close of business on May 3, 2001, Venturian had outstanding 1,297,539 shares of common stock, held of record by approximately 387 registered holders. Holders of the common stock are entitled to one vote per share. The presence in person or by proxy of the holders of a majority of the shares of outstanding common stock entitled to vote at the special meeting constitutes a quorum.

REQUIRED VOTE

         The Venturian articles of incorporation require that the affirmative vote of 90% of the holders of the voting power of the outstanding shares of common stock be received in cases of a merger with a control person. The Transaction involves a merger with a control person and unless an exception applies, would require the 90% approval in order for the merger to be approved. The supermajority requirement, however, does not apply in cases where all of the directors approve the merger. In this case, all of the directors have approved the Transaction and, thus, the requirements regarding voting revert to the requirements of Minnesota law. Under Minnesota law, the Transaction, because it involves a merger, must be approved by the affirmative vote of the holders of a majority of the shares of outstanding common stock. The Transaction is not required to be approved and adopted by the affirmative vote of a majority of the shares of the outstanding stock held by the Public Shareholders only. As of the record date, the Acquiring Shareholders and J. Stephen Schmidt, a director of Venturian, own 588,785 shares of common stock in the aggregate, representing approximately
45% of the outstanding shares of common stock as of the record date, all of which they have agreed, pursuant to voting agreements with JATA, to vote in favor of the Transaction. The Acquiring Shareholders have also entered into an agreement with Venturian Holdings pursuant to which they agree to comply with the terms and conditions of their voting agreement with JATA. This proxy statement is being sent to you to comply with the Securities Exchange Act of 1934, as amended, and the Minnesota Business Corporation Act. The directors and executive officers of Venturian have informed Venturian that they intend to vote their 345,357 shares (including those held indirectly by Gary B. Rappaport but not those in the Venturian Profit Sharing/401(k) Plan), in the aggregate, or approximately 26.6% of the outstanding shares of common stock as of the record date in the following manner: all 345,357 shares will be voted in favor of the Transaction. The directors and executive officers gave the following reasons, among others, for their votes: (a) Venturian has too small a capitalization and too variable a history to support a high price in the stock market; (b) reliance on the decision of the board of directors and the special committee; and (c) consolidation in the military parts industry which Napco serves is an appropriate response in a declining market.

         Because Minnesota law requires that the Transaction, which includes a merger, be approved by the affirmative vote of the holders of a majority of the shares of outstanding common stock, failure to return an executed proxy card or to vote in person at the special meeting or abstaining from the vote will constitute, in effect, a vote against approval of the Transaction for purposes of Minnesota law. Similarly, broker non-votes and abstentions will have the same effect as a vote against approval of the Transaction.

VOTING AND REVOCATION OF PROXIES

         The enclosed proxy card is solicited on behalf of the board of directors. The giving of a proxy does not preclude the right to revoke the proxy and then vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to its exercise, by filing with Venturian's tabulating agent [NAME] [ADDRESS], either a written revocation or a duly executed proxy bearing a later date prior to the shareholder vote. Attendance at the special meeting will not, by itself, constitute revocation of a proxy.

         All shares of common stock represented at the special meeting by properly executed proxies received prior to or at the special meeting, unless previously revoked, will be voted at the special meeting in accordance with the instructions on the proxies. Any signed proxies without voting instructions will be voted "FOR" the approval and adoption of the Transaction. As explained below in the section entitled "Dissenters' Rights," a vote in favor of the Transaction means that the shareholder owning those shares will not have the right to dissent and seek the fair value, under the dissenters' rights statutes, of such shareholder's shares. Under Minnesota law, the business transacted at a special meeting is limited to the purposes stated in the notice of the meeting and, therefore, no other matters will be voted upon at the special meeting. The persons named in the enclosed proxy card will not use their discretionary authority to use proxies voting against the Transaction to vote in favor of adjournment or postponement of the special meeting to solicit additional proxies. The Transaction is also subject to a number of additional conditions. See "The Merger Agreement - Conditions" and "THE PURCHASE AGREEMENT - Conditions."

PROXY SOLICITATION

         The cost of preparing, assembling and mailing this proxy statement, the notice of special meeting of shareholders and the enclosed proxy card will be borne by Venturian. Venturian is requesting that banks and other custodians, nominees and fiduciaries forward copies of the proxy material to their principals and request authority for the execution of proxies. Venturian will reimburse such persons for their expenses in so doing. In addition to the solicitation of proxies by mail, the directors, officers and employees of Venturian may, without receiving any additional compensation, solicit proxies by telephone, facsimile, telegram or in person.

         No person is authorized to give any information or make any representation not contained in this proxy statement, and if given or made, such information or representation should not be relied upon as having been authorized.

SHAREHOLDERS SHOULD NOT SEND ANY CERTIFICATES REPRESENTING SHARES OF VENTURIAN COMMON STOCK WITH THEIR PROXY CARD. IF THE TRANSACTION IS CONSUMMATED, THE PROCEDURE FOR THE DELIVERY AND CANCELLATION OF THE STOCK CERTIFICATES WILL BE AS DESCRIBED IN THIS PROXY STATEMENT. See "THE MERGER AGREEMENT- The Payment Fund; Payment for Shares of Common Stock" and "THE MERGER AGREEMENT - Transfers of Common Stock."

                                   THE PARTIES

VENTURIAN CORP. AND NAPCO INTERNATIONAL INC.

         The principal office and business address of both Venturian and Napco is 11111 Excelsior Boulevard, Hopkins, Minnesota 55343. The telephone number of Venturian is (952) 931-2500 and the telephone number of Napco is (952) 931-2400.

         Venturian, a Minnesota corporation, was incorporated in September 1983 as a wholly owned subsidiary of Napco Industries, Inc. Effective as of the close of business on April 30, 1984, Napco Industries, Inc. transferred to Venturian all of the assets associated with its international marketing and the U.S. government business, which had been conducted by Napco Industries, Inc. for more than thirty years. As of May 1, 1984, Venturian commenced the active operation of that business under the name "Napco International Inc."

         In June 1987, Venturian changed its name to "Venturian Corp.", and formed a subsidiary, Napco International Inc., through which Venturian now conducts its international marketing and U.S. government business. Venturian only transferred operating assets to Napco but retained real estate, non-operating assets and related liabilities. In 1992, Napco International Inc. formed its 80% owned subsidiary, International Precision Machining, Inc., which later formed International Precision LLC in 1997 to hold the real estate from which it conducts its operations.

         In January 1993, Venturian commenced operations of a newly formed subsidiary, Venturian Software, Inc. In October 1997, Venturian entered into a joint venture agreement with Atio Corporation (PTY) Ltd. of South Africa and Atio International Corporation, Inc. whereby Atio International Corporation acquired a 50 percent interest in Venturian Software through funding provided by Atio Corporation (PTY). Venturian Software changed its name to Atio Corporation USA, Inc. upon completion of the transaction. Due to additional financing provided by Atio International and the conversion of debt to stock, Venturian's investment in Atio USA was reduced to 27 percent during 1999. In April 2000, Atio USA merged with and into CE Software Holdings, Inc. CE Software, Inc., an operating subsidiary of CE Software Holdings, was spun off and the remaining public company changed its name to "Lightning Rod Software, Inc." Venturian owns approximately 12 percent of the outstanding shares of Lightning Rod Software as of December 31, 2000.

         The operations of the parent corporation, Venturian, consist primarily of real estate investment and management activities. During 1997, Venturian formed and transferred the rental real estate to its wholly owned subsidiary, Hopkins Tech Center LLC.

         Napco is a distribution, manufacturing and service business that sells a broad line of defense-related products to commercial customers, the U.S. government and to foreign governments.

         Napco's Ordnance Division markets replacement parts for most U.S.-made military wheeled and tracked vehicles. Its product line covers a wide variety of items ranging from power train components to tank track. Ordnance Division sales comprised 78.6 percent, 65.5 percent and 63.4 percent of Napco's total sales for the years ended December 31, 2000, 1999 and 1998, respectively.

         Napco's Defense Electronics Division designs, manufactures and markets a broad range of tactical military electronics equipment, including VHF FM tactical manpack radios, secure handsets, the Tagger2(TM) (a fully integrated, lightweight target location system), the D2VIS digital data vehicle intercom system and active noise reduction intercom systems. The Defense Electronics Division also supplies spare parts for many U.S. manufactured systems at either the component or assembly level and the division designs and supplies transportable shelters for a variety of applications, such as for air traffic control, ground-to-air communications, command air control, electronic warfare or for mobile repair facilities. The Defense Electronics Division's sales comprised 10.1 percent, 22.3 percent and 9.4 percent of Napco's total sales for the years ended December 31, 2000, 1999 and 1998, respectively.

         Napco's Tank Automotive Division designs and markets proprietary modernization kits to improve the reliability, maintainability and performance of, and to increase the capabilities of, a wide variety of U.S. military wheeled and tracked vehicles. The division provides technical assistance for the installation and maintenance of these repowering systems as well as continuing parts support. The Tank Automotive Division also supplies new trucks, vans and other wheeled and tracked vehicles for military, medical, industrial and construction applications. Tank Automotive Division sales were 1.6 percent, 1.5 percent and 19.4 percent of Napco's total sales for the years ended December 31, 2000, 1999 and 1998, respectively.

         Napco's Special Products Division markets a range of light weapons systems, spare parts and accessories. Sales for the Special Products Division comprised 1.3 percent, .7 percent and 2.0 percent of Napco's total sales for the years ended December 31, 2000, 1999 and 1998, respectively.

         Typically, Napco's sales are made in United States dollars. However, from time to time Napco may enter into contracts denominated in a foreign currency. Napco has sales offices or representatives located in over 60 countries throughout the world. Napco's operations are conducted through its various product divisions and through its subsidiary, International Precision Machining, Inc.

         International Precision Machining, Inc., founded in 1992, is a majority-owned subsidiary of Napco. IPM is a machining job shop that provides precision turning and milling services to customer specifications. Sales at IPM, excluding sales to Napco, comprised 8.4 percent, 10.0 percent and 5.8 percent of Napco's total sales for the years ended December 31, 2000, 1999 and 1998, respectively.

         Napco's products are either supplied from inventory, manufactured or purchased from vendors to meet specific customer orders. Napco does not routinely allow cancellation of customer orders. However, at times Napco may accommodate cancellation requests from customers in order to preserve goodwill. Increases in inventory attributable to cancelled orders and returns from customers have not been material.

         Napco markets a broad variety of products and generally has alternate sources of supply for the items it sells. In those instances where Napco has only a single source of supply, the suppliers generally are large, financially stable companies. Napco has not experienced, and management has no reason to believe that Napco will experience, any interruption in supply.

         Substantially all of Napco's foreign shipments are licensed by either the United States Commerce or State Departments.

         Napco's sales by geographic region for the last three years were as follows (in thousands):

                                             2000        1999        1998
                                             ----        ----        ----

         United States and Canada         $12,498      $5,400     $20,142
         Europe                             5,176       6,314       5,985
         Far East                           1,407       1,953      10,885
         Mediterranean and Middle East      9,825       7,268       3,931
         Latin America                        802       1,302       1,060
         Africa                               348         420          31
                                          -------     -------     -------
                                          $30,056     $22,657     $42,034
                                          =======     =======     =======

         During 2000 and 1999, sales to customers in one foreign country accounted for 24 and 16 percent of Napco's sales, respectively. During 1998, sales to customers in one other foreign country accounted for 22 percent of Napco's sales. In general, the company considers Napco's sales to customers in specific countries to be more relevant than sales to individual foreign customers because the primary risks with respect to its export sales relate to political decisions by the U.S. government, which could prevent future sales to foreign nations, or monetary, military or economic conditions in certain countries that may affect sales in such countries.

         Napco's sales in the United States were $12,172,000, $5,175,000 and $19,921,000 in 2000, 1999 and 1998, respectively, and consisted primarily of sales to various U.S. government agencies and to a large number of commercial customers. During 2000, 1999 and 1998, sales to U.S. government agencies accounted for 26, 4, and 37 percent of Napco sales, respectively. Historically, there has not been reliance on any one customer.

         For additional information concerning Venturian and Napco, see "Where You Can Find More Information" and "Available Information."

VENTURIAN HOLDINGS, LLC AND THE ACQUIRING SHAREHOLDERS

         Venturian Holdings, a Delaware limited liability company, was organized by Gary B. Rappaport on March 14, 2001 in connection with the proposed Transaction. Gary B. Rappaport is currently the sole member and Chief Executive Manager of Venturian Holdings. Mr. Rappaport will own approximately 39% of the member interests in Venturian Holdings after the Transaction, and other members of the Rappaport family will own approximately 39% of such interests after the Transaction. Prior the Transaction, Robert Rappaport (a cousin of Gary B. Rappaport) will purchase units of membership interest in Venturian Holdings. Venturian Holdings has not engaged in any business activities other than those in connection with the Transaction. The principal office and business address of Venturian

Holdings is 11111 Excelsior Boulevard, Hopkins, Minnesota 55343. Its telephone number is (952) 931-2500.

         As part of the Transaction, the shares of Venturian common stock held by the Acquiring Shareholders will be converted into units of membership interest in Venturian Holdings on a one-to-one basis. As of the effective time of the merger, the Certificate of Formation and Limited Liability Company Agreement of Venturian Holdings will become the organizational documents of the surviving entity. It is anticipated that as of the effective time of the merger, Melissa E. Rappaport will be elected as Secretary of Venturian Holdings, and Ms. Rappaport, Jon Kutler and Robert Rappaport will be elected as governors of Venturian Holdings.

         As used in this proxy statement, "Acquiring Shareholders" collectively refers to:

----------------------------------- ----------------------------------------- -------------- -------------
                                                                                 Number of     Percent of
                                                                                  Shares      Outstanding
                                                                                  Owned        Venturian
         Name of Shareholder                   Other Relationship                Directly       Shares
         -------------------                   ------------------                --------       ------

----------------------------------- ----------------------------------------- -------------- -------------
Gary B. Rappaport                   Chairman and Chief Executive Officer of         94,715*          7.3%
                                    Venturian; Sole member, Chief Executive
                                    Manager and Chief Financial Manager of
                                    Venturian Holdings; see below for
                                    additional relationships
----------------------------------- ----------------------------------------- -------------- -------------
Gary Trust under the will of        For the benefit of Gary B. Rappaport as          53,001          4.1%
Max E. Rappaport                    to corpus and capital gains and
                                    Beatrice Fligelman (mother of Gary B.
                                    Rappaport and Linda Nathanson) as to
                                    current income.
----------------------------------- ----------------------------------------- -------------- -------------
Linda Trust under the will of       For the benefit of Linda Nathanson               36,854          2.8%
Max E. Rappaport                    (sister of Gary B. Rappaport) as to
                                    corpus and capital gains and Beatrice
                                    Fligelman (mother of Gary B. Rappaort
                                    and Linda Nathanson) as to current
                                    income.
----------------------------------- ----------------------------------------- -------------- -------------
Marital Trust under the will of     For the benefit of Beatrice Fligelman            46,303          3.6%
Max E. Rappaport                    (mother of Gary B. Rappaport and Linda
                                    Nathanson)
----------------------------------- ----------------------------------------- -------------- -------------
Susan H. Rappaport                  Wife of Gary B. Rappaport; mother of              3,979           .3%
                                    Debra L. Rappaport and Melissa E.
                                    Rappaport
----------------------------------- ----------------------------------------- -------------- -------------
Debra L. Rappaport                  Former director of Venturian; Daughter           15,402          1.2%
                                    of Gary B. Rappaport and Susan H.
                                    Rappaport; Niece of Linda Nathanson
----------------------------------- ----------------------------------------- -------------- -------------
Melissa E. Rappaport                Director; Daughter of Gary B. Rappaport          15,148          1.2%
                                    and Susan H. Rappaport; Expected to
                                    become Secretary and Governor of
                                    Venturian Holdings; Niece of Linda
                                    Nathanson
----------------------------------- ----------------------------------------- -------------- -------------

----------------------------------- ----------------------------------------- -------------- -------------
Linda Nathanson                     Sister of Gary B. Rappaport, cousin of           12,860          1.0%
                                    Robert Rappaport, Richard Rappaport and
                                    Stuart Rappaport
----------------------------------- ----------------------------------------- -------------- -------------
Stuart Rappaport                    Cousin of Gary B. Rappaport and Robert           22,841          1.8%
                                    Rappaport; brother of Richard Rappaport
----------------------------------- ----------------------------------------- -------------- -------------
Richard Rappaport                   Cousin of Gary B. Rappaport and Robert           14,921          1.1%
                                    Rappaport; brother of Stuart Rappaport
----------------------------------- ----------------------------------------- -------------- -------------
Jon Kutler                          President and Chief Executive Officer            39,800          3.1%
                                    of Quarterdeck Public Equities, LLC;
                                    former director of Venturian
----------------------------------- ----------------------------------------- -------------- -------------
Quarterdeck Public Equities,        Jon Kutler is President and Chief                73,705          5.7%
LLC                                 Executive Officer
----------------------------------- ----------------------------------------- -------------- -------------
Dean Greenberg                      Acquaintance and business associate of           20,950          1.6%
                                    Gary B. Rappaport
----------------------------------- ----------------------------------------- -------------- -------------
Henri Jacob                         Former director of Venturian                     38,663          3.0%
----------------------------------- ----------------------------------------- -------------- -------------
Michael Nathanson                   Nephew of Gary B. Rappaport; son of              12,282          1.0%
                                    Linda Nathanson
----------------------------------- ----------------------------------------- -------------- -------------
Linda Nathanson as Custodian        Linda Nathanson is the sister of Gary            12,114           .9%
for Amy Nathanson                   B. Rappaport; Amy Nathanson is the
                                    niece of Gary B. Rappaport
----------------------------------- ----------------------------------------- -------------- -------------
Beatrice R. Fligelman               For the benefit of Amy Nathanson and              7,189           .5%
Irrevocable Trust #2, Linda         Michael Nathanson (the children of
Nathanson Trustee                   Linda Nathanson and niece and nephew,
                                    respectively, of Gary Rappaport)
----------------------------------- ----------------------------------------- -------------- -------------
                                                                       TOTAL        520,727           40%
----------------------------------- ----------------------------------------- -------------- -------------

* Does not include 42,460 shares of Venturian common stock which Mr. Rappaport could acquire pursuant to presently exercisable options. Mr. Rappaport does not intend to exercise these options prior to the closing of the Transaction, and the options will be cancelled without payment to Mr. Rappaport. Also does not include 72,838 shares held by the Venturian Group Profit Sharing/401(k) Plan. Mr. Rappaport ordinarily holds voting and dispositive power with respect to these shares. However, it is presently contemplated that Venturian's three directors (Anthony S. Cleberg, Morris M. Sherman, and Charles B. Langevin) who have not entered into a voting agreement with JATA to vote in favor of the Transaction will direct the Charles Schwab Company, the trustee for the Plan, to vote the Venturian shares held by the Plan in favor of the Transaction. Mr. Rappaport is a participant in the Plan.


                                 SPECIAL FACTORS

BACKGROUND OF THE TRANSACTION

         The decision of the special committee and the board of directors to approve and recommend the Transaction was the result of an extended evaluation process. During the last few years, the board of directors and management of Venturian have, from time to time, evaluated and considered a number of alternatives, including acquisitions, for enhancing shareholder value because they generally believed that the trading prices of Venturian common stock have not reflected Venturian's inherent value.

         In August 1999, Venturian retained Quarterdeck Investment Partners, Inc. to conduct the sale of Napco. Venturian chose Quarterdeck because Quarterdeck focuses its efforts exclusively on the information technology, aerospace, defense, space and technical services marketplace. Quarterdeck's efforts began in the summer of 1999 and continued through July 2000. As part of that process, Quarterdeck contacted 42 potential strategic and financial buyers to see if they were interested in reviewing the offering memorandum. Of the 42 contacted, 24 interested parties were sent confidentiality agreements and 19 of those, including NorcaTec, were signed and returned to Quarterdeck. After receiving the offering memorandum, the parties were asked to submit indications of interest to Quarterdeck. Six of the parties submitted letters of interest that reflected possible purchase prices that ranged from $5,000,000 to $15,000,000.

         One company postponed its planned visit indefinitely due to a reorganization and credit restructuring. The visit was never rescheduled. Another company's letter was withdrawn prior to its visit. Four other companies each sent management delegations, including each company's CEO, to visit Napco and to perform additional due diligence. After returning from the due diligence visits, three companies decided not to make final offers. One of the companies continued discussions until the last week of December 1999, at which time it terminated the discussions. In addition, two companies had previously visited Napco, reviewed the due diligence material and decided not to make a bid.

         Two areas of concern related to debt financing were mentioned during discussions with these potential buyers. One concern was that it is difficult to obtain financing supported by Napco's receivables from foreign governments. Traditionally, lending institutions do not accept foreign government receivables as eligible collateral in borrowing bases, thus making it hard to obtain asset-based financing to support a purchase price. This problem is exacerbated because Napco must post performance bonds in the form of bank letters of credit to many of its foreign customers, thus creating the additional need to collateralize bank lines with assets other than the working capital of the business. The other concern raised was that Napco has historically had inconsistent cash flow, further reducing a potential buyer's ability to secure debt financing. Because most buyers need to fund a large portion of the purchase price with debt, these concerns restricted the number of potential buyers.

         In July 2000, Venturian initiated additional direct discussions with two companies, one of which had been involved in previous discussions. One of the companies signed a confidentiality agreement but took no further action. The other company indicated a renewed interest in purchasing Napco. In late July 2000, it submitted an offer consisting of $1,000,000 in cash, a $1,000,000 note payable over 5 years, and incentive payments tied to achieving targeted financial performance levels. Due to the terms of the proposed incentive payments, management concluded that it was unlikely that Venturian would receive meaningful payments beyond the $2,000,000 purchase price. Management countered the initial offer by asking this potential buyer to increase the amount of the 5 year note to $1,500,000 with all other terms and conditions the same. The potential buyer expressed its disinterest and discontinued discussions.

         No further discussions were initiated by management after the above. In late October and early November 2000, the price of Venturian common stock slid from the low $4.00 range to the high $2.00 range. In mid-November 2000, two of Napco's competitors were prompted by the low market price to call Venturian's Chairman, Gary Rappaport, to suggest combining the operations of Napco with their respective companies. The first call came from Relli Technologies, Inc. of Dearfield Beach, Florida. Relli expressed interest in merging with Venturian, assuming that the low price of Venturian's shares would entitle Relli's owners to a relatively large percentage of the company. Mr. Rappaport replied that he did not want to use Venturian's depressed stock as currency to acquire Relli. There were not any discussions about Relli acquiring any portion of Venturian or Napco for cash consideration.

         The other inquiry came from NorcaTec. NorcaTec sells military spare parts and equipment to various U.S. and foreign governmental entities. NorcaTec is a competitor of Napco. Mr. Rappaport had engaged in discussions with NorcaTec regarding the combination of the Napco and NorcaTec businesses several times before, dating back to the late 1980s. In most of the earlier discussions, Mr. Rappaport was attempting to acquire NorcaTec or its business. The most recent discussions prior to the November 2000 date took place in the fall of 1999 during the period when Napco was being actively marketed. Those discussions had resulted in NorcaTec's suggestion that Napco and NorcaTec be merged on a 50-50 basis. At that time, Mr. Rappaport told NorcaTec that NorcaTec was smaller than Napco and that he did not believe that 50-50 was a proper ratio, and further that such a transaction was not practicable for a public company because the result would leave Venturian with only half ownership of its only operating business. Upon receiving the call from NorcaTec in November 2000, Mr. Rappaport asked if there were any new ideas regarding the combination such as whether there was a possibility of NorcaTec acquiring Napco for cash. NorcaTec did not respond with any new ideas. Mr. Rappaport stated that if Venturian was privately owned or involved in a going-private transaction, that a 50-50 transaction would be discussed and possibly negotiated. In connection with these discussions, the two parties signed mutual non-disclosure agreements and summary operating information was exchanged; however, no further discussions took place at that time.

         On December 4, 2000, Mr. Rappaport presented a preliminary expression of interest for a buy-out of Venturian to the board of directors. No definitive offer price per share was discussed. The proposal was reviewed by the board of directors and the board and the proposed members of the special committee began the process of engaging an investment banker. On December 15, 2000, after some discussion about the role of the special committee and an engagement letter with Dougherty, Venturian agreed that it would be responsible for the Dougherty fees and for indemnification relating to Dougherty's engagement. On December 15, 2000, the members of the special committee were informally designated and both members, former director Michael R. Sill and current director Anthony S. Cleberg, began acting in the capacity of members of the special committee.

         On December 26, 2000, Venturian issued a press release announcing that it had received, that day, a proposal from certain shareholders, principally its Chairman and Chief Executive Officer Gary B. Rappaport, to take the company private. Under that proposal, the offering shareholders would have acquired the outstanding shares of Venturian that they did not own at a price of $3.00 per share. According to the announcement, the offering shareholders controlled about 41% of Venturian's outstanding shares. On December 26, 2000, the closing sale price for the common stock on the Nasdaq SmallCap Market was $1.63.

         On December 28, 2000, the board of directors adopted a resolution to provide for an independent evaluation of the proposed merger, ratified the actions of Mr. Sill and Mr. Cleberg and formally established a special committee composed of Mr. Sill and Mr. Cleberg. The board authorized compensation of $25,000 to Mr. Sill and $15,000 to Mr. Cleberg for their participation on the special committee plus reimbursement of out-of-pocket expenses and the payment by Venturian for independent counsel to the special committee. The board also authorized Venturian to indemnify Mr. Sill and Mr. Cleberg with respect to any liabilities for losses they may incur in connection with their membership on the special committee. The special committee then requested and received an insurance policy endorsement and an indemnification agreement for the special committee members' benefit. In its selection of a financial advisor, the special committee had considered a number of investment banking firms. The special committee chose Dougherty primarily because Dougherty already possessed a familiarity with and knowledge of Venturian and its history. Furthermore, the fees of other interested firms were, in some cases, twice the amount charged by Dougherty. In addition, Dougherty had, in the past, made a market in the Venturian common stock. The special committee also considered the fact that Venturian and Dougherty had previously entered into a Corporate Financial Services Agreement pursuant to which Dougherty was compensated $2,000 a month for six months beginning December 1, 1999 for investment banking and related services.

         On December 28, 2000, the special committee then met with its proposed legal counsel, Zamansky Professional Association, and with its proposed financial advisor, Dougherty. The parties discussed their respective backgrounds and undertook a general discussion of Venturian. As part of that discussion, the parties considered the previous efforts to sell Napco and issues relating to real estate holdings and software investment. At the end of that meeting, the special committee retained Zamansky Professional Association as its legal counsel.

         At a meeting held on January 9, 2001, Zamansky Professional Association presented the special committee with a list of factors that it should consider in reviewing the proposed transaction. The special committee reviewed the letter of intent proposed by the offering shareholders. The special committee considered whether a break-up fee was appropriate in the event that the letter of intent, after execution by both parties, did not result in a merger agreement. The special committee decided that such a break-up fee was not to be recommended. The letter of intent was not executed by Venturian.

         On January 10, 2001, the agreement with Dougherty was finalized and forwarded from Dougherty to the special committee. Also on January 10, 2001, NorcaTec, contacted Mr. Rappaport and indicated that it had seen the announcement of Mr. Rappaport's $3.00 per share offer and that it would be interested in making a cash offer for Napco. Mr. Rappaport replied that a cash sale, including the assumption of all of Napco's banking and other obligations, would be carefully considered. Negotiations began and both Venturian and NorcaTec worked with their legal advisors to structure a deal and to prepare the necessary documentation.

         On January 15, 2001, Venturian asked the special committee to defer further deliberations pending discussions with NorcaTec, because those discussions could result in a new or revised offer from the offering shareholders. The formal engagement of Dougherty, in turn, was also delayed.

         On February 22, 2001, a draft merger agreement between Venturian and an entity to be formed by Gary B. Rappaport on behalf of the offering shareholders was circulated. The merger agreement made reference to a sale of the assets of Napco, which was then under negotiation, with a "wraparound" offer by Mr. Rappaport for Venturian that would have the result of the third party acquiring Napco and Mr. Rappaport and the offering shareholders acquiring Venturian through a merger. At the same time, draft agreements for the sale of the Napco assets were also being negotiated. The special committee was informed of such draft agreements, that the agreements would be subject to the special committee's approval, and that the offering shareholders contemplated making a revised offer for the acquisition of Venturian once JATA (an entity that NorcaTec was in the process of forming) had signed an agreement for the purchase of the Napco assets. On March 5, 2001, Venturian paid Dougherty $10,000 in advance and Dougherty started its analysis. On March 28, 2001, the Retainer Agreement from the special committee was delivered to Dougherty.

         As part of the negotiations regarding the sale of the Napco assets, the parties discussed a $2,600,000 price based on December 31, 2000 year end book value, as adjusted, and the assumption of Napco's liabilities. Mr. Rappaport believed that selling the Napco assets for such a purchase price would enable him and the offering shareholders to increase the offer to $5.00. Mr. Rappaport was not, however, willing to increase the offer for Venturian until he was comfortable that the Napco sale to JATA would close. The parties then agreed that the purchase price was to be based on the balance sheet at December 31, 2000, that there would be no financing contingencies and that the representations and warranties in the asset purchase agreement (with the exception of the environmental representation and the representation relating to the Venturian Deferred Compensation Plan) would not survive the closing.

During this time, JATA conducted due diligence but was not provided specific customer information or specific pricing data. This arrangement led to the interim management agreement. It was JATA's position that due to the limited circumstances under which JATA could decide not to purchase the assets and because it was assuming the risk of the business' operations until closing, that it should manage the business. The parties negotiated the terms of the interim management agreement and settled on a $2,000,000 purchase price if the International Precision Machining stock is not included and $2,600,000 if such stock is included with the Napco assets. Due to the amount of time spent in negotiating the terms of the Napco sale and the limited circumstances under which JATA could choose not to close, JATA insisted that each offering shareholder, including Gary B. Rappaport, enter into voting agreements whereby each would agree to vote for the Transaction.

         On April 5, 2001, Venturian Holdings, on behalf of the offering shareholders, presented a new offer to the board of directors, increasing the offering shareholders' offer from $3.00 per share to $5.00 per share. All of the proceeds from the Napco sale will be distributed to the Public Shareholders (except those who properly exercise dissenters' rights) as part of the $5.00 per share consideration. The balance of the consideration will be funded by the capital contributions of Gary B. Rappaport and Robert Rappaport, a cousin of Gary B. Rappaport, to Venturian Holdings. On April 5, 2001, Venturian issued a press release describing this new offer. On April 6, 2001, the special committee members, Dougherty and Zamansky Professional Association participated in a conference call. Dougherty then presented its draft report to the special committee and its counsel. During the presentation and in support of its conclusion that the $5.00 per share price was fair, Dougherty discussed, among other factors, the following:

            * Venturian is a difficult company to sell and finance as a result of its receivables being from foreign governments;

            * Venturian's performance has been inconsistent due to the unpredictability in its sales;

            * extensive efforts have been made to sell Napco, all of which have been unsuccessful in the past two years;

            * Venturian is a very small public company, and liquidity for public shareholders of a company of this size is difficult to achieve;

            * Venturian's stock price trend has been down, and the $5.00 per share offer is a significant premium over recent prices of the stock;

            * Venturian Holdings will assume the obligations of Venturian and Napco for deferred compensation and supplemental medical benefits, both of which are risks to Venturian and Napco, and which allow the Napco sale to occur at a price of $2,600,000;

            * Venturian Holdings will acquire real estate that has some potential environmental concerns, including asbestos; and

            * the various valuation methods it utilized, including comparable public company analysis, recently completed mergers and acquisitions transactions analysis and combined business and asset / liability valuation analysis.

         In its analysis, Dougherty assumed that the International Precision Machining stock would be part of the Napco sale and its opinion is subject to that event occurring.

         On April 8, 2001, the special committee participated in a conference call with Zamansky Professional Association. Dougherty participated in the last hour of the call. During the call, the participants discussed Venturian Holdings' offer. The participants also discussed that the rent on the warehouse facility, located at 11001 Excelsior Boulevard, Hopkins, Minnesota, used by Napco and to be leased to JATA, represents a risk to Venturian Holdings and not a potential reduction in value to the Public Shareholders. Dougherty discussed the Hopkins Tech Center (office space leased by Napco), located at 11111 Excelsior Boulevard, Hopkins, Minnnesota, and confirmed that Venturian Holdings' offer, if approved, would reduce the market risks to the Public Shareholders associated with holding the real estate over an uncertain period in a generally declining economic environment. Dougherty further stated that in determining whether the consideration offered constitutes fair value to the Public Shareholders, Dougherty considered such factors as Venturian's current market prices, historical market prices, net book value, going concern value and the value of Venturian's key assets and liabilities.

         On April 10, 2001, Dougherty delivered its written opinion to the special committee for review. On April 11, 2001, the special committee met and Dougherty made a presentation of its report. The special committee noted that the inability of Quarterdeck, a well known company in the industry, to find a purchaser for Napco was significant. The special committee considered the general softening of the economy and the real estate market, which would make it increasingly difficult to accomplish an alternative transaction if one were presented. The special committee determined that the Transaction, including the $5.00 per share offer price, was fair to the Public Shareholders and that it would, in accordance with the report of Dougherty, recommend the same to the board of directors and the Venturian shareholders. By letter dated April 11, 2001, the special committee recommended to the board of directors that the board recommend that the shareholders vote in favor of Venturian Holdings' offer to acquire the shares of Venturian at a price of $5.00 per share. The special committee called the board of directors' attention to the fact that Gary Rappaport, a member of the board, is the Chief Executive Manager of Venturian Holdings. In its analysis, the special committee assumed that the International Precision Machining stock would be part of the Napco sale and its recommendation is subject to that event occurring. The letter further stated that the special committee reserved the right to withdraw or rescind its recommendation.


RECOMMENDATION OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS; FAIRNESS OF THE TRANSACTION

         On April 11, 2001, the special committee approved the Transaction, determined that the Transaction and the terms of the proposed Transaction are fair to and in the best interests of the Public Shareholders, and unanimously recommended to the entire board of directors that it, among other things, approve and adopt and declare advisable the Transaction.

         On April 11, 2001, the board of directors held a meeting, at which all directors were present, immediately following the special committee's meeting. The board of directors considered the recommendations of the special committee and unanimously (including those directors who are not employees of Venturian) concluded that the terms and provisions of the Transaction are advisable and fair to and in the best interests of the Public Shareholders, approved and adopted the Transaction, declared the Transaction advisable and recommended that the shareholders approve and adopt the Transaction.

         On April 11, 2001, the merger agreement, the purchase agreement relating to the Napco sale, the voting agreements between the offering shareholders and JATA, and the interim management agreement were executed and Venturian issued a press release disclosing the Transaction. On April 12, 2001,

Venturian filed a Current Report on Form 8-K setting forth the contents of the April 5, 2001 press release and a Current Report on Form 8-K setting forth the contents of the April 11, 2001 press release.

         SPECIAL COMMITTEE

         In approving, and recommending that the entire board of directors approve and adopt, the Transaction, and in declaring, and recommending that the entire board of directors declare, the Transaction advisable and the transactions contemplated thereby to be fair to and in the best interests of the Public Shareholders, the special committee considered the following factors, each of which, in the opinion of the special committee, supported its determination. No one factor took precedence or was given greater weight by the special committee.

            * OPINION OF DOUGHERTY & COMPANY, LLC. The special committee received Dougherty's presentations at the April 6, April 8, and April 11, 2001 meetings, including the opinion included in a report dated April 10, 2001 of Dougherty to the effect that, as of the date of its opinion and based upon and subject to the matters stated in its opinion, the $5.00 per share consideration to be received by the Public Shareholders in the merger was fair to the Public Shareholders from a financial point of view. THE FULL TEXT OF DOUGHERTY'S WRITTEN OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY DOUGHERTY, IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION OF DOUGHERTY CAREFULLY. In addition, the presentation of and the factors considered by Dougherty in its fairness opinion as discussed under "SPECIAL FACTORS - Opinion of Financial Advisor to the Special Committee" supported the special committee's determination.

            * UNSUCCESSFUL PREVIOUS EFFORTS. The inability of Quarterdeck, an entity well known in the industry, to obtain a purchaser for Napco, despite significant efforts to do so.

            * MARKET PRICE AND PREMIUM. The special committee considered that the $5.00 per share to be received by Venturian shareholders in the Transaction represents a significant premium over the closing price of $1.63 per share of Venturian common stock as quoted by the Nasdaq SmallCap Market on December 26, 2001, the day before the public announcement of the receipt by the board of directors of the proposal of Gary B. Rappaport and over the closing price of $2.875 per share on April 4, 2001, the day before the public announcement regarding the revised offer (no Venturian stock traded on April 5, 2001); the fact that as a result of the proposed Napco sale, the offer price increased from $3.00 to $5.00; and the consideration to be received by the Public Shareholders in the Transaction will consist entirely of cash which would be paid to the shareholders shortly after the closing of the Transaction.

            * NEGOTIATIONS WITH VENTURIAN HOLDINGS The special committee considered the history of negotiations with respect to the Transaction as the product of arm's-length negotiations between Venturian Holdings and the special committee which, among other things, led to:

               - an increase in Venturian Holdings' offer from $3.00 per share to the $5.00 per share to be received by the Public Shareholders in the

                  Transaction, combined with the special committee's belief that $5.00 per share was the highest price that Venturian Holdings would offer and was fair; and

               - provisions in the merger agreement providing that Venturian may, under certain circumstances, engage in discussions or negotiations with, and furnish information or access to, third parties who submit a superior written acquisition proposal for a transaction, together with the ability of Venturian to terminate the merger agreement in order to permit Venturian to enter into such a transaction.

            * TERMS OF THE MERGER AGREEMENT. The special committee considered the terms and conditions of the merger agreement, the proposed closing date, the fact that the offer is not contingent upon financing and the belief that the Transaction can be rapidly consummated without regulatory obstacles.

            * LACK OF OTHER POTENTIAL BUYERS. The special committee believed that it was not likely that any party other than Venturian Holdings would propose and complete a transaction on terms more favorable to the Public Shareholders than the Transaction. The special committee believed that the length of time between the public announcement of Venturian Holdings' indications of interest in Venturian and the date of the merger agreement provided a substantial amount of time within which to gauge the current level of interest in Venturian and to permit potential buyers to come forward. In December 2000- January 2001, the Napco sale was not part of the Transaction. An affiliate of JATA then came forward to offer to purchase the Napco assets and the parties negotiated the terms of the asset purchase agreement governing the Napco sale and making it part of the Transaction. The fact that JATA made an offer to purchase Napco's assets but that no additional potential buyers emerged is an indication that Venturian allowed a sufficient amount of time to pass.

            * SPECIAL COMMITTEE COMPOSITION AND RETENTION OF ADVISORS. The special committee considered that it was composed of a director and a former director who have no interest in the transaction other than that Mr. Cleberg is a Public Shareholder. Neither of the special committee members will have any equity interest or position as a manager or governor in the surviving entity, Venturian Holdings. Neither of the special committee members is (or has been in the past five years) an officer or employee of Venturian. The special committee also considered that it had retained and was advised by its own legal counsel, who provided legal advice, and by Dougherty, its own financial advisor, which assisted the special committee in evaluating the proposed transaction and provided financial advice.

            * REGULATORY APPROVALS. The special committee was advised that there are no regulatory approvals required to consummate the Transaction.

            * AVAILABILITY OF DISSENTERS' RIGHTS. As discussed in this proxy statement under "Dissenters' Rights," the special committee considered the fact that Minnesota law entitles shareholders who do not vote in favor of the Transaction and who file a written notice of intent with Venturian to obtain the "fair value" of their shares, as determined in accordance with Minnesota's statutory procedure, if the Transaction is completed.

         The special committee also considered a variety of risks and other potential negative factors concerning the Transaction. These included the following:

            * LOSS OF EQUITY INTEREST. The special committee considered the fact that if the Transaction is approved and adopted, the Public Shareholders will not participate in the future growth of Venturian Holdings. Because of the risks and uncertainties associated with Venturian's future prospects, the special committee concluded that the Transaction is preferable to a speculative potential future return for the Public Shareholders. The special committee did not see an opportunity for Venturian to be restructured in such a way as to eliminate the factors that had negatively affected its business, particularly the risks associated with foreign receivables and inconsistent sales. The Napco sale, without the merger following it, would not benefit the Public Shareholders because Venturian would no longer have its main operating business and the cost of being a public company would be disproportionately small to any earnings from real estate operations.

            * POTENTIAL CONFLICTS OF INTERESTS. The special committee considered the potential conflicts of interests of the members of the board of directors and made reference in its recommendation to the fact that Gary B. Rappaport, a member of the board of directors, is the Chief Executive Manager of Venturian Holdings.

            * TAXATION OF TRANSACTION. The cash consideration to be received by the Public Shareholders in the Transaction will be taxable to them.

         While the special committee reviewed with Dougherty its various financial analyses and reviewed with the officers of Venturian its historical and projected results, the special committee did not independently generate its own separate financial analysis of the Transaction. The special committee was advised by Dougherty that Dougherty had the ability and experience to perform the financial analysis. The special committee then determined that an additional third party financial analysis was not necessary.

         Because of the variety of the factors considered, the special committee did not make specific assessments of, quantify, or otherwise assign relative weights to the specific factors considered in reaching any determination. The special committee did not consider it necessary to require approval of the Transaction by at least a majority of the Public Shareholders or to retain any additional unaffiliated representative to act on behalf of the Public Shareholders, because the special committee believed there were sufficient procedural safeguards in place to ensure the procedural fairness of the Transaction. These safeguards include:

            * the board of directors established a special committee to consider and to approve or disapprove the asset purchase agreement relating to the Napco sale;

            * the special committee was comprised of two disinterested persons who have no interest in Venturian Holdings, NorcaTec or JATA;

            *  the special committee received a fairness opinion from Dougherty;

            * the special committee reviewed the terms of the Transaction with the assistance of its independent financial advisor and legal counsel; and

            * as discussed in this proxy statement under "Dissenter's Rights," Minnesota law entitles shareholders who do not vote in favor of the Transaction and who file a written notice of intent with Venturian to obtain the fair value of their shares, as determined by a court, if the Transaction is completed.

         BOARD OF DIRECTORS OF VENTURIAN

         In reaching its determination, the board of directors considered the special committee's recommendation, unanimous approval and adoption of the Transaction, and declaration of the Transaction's advisability, and Dougherty's opinion that, as of the date of such opinion, based upon and subject to considerations, assumptions and limitations stated therein, the $5.00 per share in cash to be received by the Public Shareholders in the Transaction was fair to the Public Shareholders from a financial point of view.

         THE BOARD OF DIRECTORS BELIEVES THAT THE TRANSACTION IS ADVISABLE AND IS FAIR TO AND IN THE BEST INTERESTS OF VENTURIAN AND THE PUBLIC SHAREHOLDERS AND, BASED UPON THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, RECOMMENDS APPROVAL OF THE TRANSACTION BY THE VENTURIAN SHAREHOLDERS.

OPINION OF FINANCIAL ADVISOR TO THE SPECIAL COMMITTEE

         The special committee engaged Dougherty to render an opinion as to the fairness, from a financial point of view, of the Transaction to the Public Shareholders. Dougherty is an investment banking firm that provides financial advisory services in connection with mergers and acquisitions, initial and secondary underwritings, private placements and valuations for estate, corporate and other purposes. The Dougherty personnel have worked on several transactions of similar size to this Transaction and have completed more than 150 corporate valuation and fairness opinions. The special committee considered a number of investment banking firms and chose Dougherty because of Dougherty's reputation and knowledge of Venturian and because the fee charged by Dougherty was approximately half of what the other interested firms were charging.

         For purposes of its opinion, Dougherty relied upon, without independent verification, and assumed the completeness and accuracy of all the factual, historical, financial and other information and data publicly available, furnished or orally conveyed to Dougherty by Venturian and its representatives. In addition, Dougherty did not make, nor was it provided with, an independent appraisal of the assets or liabilities (contingent or otherwise) of Venturian other than the real estate owned by Venturian. Furthermore, Dougherty's opinion was based on economic, stock market and other conditions as they existed and could be evaluated as of the date, April 10, 2001, the opinion was rendered.

         At the meetings of the special committee held on April 6, April 8 and April 11, 2001, Dougherty rendered its oral opinion to the special committee that, based on and subject to the assumptions, factors and limitations set forth in the written opinion, dated April 10, 2001, as described below, the consideration to be received by the Public Shareholders in connection with the Transaction is fair to them from a financial point of view.

         The special committee agreed that Venturian would pay Dougherty a fee of $150,000 for its preparation and delivery of the fairness opinion, plus Dougherty's out-of-pocket expenses. No portion of

Dougherty's fee is contingent upon the successful completion of the Transaction and the amount of the fee is not based on the size of the Transaction. Venturian's board of directors did not limit Dougherty in any way in the investigations it made or the procedures it followed in rendering its opinion. In addition, Venturian agreed to indemnify Dougherty and its affiliates against certain liabilities, including but not limited to any liabilities under federal securities laws that may arise out of the engagement of Dougherty.

         The full text of Dougherty's opinion is attached as Annex C to this proxy statement and is incorporated herein by reference. We urge you to read the opinion in its entirety. Dougherty's written opinion is addressed to the special committee, is directed only to the fairness, from a financial point of view, of the consideration to be paid to the Public Shareholders as part of the Transaction, and does not constitute a recommendation to any Venturian shareholder as to how such shareholder should vote at the special meeting. The opinion does not address Venturian's underlying business decision to proceed with or effect the Transaction.

         In arriving at its opinion regarding the fairness of the Transaction from a financial point of view, Dougherty, among other things:

            * reviewed a copy of the draft merger agreement, the draft asset purchase agreement relating to the Napco sale and the related interim management agreement;

            * reviewed the Confidential Offering Memorandum prepared by Quarterdeck Investment Partners dated September 1999 used in previous attempts to sell Napco;

            * reviewed an appraisal of the Napco Warehouse done by William K. Campbell and Associates, Inc., dated May 25, 2000, and an appraisal of the Hopkins Tech Center done by Shenehon Company dated February 5, 2001;

            * reviewed Venturian's Form 10-K for the fiscal year ended December 31, 2000;

            * reviewed summary reconciliation information relating to life insurance policies owned by Venturian and insuring the lives of several former employees;

            * met with senior management of Venturian to discuss the operations, financial statements, and future prospects;

            * reviewed publicly available financial data and stock market performance data of other companies within the industry that Dougherty deemed similar to Venturian;

            * reviewed the terms of selected recent acquisitions of companies that it deemed comparable to Venturian;

            * reviewed the historical stock prices and reported trading volumes of Venturian common stock; and

            * conducted such other studies, analyses, inquiries and investigations as it deemed appropriate.

         Dougherty used various methodologies to assess the fairness, from a financial point of view, of the Transaction to the Public Shareholders. Dougherty employed methodologies that provided estimates as to the aggregate value of Venturian. The various approaches utilized by Dougherty were (i) a comparable public company analysis, (ii) a recently completed transactions analysis, and (iii) a combined business and asset / liability valuation analysis. The analyses performed by Dougherty used calculations based on the total number of shares of Venturian common stock issued and outstanding, determined on a fully-diluted basis.

COMPARABLE PUBLIC COMPANY APPROACH

         Using publicly available information, Dougherty compared the market valuation of Venturian to the market valuation of other publicly traded companies. Dougherty chose 14 companies, including Federal Signal Corporation, Newport News Shipbuilding, Inc., Alliant Techsystems, Inc., Miltrope Group, Inc., General Dynamics Corporation, HEICO Corporation, Allied Research Corporation, DRS Technologies, Inc. and Oshkosh Truck Corporation. Dougherty chose these companies because of the similarity of their products and customer base to Venturian's products and customer base. Due to the diverse range of participants within the relevant industry (in terms of size and product line, combined with the volatility in the companies' profitability as a whole), Dougherty chose to focus its market comparison analysis on EBITDA multiples. Dougherty determined EBITDA multiples ranging from a low of 3.41x to a high of 9.05x. Two of the 14 comparative companies were eliminated from this measurement due to negative EBITDA results. Dougherty determined that Venturian would fall between 4.5x to 6.0x as a ratio of Enterprise Value to EBITDA. Applying a control premium of 30% to that range, Dougherty's Enterprise Value to EBITDA range for Venturian is 5.85x to 7.8x, or a price per share value of $2.66 to $5.16. Dougherty concluded that based on this approach, the $5.00 consideration to be paid to the Public Shareholders represents fair value.

RECENTLY COMPLETED TRANSACTIONS APPROACH

         Dougherty researched financial performance measures for merger and acquisition transactions involving companies in the same industry as Venturian. Dougherty chose 17 transactions that involved target companies with similar products and customer bases. The target companies, among others, included:
Solair, Inc., Keco Industries, Inc., Spin Forge LLC, PCI Newco, Sysesca, Inc. and Flightways Manufacturing. As with the comparable public company analysis, the diverse range of participants within this industry and the volatility in profitability of market participants led Dougherty to focus its transaction analysis on EBITDA multiples as a measure of valuation. The EBITDA multiples for recently completed transactions ranged from a low of 1.07x to a high of 12.80x. Given this range, Dougherty determined that the value of Venturian would fall between 5.5x to 6.5x as a ratio of Enterprise Value to EBITDA, representing a price per share value of $2.21 to $3.36. Dougherty concluded that based on this approach, the $5.00 consideration to be paid to the Public Shareholders represents fair value.

COMBINED BUSINESS AND ASSET / LIABILITY VALUATION APPROACH

         In its valuation of Napco, Dougherty considered the attempts that Venturian has made during the past two years to sell Napco. Such attempts can be described in two phases: (1) from the summer of 1999 to July 2000, Quarterdeck Investment Partners, Inc. conducted a confidential auction process and contacted 42 potential strategic and financial buyers to determine whether there was interest in reviewing the offering memorandum; and (2) since July 2000, there have been discussions with other strategic buyers whose interest surfaced after the end of the process along with potential buyers previously contacted with ongoing interest after the end of the process. For a variety of reasons (including internal reorganization, lack of interest, unwillingness to offer a higher price acceptable to Venturian), none of these contacts resulted in a proposal to acquire Napco. In December 2000, NorcaTec expressed an interest in purchasing the assets of Napco and began discussions with Venturian. A cash price of $2,000,000 in the event that the IPM stock is not included or $2,600,000 in the event that the IPM stock is included, payable upon the closing of the Transaction, was negotiated. Based on its review of Venturian's efforts to complete the sale of Napco, Dougherty's opinion is that the value of Napco does not exceed the current bid (approximately $2.00 per share based on a $2,600,000 purchase price) by JATA.

THE ASSETS:

         THE HOPKINS TECH CENTER. Venturian owns the Hopkins Tech Center, a multi-tenant office, warehouse and light manufacturing facility located at 11111 Excelsior Boulevard, Hopkins, Minnesota. The 371,081 sq/ft building was constructed in 1951 and additions were made in 1959 and 1964. The parcel of land on which the property is located is 16.28 acres. Napco and Venturian currently occupy 19,000 sq/ft of this facility, with the remaining space leased to 24 other tenants. Venturian has owned the property since January 1994 and there are currently no vacancies.

         In its valuation of the Hopkins Tech Center, Dougherty relied on a limited appraisal, as of February 5, 2001, from Shenehon Company that Venturian had obtained. The appraisal cited an approximate time to sale of 9-12 months. The appraisal reflected a market value of $4,375,000 based on an economic life of the property of 20 years and the abatement of all asbestos and remediation of any contamination of the property at the end of its economic life.

         To estimate the potential cost of the asbestos abatement, the appraiser used a proposal that was submitted as of December 19, 2000 by Mavo Systems, an environmental contracting service specializing in asbestos abatement. The proposal covered the removal of ceiling panels and pipe insulation containing asbestos. The proposed budget totaled $5,785,000. According to the appraiser, the government's current policy is to wrap or maintain the asbestos to avoid fraying, rather than removing it unnecessarily. Because of this policy, the appraiser assumed that it would not be necessary to remove the asbestos from the property until the end of its economic life. In order to account for the cost of the abatement, the appraiser took the $5,785,000 December 2000 bid amount and increased the cost of the abatement by an estimated inflation rate of 3% over 20 years. Using those assumptions, the future value of the cost was calculated to be $10,448,353. The appraiser further assumed that the owner of the building would invest cash today to cover that future liability. The assumed interest rate was 8%. The current investment amount needed was calculated to be $2,241,675, which was rounded to $2,250,000 by the appraiser. There were several assumptions made in the analysis regarding the rate of inflation, the investment return and the government's future policy on asbestos abatement. The building was viewed to be in fair to average condition for its age and use, with the roof being the most obvious concern of deferred maintenance.

         The value estimated by the income capitalization approach (11% cap rate) was $6,625,000. After deduction of the $2,250,000 cost to cure asbestos, the estimated market value after adjustment for environmental conditions was $4,375,000.

         THE NAPCO WAREHOUSE. The Napco warehouse is a single tenant storage warehouse facility located at 11001 Excelsior Boulevard in Hopkins, Minnesota. The 123,200 sq. ft. building was constructed in 1965 and an 8,925 sq. ft. metal structure was added in 1990. It is located on a 10.33 acre parcel of land. The building is currently 100% leased to Napco by Venturian.

         William K. Campbell & Associates completed an appraisal for the Napco warehouse as of May 25, 2000 for the benefit of National City Bank, on which Dougherty relied. Appraised value for the property as of that date was $3,450,000, with land accounting for $1,575,000 and the building for $1,875,000. The marketing period for the property was assumed to be one year. The overall condition of the property is average and there was no evidence of deferred maintenance.

         A range of values was estimated as follows:

                   Cost Approach                      $3,680,000
                   Sales Comparison Approach          $3,440,000
                   Income Approach (11.00% cap rate)  $3,400,000

         Because the property is owner occupied and there is no existing lease, the income approach in the appraisal valued the building as though the property was free and clear and ready for occupancy. William K. Campbell & Associates conducted a market survey of comparable rents and determined an average market rent of $7.00 per sq. ft. for the main office space, $3.50 per sq. ft. for the main warehouse and $2.75 per sq. ft. for the metal storage facility which resulted in a blended rate of $3.58 per sq. ft. The rate that JATA will be charged by Venturian Holdings upon the completion of the Transaction in a two year lease is approximately 15% below the average market rate and, as such, in Dougherty's opinion, did not represent a variance that is preferential to Venturian Holdings.

         LIFE INSURANCE. Venturian is the beneficial owner of life insurance on twelve employees or former employees. The policies have a combined net cash value of $4,053,000 as of December 31, 2000. This value is net of $232,000 in policy loans that were used by Venturian to fund operations.

         LIGHTNING ROD SOFTWARE STOCK. Venturian currently owns 385,742 shares of Lightning Rod Software, Inc. stock. Lightning Rod Software, Inc. is traded on the Nasdaq SmallCap Market under the symbol "LROD." As of December 31, 2000, of the 385,742 shares, 243,000 are considered unrestricted and 142,742 are considered restricted because they are not freely transferable. The closing price for the stock on April 5, 2001 was $0.56. For Dougherty's valuation calculations, it assumed the market price of the stock was $0.56, although it may be difficult to achieve such price given the limited trading volume of the stock and the restrictions on transferability placed on 142,742 of the shares.

THE LIABILITIES:

         DEFERRED COMPENSATION. Venturian carries on its balance sheet a liability consisting of cash flow payments created by a guaranteed post retirement investment annuity offered to certain retired employees. The total value of the post retirement deferred compensation annuity is $1,836,864, payable in specified declining increments annually through the year 2012. Using discount rates ranging from 4-8% Dougherty estimated the current cost of these liabilities to be between $1,282,094 and $1,519,861.

         SUPPLEMENTAL MEDICAL, DENTAL AND LIFE INSURANCE COVERAGE. Certain former employees are also eligible to receive supplemental medical and dental insurance and life insurance coverage from Venturian. This liability is evaluated annually by an actuary and as of December 31, 2000 was determined to be $552,000. This valuation makes certain assumptions with respect to utilization patterns and inflationary increases to cost estimates. It does not, however, include the possibility of catastrophic loss claims or significant deviation from historical patterns. Such larger possible claims are covered by stop loss insurance for claims in excess of $30,000 of annual individual loss or $1,000,000 lifetime loss per participant. Some of the plan's 28 participants are also due to receive $2,000 (this is also self-insured) upon their death. For Dougherty's calculations, it assumed the total value of this liability to range from $500,000 to $600,000.

         OPTION BUY OUTS. Upon completion of the Transaction, each option holder will be paid a flat amount of $250 for options held. In addition, each holder who has options that are in the money will receive the amount that represents the per share difference between the strike price and the $5.00 offer price. Each option holder who has options which are out of the money will receive $.10 per share. In total, these costs amount to $159,114.

         TRANSACTION/LIQUIDATION EXPENSES. Professional service fees and related expenses will be incurred as part of this transaction, including attorneys fees, investment banking fees, proxy printing costs, mailing costs, and the like. Collectively these fees are expected to range from $425,000 to $475,000.

         QUARTERDECK PUBLIC EQUITIES DEBENTURE. In 1998, Venturian entered into a privately negotiated transaction with Quarterdeck Public Equities, LLC for the sale of 69,305 shares of Venturian common stock and the issuance of a $504,000, 11% convertible debenture. That debenture will be paid in full on July 31, 2001 at a cost of $504,000.

         REVERSAL OF CASH ADVANCES FROM NAPCO. Because Napco is the main operating subsidiary of Venturian, Napco's cash flow is advanced to Venturian to cover Venturian's operating expenses. The agreement between JATA and Venturian provides that all cash transferred, since January 1, 2001, beyond payments for expenses allocated to Napco's operations must be remitted to JATA upon the closing of the Napco sale. Dougherty has estimated those amounts to be between $450,000 and $550,000.

         ACCRUED LIABILITIES OF VENTURIAN. Venturian has liabilities accrued on its balance sheet which include bonus payments for Don M. House, Jr., President and Chief Operating Officer of Venturian, stock put, vacation pay, real estate taxes, professional fees, medical claims for current employees and interest payable on the Quarterdeck debenture. In total these liabilities amount to $542,000.

         Based on the foregoing, Dougherty prepared the following summary:

         VALUATION SUMMARY

                  Assets:
         Napco                                    $2,600,000
         Real Estate                               7,825,000
              Less Real Estate Debt               (3,273,960)
         Cash Value of Life Insurance              4,053,000
         Lightning Rod Stock                         216,015
                                                     -------
              Total Value                        $11,420,055

                  Liabilities:                      Low Est.        High Est.
                                                    --------        ---------
         Deferred Compensation                    $1,282,094       $1,519,861
         Supplemental Medical                        500,000          600,000
         Options Buy Cut                             159,114          159,114
         Transaction/ Liquidation Expenses           425,000          475,000
              (attorneys, investment bankers
              printing, etc.)
         Quarterdeck Debenture                       504,000          504,000
         Reversal of Cash Advances
              from Napco                             450,000          550,000
         Accrued Liabilities of Venturian            542,000          542,000
                                                     -------          -------
              Total Deduction                      3,862,208        4,349,975

         Total Valuation                          $7,557,847       $7,070,080

              ESTIMATED VALUE PER SHARE                $5.66            $5.29

CONCLUSION

         The following table summarizes Dougherty's valuation of Venturian, using these analytical methods.

               Valuation Method                      Valuation per Share
               ----------------                      -------------------

               Comparable Public Companies           $2.66 - $5.16
               Recently Completed Transactions       $2.21 - $3.36
               Combined Business & Asset /           $5.29 - $5.66
                     Liability Valuation

         It is Dougherty's opinion that the $5.00 per share price presented by the Acquiring Shareholders represents fair value to the Public Shareholders. In reaching that conclusion, Dougherty considered several factors.

         Dougherty's comparable public company and recently completed transactions analyses produced valuation ranges that supported the attractiveness of a $5.00 per share price. Under the proposed transaction, Public Shareholders will receive the high end of the values calculated using these methodologies.

         Considering the unique nature of Venturian's assets, Dougherty also considered the appraised and fundamental value of the primary assets and liabilities of Venturian. While that analysis produced a valuation that is $0.29
- $0.66 greater than the $5.00 per share price, Dougherty believes that several factors exist that justify the differential in value.

         The nature of the Napco assets makes it difficult for potential acquirers to secure financing to support the acquisition. That in turn restricts the number of potential acquirers for this asset. No potential acquirers have come forward with a bid for Napco, except JATA. Recognizing Venturian's previous unsuccessful efforts to complete the sale of Napco, the difficulty a potential acquirer could have in funding the acquisition with debt, and the lack of other bids by potential acquirers, it is Dougherty's opinion that the value of Napco does not exceed the current bid being offered by JATA (approximately $2.00 per share based on a $2,600,000 purchase price).

         By accepting the $5.00 per share price, Public Shareholders will achieve liquidity. Small, publicly traded companies like Venturian frequently suffer from low trading volumes, infrequent trading and inefficient pricing which in many cases inhibits shareholders from realizing the full value of their investment. In Dougherty's opinion, the Venturian common stock has been trading inefficiently over the last 12 months and given Venturian's lack of near term growth opportunities, Dougherty expected those trends to continue for the foreseeable future.

         Although Dougherty relied on current appraisals of the two properties, there are some key issues that should be considered by Venturian shareholders. The Hopkins Tech Center has environmental risk in the form of asbestos. This was taken into account in the appraisal; however, if the actual costs related to the abatement differ from the assumptions that were made, it could negatively impact the value of the property. Both real estate appraisals also project a marketing period of up to 12 months. During that time period, Venturian shareholders would be subject to market risk and experience an opportunity cost to their capital. Current market and economic conditions heighten this uncertainty and increase the attractiveness of a $5.00 per share price today. By accepting the $5.00 per share price, Public Shareholders will eliminate the risk of a downturn in the real estate or stock markets.

         Uncertainty also exists in the matching of funds generated through the cash value of the life insurance and the liability of the post retirement benefits other than pensions. Management is currently relying on projections based on actuarial analyses to quantify the liabilities relating to post retirement benefits other than pensions. While Dougherty believes the analyses to be appropriate, Venturian Holdings, the surviving entity, is assuming the risk that actual results that may differ from current estimates.

PURPOSE AND REASONS FOR THE TRANSACTION

         The purpose of the parties in proceeding with the Transaction is to enable Venturian Holdings to acquire all of the issued and outstanding capital stock of Venturian in a transaction providing fair value to the Public Shareholders and to cause the Venturian common stock to cease to be listed for trading on the Nasdaq SmallCap Market or any securities exchange or automated quotation system. The board of directors, based upon the recommendation of the special committee and Venturian's past efforts to enhance shareholder value described above under the caption "SPECIAL FACTORS - Background of the Transaction" believes that the Transaction is the best available opportunity to enhance shareholder value at this time.

         Venturian and Venturian Holdings have concluded that the Transaction, including the consideration of $5.00 per share in cash, is fair to the Public Shareholders based upon the factors addressed by the special committee and Dougherty. See "SPECIAL FACTORS - Recommendation of the Special Committee and the Board of Directors; Fairness of the Transaction" and "SPECIAL FACTORS - Opinion of Financial Advisor to the Special Committee."

         Venturian did not consider it necessary to require approval of the Transaction by at least a majority of the shares held by Public Shareholders or to retain any additional unaffiliated representative to act on behalf of shareholders who were not Acquiring Shareholders.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION; CERTAIN RELATIONSHIPS

         In considering the recommendation of the special committee and the board of directors with respect to the merger, shareholders should be aware that certain members of the board of directors of Venturian have interests in the Transaction that are different from your interests as a shareholder or that may present actual, potential or the appearance of potential conflicts of interest in connection with the Transaction because they are (or in the future are expected to be) members, managers or governors of Venturian Holdings. The special committee and the board of directors were aware of these potential or actual conflicts of interest and considered them along with other matters described under "SPECIAL FACTORS - Recommendation of the Special Committee and the Board of Directors; Fairness of the Transaction."

         DIRECTORS, MANAGEMENT AND OWNERSHIP OF THE SURVIVING ENTITY

         The merger agreement provides that the governors and managers of Venturian Holdings immediately prior to the Effective Time shall, from and after the Effective Time, be the governors and managers, respectively, of Venturian Holdings, the surviving entity, until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with Venturian Holdings' Certificate of Formation and Limited Liability Company Agreement. Currently, Gary Rappaport is the sole governor and Chief Executive Manager of Venturian Holdings. It is contemplated that after the Effective Time, Melissa E. Rappaport will be appointed as the secretary and a governor and Jon D. Kutler and Robert Rappaport will each be appointed as a governor.

         Gary B. Rappaport will own approximately 39% of the member interests in Venturian Holdings after the Transaction, and other members of the Rappaport family will own approximately 39% of such interests after the Transaction. Directors and officers of Venturian (including Gary B. Rappaport) will own, directly and indirectly, approximately 52.35% of the member interests in Venturian Holdings after the Transaction.

         OTHER ARRANGEMENTS WITH AFFILIATES

         Pursuant to the terms of Venturian's Loan Program for Key Executive Officers, Venturian may make loans to certain officers and directors in amounts up to an aggregate of $1,000,000, to enable them to acquire up to an aggregate of 100,000 shares of Venturian common stock. Upon the request of any such officer or director, Venturian will purchase all or any common stock acquired by means of such a loan from the officer or director for cash, at a price which bears the same ratio to the book value of the shares (as of the previous fiscal year end) as the acquisition cost bore to the book value of the shares (as of the fiscal year end previous to the acquisition). During 1984 and 1985, Gary B. Rappaport made purchases of an aggregate 14,347 shares of Venturian common stock under this program by taking a loan of $120,268, the principal balance of which is currently $70,268, which is secured by the 14,347 shares purchased. Mr. Rappaport currently has the right to require Venturian to purchase these shares of common stock from him for an aggregate purchase price of $79,773, or a weighted average price of $5.56 per share. Mr. Rappaport does not intend to exercise this right to have Venturian purchase these shares of common stock.

CERTAIN EFFECTS OF THE TRANSACTION

         If the Transaction is completed, Venturian will cease to be publicly traded. The Public Shareholders will be entitled to receive $5.00 per share in cash, without interest, provided that any shareholders who validly dissent from the Transaction may seek the fair value of their shares in accordance with the requirements of Minnesota law as explained in this proxy statement. The benefit of the Transaction to the Public Shareholders is the payment, in cash, of a premium above the market value of such stock prior to the announcement of the revised offer relating to the Transaction on April 5, 2001. This cash payment assures that all Public Shareholders will receive the same amount for their shares, rather than taking the risks associated with attempting to sell their shares in the open market or the risks associated with any decreases in Venturian's market value. Furthermore, any risks associated with the asbestos removal at Venturian's properties and the obligations relating to the supplemental medical benefits will be borne by Venturian Holdings as the surviving entity.

         The detriment to such holders is their inability to participate as continuing shareholders in the possible future growth of Venturian Holdings, the surviving entity. Following the Transaction, all of the outstanding equity interests of the surviving entity of the merger will be owned by the Acquiring Shareholders, who will, therefore, be the beneficiaries of any future earnings or growth of Venturian Holdings. Any future earnings or growth relating to the Napco assets will be realized by JATA. See "SPECIAL FACTORS - Special Committee and the Board of Directors; Fairness of the Transaction."

         The common stock is currently registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"). As a result of the Transaction, the common stock will be de-listed from the Nasdaq SmallCap Market and the registration of the common stock under the 1934 Act will be terminated, Venturian will be relieved of the obligation to comply with the proxy rules of Regulation 14A under Section 14 of the 1934 Act and its officers, directors and beneficial owners of more than 10% of the common stock will be relieved of the reporting requirements and "short-swing" trading provisions under Section 16 of the 1934 Act. Further, Venturian will no longer be subject to periodic reporting requirements of the 1934 Act and will cease filing information with the Securities and Exchange Commission.

         The certificate of formation and limited liability company agreement of Venturian Holdings will be the certificate of formation and limited liability company agreement of the surviving entity until thereafter amended as provided by law.

PLANS FOR VENTURIAN HOLDINGS AFTER THE TRANSACTION

         Except as described in this proxy statement, neither Venturian nor Venturian Holdings have any present plans or proposals involving Venturian Holdings after the closing of the Transaction which relate to or would result in an extraordinary corporate transaction such as a merger, reorganization, liquidation, sale or transfer of a material amount of assets, or any other material change in Venturian Holdings' legal structure or business. However, Venturian Holdings will review proposals or may propose the acquisition or disposition of assets or other changes in its business, legal structure, capitalization, management or dividend policy which it considers to be in the best interests of it and its members.

CONDUCT OF THE BUSINESS OF VENTURIAN IF THE TRANSACTION IS NOT CONSUMMATED

         If the Transaction is not completed, Venturian is expected to continue to operate as it is being operated presently. With respect to Napco, the interim management agreement (see "ASSET PURCHASE AGREEMENT - The Sale; Consideration; Interim Management Agreement" on page 42 for a description) with JATA will be terminated in the event that the asset purchase agreement is terminated for any reason, including the failure to obtain the required shareholder vote. JATA agreed to maintain all information received by it in the performance of its services under the interim management agreement in strict confidence and not to disclose such information to any other person or entity or use such information for any purpose other than performing its obligations under the interim management agreement and in completing the Transaction.

ACCOUNTING TREATMENT

         The merger will be accounted for, by Venturian Holdings, in accordance with the purchase method of accounting under accounting principles generally accepted in the United States of America.

FINANCING OF THE TRANSACTION

         The maximum amount of funds required by Venturian Holdings to pay the aggregate consideration due to Public Shareholders (other than those properly asserting dissenters' rights) and to pay cash to holders of stock options in Venturian in exchange for the cancellation of such options at the closing of the Transaction pursuant to the merger agreement is expected to be approximately $4,000,000, assuming all shares of common stock and stock options, in each case, are converted into cash in the merger in accordance with the merger agreement and there are no dissenting shareholders.

         All of the proceeds from the Napco sale will be distributed to the Public Shareholders (except those who properly exercise dissenters' rights) as part of the $5.00 per share consideration. The balance of the consideration will be funded by the capital contributions of Gary B. Rappaport and Robert Rappaport, a cousin of Gary B. Rappaport, to Venturian Holdings.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following summary is a general discussion of certain federal income tax consequences expected to result to the Public Shareholders whose shares of common stock are converted to cash in the Transaction. This summary is for general information only and does not purport to be a complete analysis of all potential tax effects of the Transaction. For example, the summary does not consider the effect of any applicable state, local or foreign tax laws that may consider the receipt of cash in this Transaction as a taxable event. In addition, the summary does not address all aspects of federal income taxation that may affect shareholders in light of their particular circumstances and is not intended for shareholders who may be subject to special federal income tax rules not discussed below (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, shareholders who hold their common stock as part of a hedge, straddle or conversion transaction, shareholders who acquired their common stock pursuant to the exercise of an employee stock option or otherwise as compensation, and shareholders who are not citizens or residents of the United States or that are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States). The following summary also does not address holders of stock options. The following summary assumes that shareholders have held their common stock as "capital assets" (generally, property held for investment) under the Internal Revenue Code of 1986, as amended.

         This summary is based on the current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service will not take a contrary view. No ruling from the Internal Revenue Service has been or will be sought with respect to any aspect of the transactions described herein. Future legislative, judicial or administrative changes or interpretations could alter or modify the statements and conclusions set forth herein, and any such changes or interpretations could be retroactive and could affect the tax consequences to shareholders.

         THE DISCUSSION SET FORTH BELOW OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE TRANSACTION, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAW AND OF CHANGES IN APPLICABLE LAW.

         A shareholder that, pursuant to the Transaction, converts his, her or its common stock into cash will recognize capital gain or loss equal to the difference between the amount of cash received and such shareholder's tax basis in the common stock surrendered therefor. In the case of a noncorporate shareholder, any such capital gain or loss will be taxable at a maximum capital gains rate of 20% if the shareholder has held the common stock for more than one year at the time of the Transaction. Capital gains of corporate shareholders are generally taxable at the regular income tax rates applicable to corporations. A shareholder's ability to use any capital loss may be subject to limitations.

         A shareholder whose common stock is converted to cash pursuant to the Transaction may be subject to backup withholding at the rate of 31% with respect to the gross proceeds from the conversion of such common stock unless such shareholder furnishes a correct taxpayer identification number (which for an individual is the individual's social security number) and certifies that he, she or it is not subject to backup withholding on Form W-9 (or the appropriate substitute or successor form) or otherwise establishes an exemption from backup withholding. A shareholder that does not comply with these requirements may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax, but rather is an advance tax payment that is refundable to the extent it results in an overpayment of tax.

REGULATORY APPROVAL

         Venturian is not aware of any approval required by a state or federal regulatory agency in order to consummate the Transaction.

FEES AND EXPENSES

         Whether or not the Transaction is consummated and except as otherwise provided herein, all fees and expenses incurred in connection with the Transaction will be paid by the party incurring such fees and expenses. Under the terms of the merger agreement, Venturian will pay Venturian Holdings $200,000 plus reasonable out of pocket costs and expenses if the merger agreement is terminated due to the acceptance of a superior proposal. Under the terms of the asset purchase agreement relating to the Napco sale, Napco shall pay JATA a fee of $250,000 plus expenses up to a maximum of $100,000 if the asset purchase agreement is terminated due to the acceptance of a superior proposal.

         Estimated fees and expenses to be incurred by Venturian or Venturian Holdings in connection with the Transaction are as follows:

         Special Committee's Financial Advisor's Fees and Expenses (1)....    $ 151,500.00
         Securities and Exchange Commission Filing Fees...................        1,010.80
         Legal, Accounting and Consulting Fees and Expenses...............      300,000.00
         Printing and Solicitation Fees and Expenses......................       20,000.00
         Special Committee Fees (maximum).................................       55,000.00
                                                                            --------------
                   Total..................................................    $ 527,510.80
                                                                            ==============

--------------------
(1)      See "SPECIAL FACTORS - Opinion of Financial Advisor to the Special
         Committee."

         To the extent the above fees and expenses are not paid by Venturian Holdings or Venturian prior to the articles of merger being filed with the Minnesota Secretary of State and the Delaware Secretary of State, such fees and expenses will be paid by Venturian Holdings if the Transaction is consummated.

PROVISIONS FOR PUBLIC SHAREHOLDERS

         No provision has been made to grant the Public Shareholders access to the corporate files of Venturian or any other party to the Transaction or to obtain counsel or appraisal services at Venturian's expense.

                              THE MERGER AGREEMENT

         The following is a summary of the material provisions of the merger agreement, a copy of which is attached as Annex A to this proxy statement. Such summary is qualified in its entirety by reference to the full text of the merger agreement.

THE MERGER; CONSIDERATION

         The merger agreement provides that the merger will become effective upon the filing of articles of merger with the Secretary of State of the State of Minnesota and with the Secretary of State of the State of Delaware or at such other time as the parties may agree and specify in the articles of merger (the "Effective Time"). If the merger is approved and adopted at the special meeting by the voting power of a majority of all outstanding shares of common stock voting with each share of common stock being entitled to cast one vote per share, and the other conditions to the merger are satisfied or waived, it is currently anticipated that the merger will become effective as soon as practicable after the special meeting; however, there can be no assurance as to the timing of the consummation of the merger or that the merger will be consummated.

         At the Effective Time, Venturian Holdings will be merged with and into Venturian, the separate corporate existence of Venturian Holdings will cease and Venturian will continue as the surviving entity. In the merger and at the Effective Time:

            * each share of common stock issued and outstanding immediately prior to the Effective Time held by Public Shareholders (other than common stock held by dissenting shareholders) will, by virtue of the Transaction and without any action on the part of the holder thereof, be converted into and become the right to receive the consideration of $5.00 per share;

            * each share of common stock issued and outstanding immediately prior to the Effective Time that is owned by Acquiring Shareholders will be converted into one membership interest in Venturian Holdings, the surviving entity;

            * each membership interest of Venturian Holdings issued and outstanding immediately prior to the Effective Time will be converted into and become one membership interest of the surviving entity and will, with the membership interests issued to the Acquiring Shareholders and Robert Rappaport, constitute the only outstanding membership interests of the surviving entity;

            * dissenting shareholders who do not vote to approve and adopt the merger agreement and who otherwise strictly comply with the provisions of the Minnesota Business Corporation Act regarding statutory dissenters' rights have the right to seek a determination of the fair value of their shares of common stock and payment in cash therefor under the dissenters' rights statutes in effect in Minnesota in lieu of the consideration; and

            * each stock certificate that has been converted to cash under the terms of the merger agreement will, after the Effective Time, evidence only the right to receive, upon the surrender of such certificate, an amount of cash per share equal to the consideration.

THE PAYMENT FUND; PAYMENT FOR SHARES OF COMMON STOCK

         American Stock Transfer & Trust Company (the "Paying Agent") will make the payments of funds to which the Public Shareholders (other than dissenting shareholders) are entitled to upon the consummation of the Transaction. On the closing date, Venturian Holdings will deposit or cause to be deposited with the Paying Agent, cash in the amount equal to at least $1,300,000 of the funds required for payment to the Public Shareholders (other than dissenting shareholders). Venturian Holdings, as the surviving entity, will be obligated to fund all additional payments of the funds required and within five business days after the Effective Time, will deposit or cause to be deposited with the Paying Agent such additional amount necessary (the $1,300,000 plus the additional amounts are being hereinafter referred to as the "Payment Fund").

         Within three business days following the Effective Time, the Paying Agent will mail to each holder of record of shares of common stock that have been converted as part of the Transaction into the right to receive consideration immediately prior to the Effective Time, a letter of transmittal and instructions for use in surrendering stock certificates in exchange for the consideration. No shareholder should surrender any stock certificates until the shareholder receives the letter of transmittal and other materials for such surrender. Upon surrender of a stock certificate for cancellation to the Paying Agent, together with a letter of transmittal, duly executed, and such other customary documents as may be required pursuant to the instructions, the holder of such certificate will be entitled to receive in exchange therefor the consideration into which the number of shares of common stock previously represented by such certificate(s) shall have been converted as part of the Transaction, without any interest thereon, and the stock certificates so surrendered will be cancelled.

         If payment of the consideration is to be made to a person other than the person in whose name the stock certificate surrendered is registered, it will be a condition of payment that the certificate so surrendered will be properly endorsed (together with signature guarantees on such certificate) or otherwise be in proper form for transfer and that the person requesting such payment shall have paid any transfer or other taxes required by reason of the payment of the consideration to a person other than the registered holder thereof or establish to the satisfaction of the surviving entity that such tax has been paid or is not applicable.

         SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES NOW AND SHOULD SEND THEM ONLY PURSUANT TO INSTRUCTIONS SET FORTH IN THE LETTERS OF TRANSMITTAL TO BE MAILED TO SHAREHOLDERS PROMPTLY AFTER THE EFFECTIVE TIME. IN ALL CASES, THE CONSIDERATION WILL BE PROVIDED ONLY IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT AND SUCH LETTERS OF TRANSMITTAL.

         Six months after the Effective Time, Venturian Holdings, the surviving entity, shall be entitled to require the Paying Agent to deliver to Venturian Holdings any portion of the Payment Fund that remains undistributed to or unclaimed by the holders of stock certificates (including the proceeds of any investments thereof), and any holders of stock certificates who have not theretofore complied with the above-described procedures to receive payment of the consideration may look only to Venturian Holdings for payment of the consideration to which they are entitled.

TRANSFERS OF COMMON STOCK

         After the Effective Time, the stock transfer books of Venturian will be closed, and there will be no further registration or transfers of stock certificates on the records of Venturian If, after the Effective Time, stock certificates are presented to the surviving entity, they will be cancelled and exchanged for the consideration pursuant to the terms of the merger agreement (subject to applicable law in the case of dissenting shareholders).

TREATMENT OF STOCK OPTIONS

         It is currently anticipated that at the Effective Time, each outstanding option to acquire shares of Venturian common stock will be cancelled. In consideration of such cancellation, Venturian (or, at Venturian Holdings' option Venturian Holdings) will pay to such holders of options to purchase shares of Venturian common stock (except for Gary B. Rappaport who will not receive any payment) an amount in cash, less any applicable withholding or other taxes in respect thereof, equal to the sum of:

            *  two-hundred and fifty dollars ($250.00); plus

            * an amount equal to the number of shares of Venturian common stock subject to options with a purchase or exercise price less than $5.00 per share, multiplied by the difference between $5.00 and the purchase or exercise price for such option as set forth in the applicable option agreement; plus

            * an amount equal to the number of shares of Venturian common stock subject to options with a purchase or exercise price equal to or in excess of $5.00 per share multiplied by $0.10.

CONDITIONS

         The respective obligations of Venturian Holdings and of Venturian to consummate the merger are subject to approval by the Venturian shareholders and a number of other conditions customary in merger agreements. The obligations of Venturian Holdings to effect the merger are subject to a number of additional conditions being satisfied on the closing date, including the following:

            * the holders of not more than ten percent (10%) of the issued and outstanding shares of the Venturian common stock immediately prior to the Effective Time having purported to exercise, or delivered notice to Venturian of their intention to exercise, dissenters' rights with respect to shares of Venturian common stock;

            * the special committee not having withdrawn or rescinded its recommendation that the shareholders vote in favor of the merger agreement and the merger; and

            * Venturian having entered into written agreements to cancel stock options, in form and substance reasonably satisfactory to Venturian Holdings, with each employee of Venturian who currently holds options to purchase shares of Venturian common stock.

         The obligations of Venturian to effect the merger are also subject to the condition that Dougherty shall not have withdrawn its opinion and the special committee not having withdrawn its recommendation, prior to the closing date.

REPRESENTATIONS AND WARRANTIES; COVENANTS; NO SOLICITATION

         Venturian and Venturian Holdings made to one another a number of representations and warranties that are customary in merger agreements. In addition, a number of covenants that are customary in merger agreements were made by the parties. Venturian agreed to immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any person or entity conducted theretofore by Venturian or any of its respective officers, directors, employees, agents or representatives with respect to any proposed, potential or contemplated proposal or offer (other than by Venturian Holdings) for a tender or exchange offer, merger, consolidation or other business combination involving Venturian or any subsidiary of Venturian, or any proposal to acquire in any manner an equity interest which could result in such party having a direct or indirect equity interest in or acquiring all or material portion of the assets of Venturian or any subsidiary of Venturian, other than the transactions contemplated by the merger agreement, such as the Napco sale.

         From and after the date of the merger agreement, without the prior written consent of Venturian Holdings, Venturian agreed it would not, and would not authorize or permit any of its respective officers, directors, employees, agents or representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action reasonably designed to facilitate any inquiries or the making of any proposal which constitutes or would reasonably be expected to lead to any proposal or offer (other than by Venturian Holdings) for a tender or exchange offer, merger, consolidation or other business combination involving Venturian or any subsidiary of Venturian, or any proposal to acquire in any manner an equity interest which could result in such party having a direct or indirect equity interest in or acquiring all or a material portion of the assets of Venturian or any subsidiary of Venturian, other than the transactions contemplated by the merger agreement.

         Venturian is permitted to engage in discussions or negotiations with a third party who (without any solicitation, initiation or encouragement, directly or indirectly, by or with Venturian or any of its officers, directors, employees, agents or representatives) seeks to initiate such discussions or negotiations and may furnish such third party information concerning Venturian and its business, properties and assets if, and only to the extent that:

            * the third party has first made a bona fide acquisition proposal to the board of directors of Venturian in writing prior to the date upon which the merger agreement shall have been approved and adopted by the required vote of the Venturian shareholders;

            * Venturian's board of directors concludes in good faith (after consultation with its financial advisor) that the transaction contemplated by such acquisition proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of such acquisition proposal and the party making such acquisition proposal, and could, if consummated, reasonably be expected to result in a transaction more favorable to Venturian's shareholders from a financial point of view than the merger contemplated by the merger agreement; and

            * Venturian's board of directors shall have concluded in good faith, after considering applicable provisions of state law, and after consultation with outside counsel, that such action is required for the board of directors to act in a manner consistent with its fiduciary duties under applicable law.

         Venturian is required to notify Venturian Holdings, as promptly as practicable:

            * that Venturian has received a bona fide acquisition proposal from a third party;

            * that Venturian is permitted to furnish information to, or to enter into discussions or negotiations with, such third party pursuant to the merger agreement; and

            * of the identity of the third party making such acquisition proposal and of all the terms and conditions of such proposal.

         Venturian agreed to keep Venturian Holdings reasonably informed of the status and material terms of such acquisition proposal and promptly advise the third party making such acquisition proposal that Venturian will not participate in negotiations or discussions with or provide information to such third party, unless and until such third party authorizes Venturian to notify Venturian Holdings of the acquisition proposal and of the identity of the third party making such acquisition proposal and of all the terms and conditions of such proposal.

TERMINATION

         The merger agreement may be terminated and the merger and the other transactions contemplated thereby may be abandoned at any time prior to the Effective Time, whether before or after the approval and adoption of the proposed merger by the Venturian shareholders:

            * by the mutual consent of the Venturian Holdings board of governors and the Venturian special committee;

            * by either the Venturian special committee or Venturian Holdings if: (i) any governmental entity shall have issued an order, decree, or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement and such order, decree, ruling or other action shall have become final and nonappealable; or (ii) if the Effective Time shall not have occurred by November 30, 2001 (provided that such termination will not be available to any party whose material breach of any representation, warranty, covenant or agreement under the merger agreement has been the cause of or resulted in the failure of the Effective Time to have occurred); and

            * by the Venturian Holdings board of governors if any of the conditions stated in the merger agreement to Venturian Holdings' obligation to effect the merger shall not have been satisfied on or prior to the earlier to occur of (i) the closing date, or (ii) November 30, 2001.

         Venturian may also terminate the merger agreement, prior to the shareholders' approval of the merger agreement, if:

            *  Venturian receives a superior proposal from a third party;

            * the board of directors of Venturian concludes that failure to enter into an agreement with respect to a superior proposal presented by a third party would result in non-compliance by the board of directors of Venturian with its fiduciary duties to Venturian shareholders;

            * Venturian has given Venturian Holdings written notice at least five (5) days prior to the earlier of such determination and the entering into of such agreement;

            * simultaneously with such termination, Venturian enters into such third party superior proposal; and

            * it pays to Venturian Holdings cash in the amount equal to the sum of all reasonable out of pocket costs and expenses incurred by or on behalf of Venturian Holdings in connection with or related to the merger agreement and the transactions contemplated thereby, including without limitation, the merger, plus $200,000.

FEES AND EXPENSES

         Whether or not the merger is consummated and except as otherwise provided, all fees and expenses incurred in connection with the merger will be paid by the party incurring such fees and expenses.

AMENDMENT/WAIVER

         Before or after approval and adoption of the Transaction by the shareholders, the merger agreement, subject to applicable law, may be amended, modified and supplemented in any and all respects, by the written agreement of the parties thereto (which, in the case of Venturian, will require approval of its board of directors upon the recommendation of the special committee), at any time prior to the closing date with respect to any of the terms contained therein, provided that after approval and adoption of the Transaction by the Venturian shareholders, the amount of the consideration will not be decreased and the form of the consideration will not be altered without the approval of the Venturian shareholders.

         Venturian Holdings or Venturian may waive any condition to its obligations under the merger agreement, or any breach, default or misrepresentation of any other party under the merger agreement; provided, however, that no waiver by any party of any such default, misrepresentation, or breach of warranty or covenant, whether intentional or not, will extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.



                          THE ASSET PURCHASE AGREEMENT

         The following is a summary of the material provisions of the Asset Purchase Agreement, dated April 11, 2001, by and among Venturian, Napco, JATA and NorcaTec, a copy of which is attached as Annex B to this proxy statement. Such summary is qualified in its entirety by reference to the full text of the asset purchase agreement.

THE SALE; CONSIDERATION; INTERIM MANAGEMENT AGREEMENT

         The assets to be sold to JATA include Napco's tangible and intangible assets, including, inventory, equipment, machinery, intellectual property, patents, contracts, manufacturing know-how and technology, plans, diagrams, customer lists and other intangible assets used by Napco in its business. The assets also include all accounts, notes receivable, cash, and cash equivalents of Napco. The assets may or may not include the shares of capital stock that Napco owns in IPM. Excluded assets include all life insurance policies and rights with respect thereto, all artwork and all insurance policies. The location of the assets are at Napco's sales and administrative offices located at 11111 Excelsior Boulevard, Hopkins, Minnesota 44343 and at Napco's warehouse facility, leased from Venturian, at 11001 Excelsior Boulevard, Hopkins, Minnesota 44343. JATA has agreed to offer employment to substantially all of Napco's employees.

         JATA will assume: (1) all of Napco's liabilities reflected on Napco's balance sheet as of December 31, 2000 (except to the extent discharged between December 31, 2000 and the closing date); (2) Napco's liabilities arising in the ordinary course of business through the closing date (including warranty obligations to be performed after the closing date with respect to products or services sold prior to the closing date and all supply and other agreements entered into in the ordinary course of business); and (3) liabilities and obligations under the agreements, contracts and commitments identified on the schedules to the asset purchase agreement. JATA will not assume any liabilities relating to events existing prior to January 1, 2001, including, among others, claims for Federal, state or local taxes, liability for Napco's office and warehouse facilities not being in compliance with environmental laws, unemployment liability, severance, vacation, bonus, and customer allowances and discounts, except to the extent otherwise provided in the asset purchase agreement. JATA will not assume any liability with respect to the Venturian Deferred Compensation Plan.

         In the event that the assets include the IPM stock, the purchase price will be $2,600,000. In the event that the assets do not include the IPM stock, the purchase price will be $2,000,000. In either instance, the purchase price will be paid in immediately available funds at the closing. The purchase price, whether $2,000,000 or $2,600,000, is subject to adjustments relating to a specified minimum net worth and a certain backlog amount. THE $5.00 PER SHARE OFFER PRICE TO PUBLIC SHAREHOLDERS FOR THE TRANSACTION WILL NOT CHANGE WHETHER THE PURCHASE PRICE FOR THE NAPCO ASSETS IS $2,000,000 OR $2,600,000. Because Venturian has made unsuccessful attempts to otherwise sell the IPM stock, it is presently contemplated that the IPM stock will be included in the Napco sale.

         On April 11, 2001, the parties also entered into an interim management agreement whereby JATA assumed all management responsibilities and control of all assets and liabilities of Napco that it will purchase pursuant to the asset purchase agreement. During the period between April 11, 2001 and the closing of the Transaction, JATA is responsible for the day to day operations of Napco. The interim management agreement terminates automatically at the closing of the Transaction or, in the event that the asset purchase agreement is terminated, upon the written notice of any party.

REPRESENTATIONS AND WARRANTIES; COVENANTS; NO SOLICITATION

         Napco, Venturian and JATA each made to one another a number of representations and warranties that are customary in asset purchase agreements. Venturian agreed not to actively solicit or engage in negotiations with any person relating to the possible acquisition of the Napco business. Venturian and its affiliates may, however, engage in discussions or negotiations with a third party who (without any solicitation, initiation or encouragement, directly or indirectly, by or with Venturian or any of its affiliates) seeks to initiate such discussions or negotiations and may furnish such third party information concerning Venturian and its business, properties and assets if, and only to the extent that:

            * the third party has first made a bona fide acquisition proposal, which exceeds JATA's cash purchase price offer by 20%, to the board of directors of Venturian or Napco in writing prior to the date upon which the Transaction shall have been approved and adopted by the required vote of the Venturian shareholders;

            * Venturian's board of directors concludes in good faith (after consultation with its financial advisor) that the transaction contemplated by such acquisition proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the such acquisition proposal and the party making such acquisition proposal, and could, if consummated, reasonably be expected to result in a transaction more favorable to Venturian's shareholders from a financial point of view than the transaction contemplated by the asset purchase agreement; and

            * Venturian's board of directors shall have concluded in good faith, after considering applicable provisions of state law, and after consultation with outside counsel, that such action is required for the board of directors to act in a manner consistent with its fiduciary duties under applicable law.

         Venturian is required, as promptly as practicable, to notify JATA:

            * if Venturian or Napco has received a bona fide acquisition proposal from a third party;

            * that Venturian or Napco is permitted to furnish information to, or to enter into discussions or negotiations with, such third party pursuant to the asset purchase agreement; and

            * of the identity of the third party making such acquisition proposal and of all the terms and conditions of such proposal.

         JATA may submit a proposal that modifies the terms of the asset purchase agreement by increasing the purchase price in response to the superior proposal. In the event that the Venturian board of directors recommends that the Venturian shareholders adopt the superior proposal and the modified offer equals or exceeds the terms of the superior proposal, Venturian agreed to submit the terms of the modified offer to the Venturian shareholders.

         Venturian also agreed to enter into a lease with JATA for the sales and administrative offices located at Hopkins Tech Center, 11111 Excelsior Boulevard, Hopkins, Minnesota 55343 and the Napco warehouse located at 11001 Excelsior Boulevard, Hopkins, Minnesota 55343. The material terms of the lease for the offices located at Hopkins Tech Center, 11111 Excelsior Boulevard include:

            *  Term: two years

            *  Use: general office use

            * Base rent: $5,461.33 per month; $65,536 per year; $4.00 per square foot

            *  Premises: approximately 16,384 square feet

            *  Security deposit: $5,461.33

            * Guaranty of lease: NorcaTec will enter into a Guaranty of Lease pursuant to which it will guarantee to Venturian the payment of all rent, utilities, taxes, assessments, insurance and all other payments to be made by JATA under the lease and the full performance and observance by JATA of all other terms of the lease.

         The material terms of the lease for the Napco warehouse located at 11001 Excelsior Boulevard include:

            *  Term: two years

            * Use: general warehouse use, including machining, shipping, storage and assembly

            * Base rent: $401,050 per year, payable in monthly installments of $33,420.83; $3.25 per square foot

            * Premises: approximately seven acres and includes an approximately 123,400 square foot building and a metal outbuilding consisting of approximately 9,000 square feet; does not include the fenced in parking area immediately south of the southwestern corner of the main building or the storage and parking area south of the fence marking the southern boundary of the premises

            *  Security deposit: $33,416.67

            * Guaranty of lease: NorcaTec will enter into a Guaranty of Lease pursuant to which it will guarantee to Venturian the payment of all rent, utilities, taxes, assessments, insurance and all other payments to be made by JATA under the lease and the full performance and observance by JATA of all other terms of the lease.

VOTING AGREEMENT.

         The parties also made certain covenants to each other pursuant to which voting agreements were entered into by and among the Acquiring Shareholders, J. Stephen Schmidt and JATA. In the voting agreements, the Acquiring Shareholders and J. Stephen Schmidt each: (1) agreed to vote their Venturian shares in favor of the Transaction and/or against any superior proposal; (2) agreed not to sell, assign or transfer any of their Venturian common stock unless the purchaser, assignee or transferee agrees to enter into and be subject to a similar voting agreement; and (3) appointed the secretary (or the secretary's designee) of JATA to vote their Venturian shares in favor of the Transaction and/or against any superior proposal.

CONDITIONS.

         The obligations of the parties to consummate the Napco sale are subject to the following conditions, among other standard conditions:

            * there will not have been a breach of the representations and warranties of Venturian and Napco that results in a reduction of $1,000,000 or more in the net worth of the Napco business; and

            * the Transaction shall have been approved by a majority vote of the Venturian shareholders and the holders of fewer than 10% of the issued and outstanding shares of Venturian common stock shall have filed a written notice with Venturian of their intent to exercise dissenters' rights.

         The closing of the Napco sale is not contingent on JATA obtaining financing.

TERMINATION.

         The asset purchase agreement may be terminated:

            * automatically in the event that the Transaction is rejected and/or a superior proposal is approved by the Venturian shareholders;

            * by JATA if there is a material adverse breach by Napco or Venturian of their respective obligations under the asset purchase agreement that is not cured within 10 days of written notice by JATA to Napco and Venturian;

            * by Venturian if there is a material adverse breach by JATA or NorcaTec of their respective obligations under the asset purchase agreement that is not cured within 10 days of written notice by Venturian to JATA; or

            * by any party upon written notice to the others in the event that the Napco sale has not occurred on or prior to November 30, 2001, not as a result of the breach of the asset purchase agreement by such party.

         In the event that the agreement automatically terminates or is terminated by JATA due to a material adverse breach by Napco or Venturian, Napco shall reimburse JATA for its reasonable legal and accounting fees and other expenses incurred from February 16, 2001 through the date of such termination, up to a maximum of $100,000. In the event that it automatically terminates because a superior proposal is approved, Napco shall pay JATA a fee of $250,000 plus expenses up to the maximum of $100,000.

FAIRNESS.

         As part its process in rendering the fairness opinion, Dougherty reviewed a draft of the asset purchase agreement, analyzed certain aspects of Napco, including its assets and business, and concluded that the $5.00 per share that the Public Shareholders will receive if the Transaction is approved and consummated, is fair. See "Opinion of Financial Advisor to the Special Committee."

JATA LLC AND NORCATEC LLC.

         JATA is a New York limited liability company that was formed on March 26, 2001. Its address is c/o Tashlik, Kreutzer, Goldwyn & Crandell P.C., 833 Northern Boulevard, Great Neck, New York 11021. JATA is a special purpose entity formed in connection with the proposed Napco sale and has no independent operations. The board of directors of Venturian was given access to information regarding the financial resources available to JATA and was satisfied that the financial resources are sufficient to support JATA's obligations under the asset purchase agreement.

         NorcaTec is a New York limited liability company that was formed on December 21, 1995. NorcaTec sells military spare parts and equipment to various U.S. and foreign governmental entities. NorcaTec is a competitor to Napco. Its address is 800 Axinn Avenue, Garden City, New York 11530. JATA and NorcaTec are affiliated.



                               DISSENTERS' RIGHTS

         Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act provide to each shareholder the right to dissent from the Transaction, and obtain payment in cash for the "fair value" of such shareholder's shares following the consummation of the Transaction. The following summary of the applicable provisions of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to such sections, the full texts of which are attached as Annex D to this proxy statement. These sections should be reviewed carefully by any shareholder who wishes to exercise dissenters' rights or who wishes to preserve the right to do so, since failure to comply fully with the procedures set forth herein or therein will result in the loss of dissenters' rights.

         Under the Minnesota Business Corporation Act, holders of common stock will have the right, by fully complying with the applicable provisions of Sections 302A.471 and 302A.473, to dissent with respect to the Transaction and to receive from Venturian Holdings, the surviving entity, payment in cash of the "fair value" of their shares of common stock after the Transaction is completed. The term "fair value" means the value of the shares of common stock immediately before the effective date of the Transaction.

         All references in Sections 302A.471 and 302A.473 and in this summary to a "shareholder" are to a record holder of the shares of common stock as to which dissenters' rights are asserted. Except as provided in the next sentence, a person having beneficial ownership of shares of common stock that are held of record in the name of another person, such as a broker, nominee, trustee or custodian, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner in order to perfect whatever dissenters' rights such beneficial owner may have.

         Shareholders who desire to exercise their dissenters' rights must satisfy all of the following conditions:

         Shareholders electing to exercise dissenters' rights must send a written notice of intent to demand fair value, before the taking of the vote on the Transaction, to Venturian c/o Morris Sherman, Leonard, Street and Deinard, 150 South Fifth Street, Suite 2300, Minneapolis, Minnesota 55402. The written demand should specify the shareholder's name and mailing address, the number of shares owned and that the shareholder intends to demand the fair value of his, her or its shares. This written demand must be in addition to and separate from any proxy or vote against the Transaction. Voting against, abstaining from voting or failing to vote on the Transaction does not by itself constitute a notice of intent to demand fair value within the meaning of the Minnesota Business Corporation Act.

         Shareholders electing to exercise their dissenters' rights under the Minnesota Business Corporation Act must not vote for approval and adoption of the Transaction. A shareholder's failure to vote against the Transaction will not constitute a waiver of dissenters' rights. However, if a shareholder returns a signed proxy but does not specify a vote against adoption of the Transaction or direction to abstain, the proxy will be voted for approval and adoption of the Transaction, which will have the effect of waiving that shareholder's dissenters' rights.

         A Venturian shareholder may not assert dissenters' rights as to less than all of the shares registered in such shareholder's name except where certain shares are beneficially owned by another person but registered in such holder's name. If a record owner, such as a broker, nominee, trustee or custodian, wishes to dissent with respect to shares beneficially owned by another person, such shareholder must dissent with respect to all of such shares and must disclose the name and address of the beneficial owner on whose behalf the dissent is made. A beneficial owner of shares of common stock who is not the record owner of such shares may assert dissenters' rights as to shares held on such person's behalf, provided that such beneficial owner submits a written consent of the record owner to Venturian at or before the time such rights are asserted.

         If the Transaction is approved and adopted by the Venturian shareholders at the special meeting, Venturian Holdings will send a written notice to each shareholder who filed a written notice of intent to demand fair value for such shareholder's shares and did not vote for approval and adoption of the Transaction. The notice will contain the address to which the shareholder shall send a demand for payment and the stock certificates representing the dissenting shares in order to obtain payment and the date by which they must be received, a form to be used in connection therewith and other related information.

         In order to receive fair value for the shareholder's shares, a dissenting shareholder must, within 30 days after the date such notice was given (for which purpose notice by Venturian Holdings is deemed to have been given under Minnesota law when deposited in the U.S. mail), demand the payment of fair value for his or her shares, and deposit his or her stock certificates with Venturian Holdings at the address specified in such notice. A dissenting shareholder will retain all rights as a shareholder until the Effective Time. After a valid demand by a dissenting shareholder for payment and the related stock certificates are received, or after the Effective Time, whichever is later, Venturian Holdings will remit to each dissenting shareholder who has complied with the statutory requirements the amount that Venturian Holdings estimates to be the fair value of such shareholder's shares, with interest commencing five days after the Effective Time at a rate prescribed by statute. Remittance will be accompanied by Venturian Holdings' closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the Effective Time, together with Venturian Holdings' latest available interim financial statements, an estimate of the fair value of the shareholder's shares and a brief description of the method used to reach the estimate, a brief description of the procedure to be followed if such holder determines to demand supplemental payment and copies of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act.

         If the dissenting shareholder believes that the amount remitted by Venturian Holdings is less than the fair value of such holder's shares, plus interest, the shareholder may give written notice to the surviving entity of such holder's own estimate of the fair value of the shares, plus interest, within 30 days after the mailing date of the remittance and demand payment of the difference. Such notice must be given at the executive offices of Venturian at the address set forth above. A shareholder who fails to give such written notice within this time period is entitled only to the amount remitted by the surviving entity.

         Within 60 days after receipt of a demand for supplemental payment, the surviving entity must either pay the shareholder the amount demanded or agreed to by such shareholder after discussion with Venturian Holdings or petition a court in Hennepin County, Minnesota for the determination of the fair value of the shares, plus interest. The petition shall name as parties all shareholders who have demanded supplemental payment and have not reached an agreement with Venturian Holdings. The court, after determining that the shareholder or shareholders in question have complied with all statutory requirements, may use any valuation method or combination of methods it deems appropriate to use, whether or not used by Venturian Holdings or the dissenting shareholder, and may appoint appraisers to recommend the amount of the fair value of the shares. The court's determination will be binding on all shareholders who properly exercised dissenters' rights and did not agree with Venturian Holdings as to the fair value of the shares. Dissenting shareholders are entitled to judgment in cash for the amount by which the court-determined fair value per share, plus interest, exceeds the amount per share, plus interest, remitted to the shareholders by Venturian Holdings. The shareholders shall not be liable to Venturian Holdings for any amounts paid by Venturian Holdings which exceed the fair value of the shares as determined by the court, plus interest. The costs and expenses of such a proceeding, including the expenses and compensation of any appraisers, will be determined by the court and assessed against Venturian Holdings, except that the court may, in its discretion, assess part or all of those costs and expenses against any shareholder whose action in demanding supplemental payment is found to be arbitrary, vexatious or not in good faith. The court may award fees and expenses to an attorney for the dissenting shareholders out of the amount, if any, awarded to such shareholders. If the court finds that Venturian Holdings has failed to comply substantially with
Section 302A.473, the court may assess against Venturian Holdings such fees or expenses of experts or attorneys as the court deems equitable. Fees and expenses of experts or attorneys may also be assessed against any person who acted arbitrarily, vexatiously or not in good faith in bringing the proceeding.

         Venturian Holdings may withhold the remittance of the estimated fair value, plus interest, for any shares owned by any person who was not a shareholder, or who is dissenting on behalf of a person who was not a beneficial owner, on April 11, 2001, the date on which the proposed Transaction was first announced to the public (the "Public Announcement Date"). Venturian Holdings will forward to any such dissenting shareholder who has complied with all requirements in exercising dissenters' rights the notice and all other materials sent after shareholder approval and adoption of the Transaction to all shareholders who have properly exercised dissenters' rights, together with a statement of the reason for withholding the remittance and an offer to pay the dissenting shareholder the amount listed in the materials if the shareholder agrees to accept that amount in full satisfaction. The shareholder may decline this offer and demand payment by following the same procedure as that described for demand of supplemental payment by shareholders who owned their shares as of the Public Announcement Date.

Any shareholder who did not own shares on the Public Announcement Date and who fails properly to demand payment will be entitled only to the amount offered by Venturian Holdings. Upon proper demand by any such shareholder, rules and procedures applicable in connection with receipt by Venturian Holdings of the demand for supplemental payment given by a dissenting shareholder who owned shares on the Public Announcement Date will also apply to any shareholder properly giving a demand but who did not own shares of record or beneficially on the Public Announcement Date, except that any such shareholder is not entitled to receive any remittance from Venturian Holdings until the fair value of the shares, plus interest, has been determined pursuant to such rules and procedures.

         Shareholders considering exercising dissenters' rights should bear in mind that the fair value of their shares determined under Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act could be more than, the same as or, in certain circumstances, less than the consideration they would have received pursuant to the Transaction if they have not exercised dissenters' rights with respect to their shares, and that the opinion of any investment banking firm as to fairness, from a financial point of view, is not an opinion as to fair value under Sections 302A.471 and 302A.473. Under Section 302A.471 of the Minnesota Business Corporation Act, a shareholder has no right at law or equity to set aside the adoption or the consummation of the Transaction, except if such adoption or consummation is fraudulent with respect to such shareholder. IF YOU FAIL TO COMPLY FULLY WITH THE STATUTORY PROCEDURE SUMMARIZED ABOVE YOU WILL FORFEIT YOUR RIGHT OF DISSENT AND WILL RECEIVE THE CONSIDERATION FOR YOUR SHARES. SEE ANNEX D.

                           MARKET FOR THE COMMON STOCK

COMMON STOCK MARKET PRICE INFORMATION; DIVIDEND INFORMATION

         Venturian's common stock is traded (currently on the Nasdaq SmallCap Market and previously on the Nasdaq National Market) under the symbol "VENT." The following table shows, for the quarters indicated, the per share high and low closing sale prices of the common stock on the Nasdaq National Market or Nasdaq SmallCap Market, as applicable, based on published financial sources.

                                             HIGH        LOW
                                             ----        ---
FISCAL YEAR ENDED DECEMBER 31, 2000
     First Quarter                          $6.13       $4.75
     Second Quarter                          5.38        4.00
     Third Quarter                           5.00        4.00
     Fourth Quarter                          4.38        1.63

FISCAL YEAR ENDED DECEMBER 31, 1999
     First Quarter                          $8.64       $5.68
     Second Quarter                          6.02        4.55
     Third Quarter                           7.22        4.77
     Fourth Quarter                          6.75        4.63


         On December 26, 2000, the last full trading day prior to the public announcement of Gary B. Rappaport's indication of interest in acquiring Venturian, the closing sale price for the common stock on the Nasdaq SmallCap Market was $1.63 and the average of the high and low prices was $1.56. On April 5, 2001, the day of the press release announcing Venturian Holdings' revised offer, no Venturian stock traded. The closing sale price and the average of the high and low prices on April 4, 2001 were $2.875. On May 7, 2001, the last trading day prior to the date of this proxy statement, the closing price for the common stock on the Nasdaq SmallCap Market was $4.92. The market price for the Venturian common stock is subject to fluctuation and shareholders are urged to obtain current market quotations.

         On September 30, 1999, Venturian paid a quarterly dividend of $.045 per share to shareholders of record on September 15, 1999. On October 15, 1999, an eleven-for-ten stock split was effected for shareholders of record on September 30, 1999. Total dividends per share were $.09 for the year ended December 31, 1999. Venturian did not pay any dividends for the year ended December 31, 2000. There are no known restrictions on Venturian's ability to pay dividends.


COMMON STOCK PURCHASE INFORMATION

         None of Venturian, Venturian Holdings, or their executive officers or directors has engaged in any transaction with respect to the common stock of Venturian within the past 60 days. Except as set forth below, during the last two years, neither Venturian (including its directors and officers) nor Venturian Holdings, has purchased any Venturian common stock:

    Purchaser               Quarterly Period      Number of Shares      Range of Prices
    ---------               ----------------      ----------------      ---------------
J. Stephen Schmidt          10/1/00-12/31/00                   900               $1.875
J. Stephen Schmidt            4/1/00-6/30/00                 5,000           $5.00-5.50
J. Stephen Schmidt            4/1/99-6/30/99                   750                $5.00
Morris M. Sherman             4/1/99-6/30/99                   750                $5.00
Anthony S. Cleberg            4/1/99-6/30/99                   750                $5.00
Melissa E. Rappaport          4/1/99-6/30/99                   750                $5.00
Gary B. Rappaport           10/1/00-12/31/00                 2,900           $3.88-4.00
Gary B. Rappaport             7/1/00-9/30/00                14,300          $4.375-5.50
Gary B. Rappaport             4/1/00-6/30/00                 1,850          $4.375-4.75
Gary B. Rappaport             1/1/00-3/31/00                 1,700           $5.75-6.00
Gary B. Rappaport             7/1/99-9/30/99                 2,000        $5.9375-7.125


         The average purchase price per share of Venturian common stock purchased by the above persons during the fourth quarter of 2000 was $2.9075.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of the record date, except as otherwise indicated, concerning the beneficial ownership of Venturian's common stock by each person or group known by Venturian to beneficially own more than 5% of the outstanding shares of common stock, individual directors and executive officers, and the directors and executive officers of Venturian as a group.

           Name and Address of                          Amount and Nature of         Percentage
           Beneficial Owner                             Beneficial Ownership         of Class
           ----------------                             --------------------         --------
Quarterdeck Public Equities, LLC                         73,705 (direct)              5.7%
10100 Santa Monica Boulevard, Suite 1425                 37,000 (indirect)(a)         3.1%
Los Angeles, CA 90067

Henry Partners, L.P.                                     90,000 (direct)  (b)         6.90%
255 South 17th Street, Suite 2501
Philadelphia, PA 19103

Hesperus Partners Ltd.                                   70,264 (direct)  (c)         5.42%
225 W. Washington, St., Suite 1650
Chicago, IL 60606

White Dwarf Partners, L.P.                               61,901 (direct)  (c)         4.77%
225 W. Washington, St., Suite 1650
Chicago, IL 60606

The Charles Schwab Company                               72,838 (direct)  (d)         5.61%
Trustee for Venturian Group Profit
Sharing Plan and Trust
One Montgomery Street
San Francisco, CA 94104

Oppenheimer Group, Inc.                                  81,015 (direct)  (e)         6.24%
World Financial Center
New York, NY 10281

Gary B. Rappaport                                       137,175 (direct)  (f)         25.8%
11111 Excelsior Boulevard                               208,996 (indirect)(g)
Hopkins, MN 55343

Charles B. Langevin                                      65,835 (direct)  (h)         4.87%

J. Stephen Schmidt                                       68,058 (direct)              5.25%

Don M. House, Jr.                                        49,500 (direct)  (i)         3.67%

Reinhild D. Hinze                                        28,645 (direct)  (j)         2.17%

Mary F. Jensen                                           25,300 (direct)  (k)         1.92%

Melissa E. Rappaport                                     15,127 (direct)              1.17%

Anthony S. Cleberg                                        5,728 (direct)              0.44%

Morris M. Sherman                                         3,418 (direct)              0.26%

All directors and executive officers as a group (9 in   398,786 (direct)  (1)        41.42%
number including the above)                             217,198 (indirect)(l)

Venturian Holdings, the Acquiring                       588,785 (direct)  (m)        45.4%
Shareholders and J. Stephen Schmidt


(a)      Shares owned by Jon Kutler of Quarterdeck Public Equities, LLC.

(b) The information set forth is based on a Schedule 13G dated April 16, 2001 filed, with the Securities and Exchange Commission, by Henry Partners, L.P.

(c) Hesperus Partners Ltd. ("Hesperus") and White Dwarf Partners, L.P. ("White Dwarf") are affiliates. Voting and investment power with respect to the shares owned by Hesperus may be deemed shared with Sirius Partners L.P., the general partner of Hesperus Partners Ltd. and with Sirius Corporation, the general partner of Sirius Partners L.P., and with respect to the shares owned by White Dwarf, may be deemed shared with Pluto L.L.C., the general partner of White Dwarf.

(d) These shares are owned by The Charles Schwab Trust Company ("Schwab") as trustee for the Venturian Group Profit Sharing/401(k) Plan. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Schwab is deemed to be a beneficial owner of such securities; however, Schwab expressly disclaims any beneficial interest in said shares. However, it is presently contemplated that Venturian's three directors (Anthony S. Cleberg, Morris M. Sherman, and Charles B. Langevin) who have not entered into a voting agreement with JATA to vote in favor of the Transaction will direct the Charles Schwab Company, the trustee for the Plan, to vote the Venturian shares held by the Plan in favor of the Transaction.

(e) Beneficial ownership is reported on behalf of the parent and various subsidiaries of Oppenheimer Group, Inc., and for investment advisory clients or discretionary accounts of such subsidiaries. Oppenheimer Group, Inc. disclaims beneficial ownership of such shares.

(f) Includes 42,460 shares of Venturian common stock, which Mr. Rappaport could acquire pursuant to presently exercisable options. Mr. Rappaport does not intend to exercise these options prior to the closing of the Transaction, and will have these options cancelled without any payment to him.

(g) These shares are owned by trusts created under the will of Max B. Rappaport, deceased, for the benefit of his wife and two children (including Gary B. Rappaport, a trustee of said trusts). Mr. Rappaport shares the voting and investment power with respect to said shares in his capacity as trustee or co-trustee of said trusts. Also includes 72,838 shares held by the Venturian Group Profit Sharing/401(k) Plan. Mr. Rappaport ordinarily holds voting and dispositive power with respect to these shares. However, it is presently contemplated that Venturian's three directors (Anthony S. Cleberg, Morris M. Sherman, and Charles B. Langevin) who have not entered into a voting agreement with JATA to vote in favor of the Transaction will direct the Charles Schwab Company, the trustee for the Plan, to vote the Venturian shares held by the Plan in favor of the Transaction. Mr. Rappaport is a participant in the Plan.

(h) Includes 53,625 shares of Venturian common stock, which Mr. Langevin could acquire pursuant to presently exercisable options.

(i) Consists of 49,500 shares of Venturian common stock, which Mr. House could acquire pursuant to presently exercisable options.

(j) Includes 22,000 shares of Venturian common stock, which Ms. Hinze could acquire pursuant to presently exercisable options.

(k) Includes 22,000 shares of Venturian common stock, which Ms. Jensen could acquire pursuant to presently exercisable options.

(l)      Notes (e) - (k) are incorporated herein by this reference thereto.
         NOTE: This includes 186,835 shares of Venturian common stock which the listed persons could acquire pursuant to presently exercisable options. Such persons will not exercise these options but will surrender the options to be cancelled for the consideration offered as part of the Transaction. Mr. Rappaport's options will be cancelled without payment to him.

(m) See "Information Concerning the Special Meeting - Venturian Holdings and the Acquiring Shareholders" for a description of the holdings of the Acquiring Shareholders. As reported on a Schedule 13D filed with the Securities and Exchange Commission on May 3, 2001, the Acquiring Shareholders and Mr. Schmidt have entered into voting agreements with JATA to vote their shares in favor of the Transaction. The Acquiring Shareholders have also entered into an agreement with Venturian Holdings pursuant to which they agree to comply with the terms and conditions of their voting agreements with JATA.


                            DIRECTORS AND MANAGEMENT

VENTURIAN

         Set forth below are the name and business address of each director and executive officer of Venturian, the present principal occupation or employment of each such person and the name, principal business address of the corporation or other organization in which such occupation or employment of each such person is conducted. Also set forth below are the material occupations, positions, offices and employment of each such person and the name, principal business and address of any corporation or other organization in which any material occupation, position, office or employment of each such person was held during the last five years. Each person listed below is a citizen of the United States.

The present directors are:

     Name (Age)       Director Since             Principal Occupation or Employment and
                                                    Other Directorships Held; Address
Morris M. Sherman        May 1988       Secretary of Venturian since 1987. Mr. Sherman has been
(65)                                    a partner in the law firm of Leonard, Street and
                                        Deinard Professional Association, counsel to Venturian,
                                        for more than five years. Address: Leonard, Street and
                                        Deinard, 150 South Fifth Street, Suite 2300,
                                        Minneapolis, MN 55402.

Charles B. Langevin    November 1990    Mr. Langevin served as President of Napco International
(55)                                    Inc., Venturian's wholly-owned subsidiary, from 1996 to
                                        March 31, 2001. Previously, Mr. Langevin was the
                                        Executive Vice President of Napco International Inc.
                                        for more than five years. Address: Venturian Corp.,
                                        11111 Excelsior Boulevard, Hopkins, MN 55343.

Melissa E. Rappaport     May 1998       Ms. Rappaport has been the Vice President of Business
(33)                                    Development at Capella Education Company, an online
                                        university offering Masters and PhDs to adult working
                                        professionals, since

                                        December 2000. Ms. Rappaport previously served in
                                        various capacities at America West Airlines from May
                                        1996 to December 2000, including Managing Director of
                                        B2C E-Business and Director of Revenue Analysis. Prior
                                        to her employment at America West, Ms. Rappaport served
                                        in various capacities at Northwest Airlines. Ms.
                                        Rappaport is the daughter of Gary B. Rappaport,
                                        Chairman of the Board and Chief Executive Officer of
                                        Venturian. Address: Capella University, 222 South 9th
                                        Street, 20th Floor, Minneapolis, MN 55402.

J. Stephen Schmidt       May 1998       Mr. Schmidt has owned T.N.B. Holdings, Inc., a real
(55)                                    estate and financial holding company, for more than
                                        five years. Mr. Schmidt also serves as Chairman of
                                        Wavecrest Technologies, a high-technology electronics
                                        measurement company; Chairman of PriMed Inter-national,
                                        a development stage medical device company; and is a
                                        consultant to the Board of Directors of Shufflemaster
                                        Gaming, Inc., a supplier to the gaming industry.
                                        Address: T. N. B. Holdings, Inc., 420 E. Main Street,
                                        Suite 203, Anoka, MN 55303.

Gary B. Rappaport     September 1983    Chairman of the Board and Chief Executive Officer of
(64)                                    Venturian since 1983; President from 1983 until March
                                        1996 and from December 1996 to February 1998. Director
                                        Melissa E. Rappaport is the daughter of Mr. Rappaport.
                                        Address: Venturian Corp., 11111 Excelsior Boulevard,
                                        Hopkins, MN 55343.

Anthony S. Cleberg      June 1996       Mr. Cleberg has been the Executive Vice President and
(48)                                    Chief Financial Officer of Champion Enterprises, Inc.,
                                        a family of companies that manufacture and sell
                                        manufactured and modular housing, since October 2000.
                                        Mr. Cleberg previously served as Executive Vice
                                        President and Chief Financial Officer of Morrison
                                        Knudsen Corporation from May 1997 to October 2000.
                                        Mr. Cleberg worked for Honeywell, Inc. from July 1982
                                        to April 1997 in various financial positions, including
                                        Corporate Vice President - Business Development,
                                        Corporate Vice President - Taxes and Corporate Vice
                                        President - Finance - Space and Aviation Control. Mr.
                                        Cleberg is a Certified Public Accountant and a
                                        Certified Management Accountant. Address:
                                        Champion Industries, 2701 Cambridge Ct., Suite 300,
                                        Auburn Hills, MI 48326.

The present executive officers are:

       Name (Age)       Officer Since               Office(s) Held

Gary B. Rappaport (64)     1983(1)     Chairman of the Board and Chief Executive
                                       Officer of Venturian and Napco

Mary F. Jensen (46)        1987(1)     Chief Financial Officer of Venturian and
                                       Napco

Reinhild D. Hinze (51)     1985(1)     Assistant Secretary of Venturian and
                                       Treasurer, Vice President Operations of
                                       Napco

Don M. House, Jr. (48)     1998(2)     President and Chief Operating Officer of
                                       Venturian (2)


(1) Each of the indicated officers has been employed by Venturian for more than five years.

(2) Mr. House joined Venturian in December 1997. In February 1998, he was appointed President and Chief Operating Officer by the Board of Directors. Previously, Mr. House was President of Porsa System, Inc., a designer and builder of custom fixtures and displays, from July 1996 to July 1997. Mr. House also served as President of P.C. Express, Inc. from April 1995 to December 1995 and President of Apeiron, Inc., a start-up manufacturer of high precision laser measurement systems, from May 1994 to April 1995. Mr. House was President of Comtrol Corp., a manufacturer of multiport serial communications controllers from October 1989 to October 1993. Prior to October 1989, Mr. House served in various capacities at Honeywell Information Systems for more than 10 years.

         The address for each of the officers is: Venturian Corp., 11111 Excelsior Boulevard, Hopkins, MN 55343. During the last five years, neither Venturian, nor, to the knowledge of Venturian, any person named above, (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or (ii) has been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding or any violation of federal or state securities laws.

VENTURIAN HOLDINGS

         Gary B. Rappaport, the Chairman and Chief Executive Officer is currently the sole manager (the Chief Executive Manager and Chief Financial Manager) and sole governor of Venturian Holdings. (See above for additional information regarding Mr. Rappaport.) Upon the Effective Time, it is contemplated that Melissa E. Rappaport will be appointed to serve as the secretary and a governor of Venturian Holdings. (See above for additional information regarding Ms. Rappaport). Upon the Effective Time, it is also contemplated that Jon D. Kutler, a former director of Venturian, will be appointed to serve as a governor of Venturian Holdings. Mr. Kutler has been President and Chief Executive Officer of Quarterdeck Public Equities, LLC and Quarterdeck Partners, Inc. for more than five years. Quarterdeck Public Equities, LLC is an affiliate of Quarterdeck Investment Partners, Inc., an investment banking firm focusing in the global aerospace and defense markets. Mr. Kutler's business address is: Quarterdeck Investment Partners, Inc., 10100 Santa Monica Boulevard, Suite 1425, Los Angeles, California 90067. It is also contemplated that Robert Rappaport, a cousin of Gary B. Rappaort, will be appointed to serve as a governor of Venturian Holdings. Robert Rappaport is a professional real estate investor. His business address is: Consolidated Investment Properties, Inc., 11111 Excelsior Boulevard, Hopkins, Minnesota 55343.

         During the last five years, none of Venturian Holdings, Gary B. Rappaport, Melissa E. Rappaport, Jon D. Kutler or Robert Rappaport (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or (ii) has been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding or any violation of federal or state securities laws.

                              INDEPENDENT AUDITORS

          The firm of Grant Thornton LLP has served as the independent auditor for Venturian and its predecessors since 1970. The consolidated financial statements of Venturian for each of the years in the three year period ended December 31, 2000 included in Venturian's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Grant Thornton LLP, independent auditors, as stated in their reports appearing therein. It is expected that representatives of Grant Thornton LLP will be present at the special meeting, both to respond to appropriate questions of Venturian shareholders and to make a statement if they so desire.

                              SHAREHOLDER PROPOSALS

         The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. If the merger is consummated, there will be no public Venturian shareholders and no public participation in any future meetings of Venturian shareholders. However, if the Transaction is not consummated, all Venturian shareholders will continue to be entitled to attend and participate in Venturian shareholders' meetings. If the Transaction is not consummated, Venturian's next annual meeting of shareholders (for the fiscal year ending December 31, 2001) is expected to be held on or about May 8, 2002 and proxy materials in connection with that meeting are expected to be mailed on or about April 5, 2002. Any shareholder proposals prepared in accordance with the proxy rules for inclusion in Venturian's proxy materials for that meeting should have been received by Venturian on or before December 15, 2001 to have complied with the rules of the Securities and Exchange Commission.

                       WHERE YOU CAN FIND MORE INFORMATION

         The Securities and Exchange Commission allows Venturian to "incorporate by reference" information into this proxy statement, which means that Venturian can disclose important information by referring you to another document filed separately with the Securities and Exchange Commission. The following documents previously filed by Venturian with the Securities and Exchange Commission are incorporated by reference in this proxy statement and are deemed to be a part hereof:

                  Annual Report on Form 10-K, including Exhibit 13 to Form 10-K
                  - Annual Report to Shareholders, and Form 10-K/A for the fiscal year ended December 31, 2000.

         All documents subsequently filed by Venturian pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the special meeting, shall be deemed to be incorporated by reference into this proxy statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this proxy statement modifies or replaces such statement.

          Venturian undertakes to provide by first class mail, without charge and within one business day of receipt of any written or oral request, to any person to whom a copy of this proxy statement has been delivered, a copy of any or all of the documents referred to above which have been incorporated by reference in this proxy statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to Mary Jensen, Venturian Corp., 11111 Excelsior Boulevard, Hopkins, Minnesota 55343; telephone number: (952) 931-2500. THE FORM 10-K, INCLUDING EXHIBIT 13 TO FORM 10-K ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K/A FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 ARE BEING DELIVERED TO SHAREHOLDERS WITH THIS PROXY STATEMENT.

                                 OTHER BUSINESS

         Under Minnesota law, the business conducted at a special meeting of shareholders is limited to the purposes stated in the notice of the meeting. Accordingly, no other business will be conducted at the special meeting, other than as stated in the notice of meeting that accompanies this proxy statement.

                              AVAILABLE INFORMATION

         No person is authorized to give any information or to make any representations, other than as contained in this proxy statement, in connection with the merger agreement or the merger, and, if given or made, such information or representations may not be relied upon as having been authorized by Venturian or Venturian Holdings. The delivery of this proxy statement shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of Venturian since the date hereof.

         Because the merger is a "going private" transaction under the rules of the Securities Exchange Commission, Venturian Holdings has filed (prior to or concurrently with the filing of this proxy statement) with the Securities and Exchange Commission a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Securities Exchange Act of 1934, as amended, with respect to the merger. This proxy statement does not contain all of the information set forth in the
Schedule 13E-3 and the exhibits thereto. Copies of the Schedule 13E-3 and the exhibits thereto are available for inspection and copying at the principal executive offices of Venturian during regular business hours by any interested shareholder of Venturian, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Mary Jensen, Venturian Corp., 11111 Excelsior Boulevard, Hopkins, Minnesota 55343; telephone number: (952) 931-2500, or from the Securities and Exchange Commission as described below.

         Venturian is currently subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to its business, financial and other matters. Copies of such reports, proxy statements and other information, as well as the
Schedule 13E-3 and the exhibits thereto, may be copied (at prescribed rates) at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. For further information concerning the Securities and Exchange Commission's public reference rooms, you may call the Securities and Exchange Commission at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the Securities and Exchange Commission's Internet address at "http://www.sec.gov." Venturian's common stock is listed on the Nasdaq SmallCap Market (ticker symbol: VENT).

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

       AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of April 11, 2001 by and between Venturian Holdings, LLC, a Delaware limited liability company ("PURCHASER"), and Venturian Corp., a Minnesota corporation (the "COMPANY" and, together with Purchaser, hereinafter sometimes referred to as the "CONSTITUENT ENTITIES").

       WHEREAS, the Company and its Napco International Inc. subsidiary ("Napco") have entered into an agreement with JATA LLC pursuant to which JATA LLC is acquiring substantially all of the assets, and assuming certain liabilities, of the Napco business (the "Napco Purchase Agreement"); and

       WHEREAS, in connection with the Napco Purchase Agreement, the Company, Napco and JATA LLC have entered into a management agreement (the "Napco Management Agreement") pursuant to which JATA LLC will manage the Napco business pending the closing of the purchase and sale contemplated in the Napco Purchase Agreement; and

       WHEREAS, Purchaser has proposed acquiring the Company by effecting the Merger (as defined in Section 1.02 hereof) pursuant to this Agreement, whereby the shares of the outstanding common stock, par value $1.00 per share, of the Company (the "SHARES" or "COMPANY COMMON STOCK"), except as otherwise provided herein, will be converted into cash at a price of $5.00 per Share;

       WHEREAS, the Board of Directors of Purchaser and the Board of Directors of the Company, based upon the recommendation of a special committee of the Company's independent directors (the "COMPANY SPECIAL COMMITTEE"), have approved this Agreement and determined that it is in the best interests of their respective companies and shareholders to consummate this Agreement and the transactions provided for herein; and

       WHEREAS, the members of Purchaser ("PURCHASER MEMBERS") are, or will be prior to the consummation of the Merger, the owners of approximately 38% of the Shares; and

       WHEREAS, the Company and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

       NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I.
                                   THE MERGER

       Section 1.01 Company Actions. The Company hereby approves of the Merger and represents that, upon the recommendation of the Company Special Committee, its Board of Directors, at a meeting duly called and held, has (i) approved this Agreement (including all terms and conditions set forth herein) and the transactions contemplated hereby, including the Merger, determining that the Merger is advisable and that the terms of the Merger are fair to, and in the best interests of, the Company and its shareholders (the "COMPANY SHAREHOLDERS"), (ii) directed that this Agreement and the Merger be submitted to a vote of the Company Shareholders, and (iii) resolved to recommend that the Company Shareholders approve and adopt this Agreement and the Merger. The Company represents that Section 302A.673 of the Minnesota Business Corporation Act, as amended (the "MBCA"), does not limit in any respect the transactions contemplated by this Agreement. The Company hereby consents to the inclusion in the Proxy Documents (as defined in Section 1.06 hereof) of the recommendation of its Board of Directors described in clause (iii) of the first sentence of this
Section 1.01.

       Section 1.02 The Merger. Subject to the terms and conditions of this Agreement, the provisions of the MBCA and the provisions of the Delaware Limited Liability Company Act, as amended (the "DLLCA"), at the Effective Time (as defined in Section 1.03 hereof), the Company and the Purchaser shall consummate a merger (the "MERGER") pursuant to which (a) the Company shall be merged with and into the Purchaser and the separate corporate existence of the Company shall thereupon cease, (b) the Purchaser shall be the surviving entity in the Merger (the "SURVIVING ENTITY"), and (c) the Surviving Entity shall possess all the rights, privileges, immunities, and franchises of each of the Company and the Purchaser. Pursuant to the Merger, (x) the Certificate of Formation of the Purchaser shall be the Certificate of Formation of the Surviving Entity until thereafter amended as provided by law and such Certificate of Formation, and (y) the Limited Liability Company Agreement of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Limited Liability Company Agreement of the Surviving Entity until thereafter amended as provided by law, the Certificate of Formation and such Limited Liability Company Agreement. The Merger shall have the effects set forth in the MBCA and the DLLCA.

       Section 1.03 Effective Time. Purchaser shall cause the Purchaser to, and the Company shall, execute and file on the Closing Date (as defined in Section
1.04 hereof) (or on such later date as Purchaser and the Company may agree) an appropriate Certificate of Merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware (the "DE SECRETARY OF STATE") and appropriate Articles of Merger (the "ARTICLES OF MERGER") with the Secretary of State of the State of Minnesota (the "MN SECRETARY OF STATE"). The Merger shall become effective on the date on which the Certificate of Merger and Articles of Merger are duly filed with the DE Secretary of State and the MN Secretary of State, respectively, or such later date and time as is agreed upon by the Constituent Entities and specified in the Certificate of Merger and in the Articles of Merger, and such date and time is hereinafter referred to as the "EFFECTIVE TIME." Purchaser shall also comply with MBCA Section 302A.651 Subd. 4 relating to a foreign surviving organization.

       Section 1.04 Closing. The closing of the Merger (the "CLOSING") shall take place at 10:00 a.m., on a date to be specified by the parties, which shall be as soon as practicable, but in no event later than the third business day, after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the "CLOSING DATE"), at the offices of Leonard, Street and Deinard, 150 South Fifth Street, Suite 2300, Minneapolis, Minnesota, unless another date, time or place is agreed to in writing by the parties hereto.

       Section 1.05 Governors and Officers of the Surviving Entity. The Board of Governors and officers of the Purchaser immediately prior to the Effective Time shall, from and after the Effective Time, be the governors and officers, respectively, of the Surviving Entity until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Entity's Certificate of Formation and Limited Liability Company Agreement.

       Section 1.06 Meeting of Company Shareholders.

       (a) As required by applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law: (i) use its reasonable efforts to duly call, give notice of, convene and hold a special meeting of the Company Shareholders (the "SPECIAL MEETING") as soon as practicable following the date of this Agreement for the purpose of considering and taking action upon this Agreement; (ii) prepare and file with the Securities and Exchange Commission ("SEC") a preliminary proxy or information statement relating to the Merger and this Agreement and use its reasonable efforts (x) to obtain and furnish the information required to be included by the federal securities laws (and the rules and regulations thereunder) in the Proxy Statement (as hereinafter defined) and, after consultation with Purchaser, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement (the "PROXY STATEMENT") to be mailed to the Company Shareholders, and (y) to obtain the necessary approvals of the Merger and this Agreement by the Company Shareholders; and (iii) include in the Proxy Statement the recommendation of the Board that Company Shareholders vote in favor of the approval of the Merger and this Agreement (the Proxy Statement, together with such related materials sent to the Company Shareholders, collectively, the "PROXY DOCUMENTS").

       (b) Purchaser shall provide the Company with the information concerning Purchaser required to be included in the Proxy Statement. Purchaser shall vote, or cause to be voted, all of the shares of Company Common Stock then owned by it, the Purchaser or any of its Affiliates (as defined in the Securities Act of 1933, as amended (the "SECURITIES ACT")) in favor of the approval of the Merger and of this Agreement.


                                  ARTICLE II.
                            CONVERSION OF SECURITIES

       Section 2.01 Conversion of Capital Stock. The manner and basis of converting the shares of capital stock or membership interests of each of the Constituent Entities is set forth in this Section 2.01. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock or membership interests in the Purchaser (the "PURCHASER MEMBERSHIP INTEREST"):

       (a) Purchaser Membership Interests; Interest in Surviving Entity. Each issued and outstanding Purchaser Membership Interest shall remain as a membership interest in the Purchaser and thus, will a constitute membership interest in the Surviving Entity immediately after the Effective Time. Each share of Company Common Stock held by those persons listed on Schedule 2.01(a) ("CERTAIN SHAREHOLDERS") shall be converted into and become one validly issued, fully paid and nonassessable membership interest in the Surviving Entity, which, along with those Purchaser Membership Interests referred to in the foregoing sentence, shall constitute the only issued and outstanding membership interests in the Surviving Entity immediately after the Effective Time.

       (b) Cancellation of Certain Shares. All shares of Company Common Stock owned by any Subsidiary (as defined in Section 3.01 hereof) of the Company or by Purchaser or any other wholly owned Subsidiary of Purchaser shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

       (c) Conversion of Shares of Company Common Stock. Each issued and outstanding share of Company Common Stock (other than Shares held by Certain Shareholders, Shares to be cancelled in accordance with Section 2.01(b) and any Dissenting Common Stock (as defined in Section 2.03 hereof)), shall be converted into the right to receive cash in the amount of $5.00 (the "MERGER CONSIDERATION"), without interest, payable to the holder thereof, prorated for fractional shares, upon surrender of the certificate formerly representing such share of Company Common Stock in the manner provided in Section 2.02 hereof. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with
Section 2.02 hereof, without interest.

       Section 2.02 Exchange of Certificates.

       (a) Paying Agent. American Stock Transfer & Trust Company (the "PAYING AGENT") shall make the payments of the funds to which holders of shares of Company Common Stock shall become entitled pursuant to Section 2.01(c) hereof. On the Closing Date, Purchaser shall take all steps necessary to deposit or cause to be deposited with the Paying Agent at least $1,300,000 of the funds required for timely payment thereunder. Such funds shall be invested by the Paying Agent as directed by Purchaser or the Surviving Entity. The Surviving Entity will be obligated to fund all additional payments of the funds to which holders of shares of Company Common Stock shall become entitled to pursuant to
Section 2.01(c) hereof. Within five (5) business days after the Effective Time, the Surviving Entity will deposit or cause to be deposited with the Paying Agent such additional amount necessary to cover payment to such holders.

       (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, but in no event more than three (3) business days thereafter, Purchaser shall cause the Paying Agent to mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "CERTIFICATES"), whose shares were converted pursuant to Section 2.01(c) hereof into the right to receive the Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Purchaser and the Surviving Entity may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration (subject to subsection (f) below), for each share of Company Common Stock (prorated for fractional shares) formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Entity that such tax either has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.02, each Certificate shall be deemed at any time after the

Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.02. No interest will be paid or will accrue on any shares of Company Common Stock.

       As soon as reasonably practicable after the Effective Time, but in no event more than three (3) business days thereafter, Purchaser shall mail to each Certain Shareholder, whose shares were converted pursuant to Section 2.01(a) hereof into the right to receive membership interest in the Surviving Entity,
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Purchaser and shall be in such form and have such other provisions as Purchaser and the Surviving Entity may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for membership interests in the Surviving Entity. Upon surrender of a Certificate to Purchaser, together with such letter of transmittal, duly executed, a Certain Shareholder shall be entitled to receive in exchange therefor one membership interest in the Surviving Entity for each share of Company Common Stock (prorated for fractional shares) formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.02, each Certificate held by a Certain Shareholder shall be deemed at any time after the Effective Time to represent only the right to receive a membership interest in the Surviving Entity as contemplated by this Section 2.02.

       (c) Lost, Stolen or Destroyed Certificates. In the event that any Certificate or Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate or Certificates to have been lost, stolen or destroyed, the amount to which such person would have been entitled under Section 2.02(b) hereof but for failure to deliver such Certificate or Certificates to the Paying Agent shall nevertheless be paid to such person; PROVIDED, HOWEVER, that the Surviving Entity may, in its sole discretion and as a condition precedent to such payment, require such person to give the Surviving Entity an indemnity agreement in form and substance satisfactory to the Surviving Entity and if reasonably deemed advisable by the Surviving Entity, a bond in such sum as it may reasonably direct as indemnity against any claim that may be had against the Surviving Entity or Purchaser with respect to the Certificate or Certificates alleged to have been lost, stolen or destroyed.

       (d) Transfer Books; No Further Ownership Rights in Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates for Shares subject to Section 2.01(c) are presented to the Surviving Entity for any reason, they shall be cancelled in exchange for the Merger Consideration for each Share represented by such Certificate as provided in this Article II.

       (e) Termination of Fund; No Liability. At any time following six months after the Effective Time, the Surviving Entity shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Entity (subject to any applicable abandoned property, escheat or other similar laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates such shareholder holds, as determined pursuant to this Agreement, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Entity nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

       (f) Withholding Taxes. As specified in the Proxy Documents or otherwise required by law, Purchaser, the Purchaser, the Surviving Entity and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of Shares pursuant to the Merger such amounts as Purchaser, the Purchaser, the Surviving Entity or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "CODE"), or any provision of state, local or foreign tax law. To the extent amounts are so withheld by Purchaser, the Purchaser, the Surviving Entity or the Paying Agent, the withheld amounts (i) shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which the deduction and withholding was made, and (ii) shall be promptly paid over to the applicable taxing authority.

       Section 2.03 Dissenting Common Stock. Notwithstanding any provision of this Agreement to the contrary, if and to the extent required by the MBCA, shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Company Common Stock who have properly exercised dissenters' rights with respect thereto in accordance with Sections 302A.471 and 302A.473 of the MBCA and have not withdrawn or lost such rights (the "DISSENTING COMMON STOCK"), shall not be converted into or represent the right to receive the Merger Consideration, but rather, holders of such shares of Dissenting Common Stock shall be entitled to receive payment of the fair value of such shares of Dissenting Common Stock in accordance with the provisions of Section 302A.473 of the MBCA unless and until such holders fail to perfect or effectively withdraw or otherwise lose their rights to dissent and payment under Sections 302A.471 and 302A.473 of the MBCA. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Dissenting Common Stock shall thereupon be treated as if they had been converted into and to have become, for each such share, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. Notwithstanding anything to the contrary contained in this Section 2.03, if (i) the Merger is rescinded or abandoned or (ii) the Company Shareholders do not approve the Merger and this Agreement, then the right of any shareholder to be paid the fair value of such shareholder's shares of Dissenting Common Stock pursuant to Section 302A.473 of the MBCA shall cease. The Company shall give Purchaser prompt notice of any notice of intent to demand payment of fair value of any shares of Company Common Stock under Section 302A.473 of the MBCA received by the Company with respect to shares of Dissenting Common Stock, and Purchaser shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Purchaser, make any payment with respect to any dissenters' rights or offer to settle or settle any demands made by holders of any shares of Dissenting Common Stock.

       Section 2.04 Company Option Plans. Purchaser and the Company shall take all actions necessary (including, without limitation, the execution and delivery by the Company and each of the holders of employee stock options to purchase shares of Company Common Stock ("OPTIONS") of one or more agreements to provide that, effective as of the Effective Time, (i) each outstanding Option granted under the Company's 1995 Stock Option Plan, as amended, and under the Company's Non-Employee Director Stock Plan (collectively, the "STOCK PLAN"), whether or not then exercisable or vested, shall be cancelled, and (ii) in consideration of such cancellation, the Company (or, at Purchaser's option, the Purchaser) shall pay to each such holder of Options an amount in cash in respect thereof equal to the sum of (A) $250.00; PLUS (B) the number of shares of Company Common Stock subject to the unexercised Options to be surrendered by the holder thereof with a purchase or exercise price less than $5.00 per share, multiplied by the difference, if any, between $5.00 and the purchase or exercise price for such Option as set forth in the applicable option agreement; PLUS (C) the number of shares of Company Common Stock subject to the unexercised Options to be surrendered by the holder thereof with a purchase or exercise price in excess of $5.00 per share multiplied by $.10 (such payment to be net of applicable withholding taxes). As of the Effective Time, the Stock Plan shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary of the Company shall be cancelled. The Company shall take all action necessary to ensure that, after the Effective Time, no person shall have any right under the Stock Plan or any other plan, program or arrangement with respect to equity securities of the Company, or any direct or indirect Subsidiary of the Company.


                                  ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company represents and warrants to Purchaser, as of the date hereof and at the Closing Date, that except as set forth in the disclosure schedule of the Company delivered to Purchaser concurrently herewith (the "COMPANY DISCLOSURE SCHEDULE"):

       Section 3.01 Corporate Organization. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, when aggregated with all other such failures, a Material Adverse Effect (as defined below) on the Company ("COMPANY MATERIAL ADVERSE EFFECT"). As used in this Agreement, (a) the term "MATERIAL ADVERSE EFFECT" means, (i) a material adverse effect on the business, results of operations, financial condition or prospects of such party or any of its Subsidiaries, either individually or in the aggregate, including, without limitation, any adverse effect that results in or gives rise to, or is reasonably likely to result in or give rise to, the creation, incurrence or imposition of any liability, individually or in the aggregate, in excess of $100,000, with respect to such party (including, in the case of the Company, the Surviving Entity), or (ii) a material adverse effect on the party's ability to consummate the transactions contemplated hereby, and (b) the term "SUBSIDIARY" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, of which (i) at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries, or
(ii) such party or any subsidiary of such party is a general partner of a partnership or a manager of a limited liability company. The copies of the Articles of Incorporation and Bylaws (or similar organizational documents) of the Company, which have previously been made available to Purchaser, are true, complete and correct copies of such documents as in effect as of the date of this Agreement and as of the Closing Date.

       Section 3.02 Capitalization.

       (a) The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock. At the close of business on March 2, 2001, there were 1,297,539 shares of Company Common Stock issued and outstanding. As of March 2, 2001, there were 257,015 shares of Company Common Stock issuable upon the exercise of outstanding Options pursuant to the Stock Plan. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Since March 2, 2001 the Company has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than pursuant to the exercise of stock options referred to above.

Except as set forth above or as otherwise contemplated or permitted by Section 5.01(a) hereof, as of the date of this Agreement there are not and, as of the Effective Time there will not be, any shares of capital stock issued and outstanding or any subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any securities of the Company, including any securities representing the right to purchase or otherwise receive any shares of Company Common Stock.

       (b) The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of its Subsidiaries, free and clear of any liens, charges, encumbrances, pledges, hypothecations, adverse rights or claims and security interests whatsoever (collectively, "LIENS"), and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. None of the Company's Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any security of such Subsidiary, including any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

       Section 3.03 Authority.

       (a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to obtaining the approval of holders of a majority of the outstanding shares of Company Common Stock prior to the consummation of the Merger in accordance with Section 302A.613 of the MBCA. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by its Board of Directors and, except for obtaining the approval of the Company Shareholders as contemplated by Section 1.06 hereof, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

       (b) The Company Special Committee and Board of Directors of the Company have approved and taken all corporate action required to be taken by the Company Special Committee and Board of Directors, respectively, for the consummation of the transactions contemplated by this Agreement.

       Section 3.04 Consents and Approvals; No Violations. Except for (i) the filing with the SEC of the Proxy Documents relating to the meeting of the Company Shareholders to be held in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of the Articles of Merger with the MN Secretary of State pursuant to the MBCA and with the DE Secretary of State pursuant to the DLLCA, (iii) the adoption of this Agreement by approval of holders of a majority of the shares of outstanding Company Common Stock and (iv) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), no consents or approvals of, or filings, declarations or registrations with, any federal, state or local court, administrative or regulatory agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "GOVERNMENTAL ENTITY"), are necessary for the consummation by the Company of the transactions contemplated hereby, except for such consents, approvals, filings, declarations or registrations which, if not obtained prior to or at the Closing would not, either individually or in the aggregate, result in or give rise to a Company Material Adverse Effect. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will conflict with or violate any provision of the Articles of Incorporation or Bylaws of the Company or any of the similar organizational documents of any of its Subsidiaries.

       Section 3.05 Financial Statements. Each consolidated balance sheet of the Company (including the related notes and schedules) included in the Company Reports (defined below) fairly presents, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the date thereof, and the other financial statements included in the Company Reports (including the related notes, where applicable) fairly present, in all material respects (subject, in the case of the unaudited statements, to audit adjustments normal in nature and amount), the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of the Company and its Subsidiaries for the respective periods or dates therein set forth. As used in this Agreement, "Company Reports" means all required forms, notices, reports, schedules and documents (including all exhibits, schedules, annexes, amendments and supplements thereto) filed with the SEC.

       Section 3.06 Opinion of Financial Advisor. The Company Special Committee has received the opinion of Dougherty & Company LLC ("Dougherty") to the effect that, as of the date of such opinion, the consideration to be received in the Merger is fair to the Company Shareholders, other than Purchaser and the Purchaser Members, from a financial point of view.

       Section 3.07 Takeover Statutes. The Company has taken all actions necessary such that no restrictive provision of any "fair price," "moratorium," "control share acquisition," "interested shareholder" or other similar anti-takeover statute or regulation (including, without limitation, Section 302A.671 or Section 302A.673 of the MBCA) (each a "TAKEOVER STATUTE") or restrictive provision of any applicable anti-takeover provision in the governing documents of the Company limits or otherwise affects, or at or after the Effective Time will limit or otherwise affect, in any respect, the Purchaser, the Surviving Entity the Merger or any other transaction contemplated by this Agreement, the voting by Purchaser of its shares of Company Common Stock with respect to this Agreement or the Merger, or any business combination between the Company and Purchaser or any Affiliate thereof (other than stock purchases following any tender offer by the Purchaser or any Affiliate thereof after the date of this Agreement which would be subject to the Section 302A.675 of the
MBCA).


                                  ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

       Purchaser represents and warrants to the Company, as of the date hereof and at the Closing Date, that except as set forth in disclosure schedule of the Purchaser delivered to the Company concurrently herewith (the "PURCHASER DISCLOSURE SCHEDULE"):

       Section 4.01 Corporate Organization. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the organizational power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Purchaser is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, when aggregated with all other such failures, a Material Adverse Effect on the Purchaser ("PURCHASER MATERIAL ADVERSE EFFECT"). The copies of the Certificate of Formation and Limited Liability Company Agreement (or similar organizational documents) of the Purchaser, which have previously been made available to Company, are true, complete and correct copies of such documents as in effect as of the date of this Agreement and as of the Closing Date.

       Section 4.02 Authority. Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Purchaser of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by its Board of Directors and by the Purchaser Members and no other organizational action on the part of Purchaser is necessary to authorize the execution and delivery by Purchaser of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

       Section 4.03 Consents and Approvals; No Violation. Except for (i) the filing of the Proxy Documents with the SEC, (ii) the filing of the Articles of Merger with the MN Secretary of State pursuant to the MBCA and with the DE Secretary of State pursuant to the DLLCA, and (iii) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act and the Securities Act, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the consummation by Purchaser of the transactions contemplated hereby, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have, in the aggregate, a Purchaser Material Adverse Effect. Neither the execution and delivery of this Agreement by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby, nor compliance by Purchaser with any of the terms or provisions hereof, will conflict with or violate any provision of the Certificate of Formation or Limited Liability Company Agreement of Purchaser.

       Section 4.04 Purchaser's Operations. The Purchaser was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

       Section 4.05 Available Funds. Purchaser currently has or the Surviving Entity, upon consummation of the Merger will have, available cash and/or the ability to borrow funds under existing credit arrangements in the ordinary course of business that are adequate to fund the payment obligations of Purchaser and the Surviving Entity pursuant to Section 2.01 and 2.02 of this Agreement.

       Section 4.06 Purchaser Information. The information relating to Purchaser and its Subsidiaries and Affiliates to be provided by Purchaser to be contained in the Proxy Documents, or in any other document filed with any other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Documents (except that no representation is made as to such portions thereof that relate only to the Company or any of its Subsidiaries) shall comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder and the Securities Act and the rules and regulations thereunder, respectively.

       Section 4.07 Representations and Warranties of Company. Purchaser has no knowledge of any breach by Company of the representations and warranties set forth in Article III hereof.


                                    ARTICLE V.
                                    COVENANTS

       Section 5.01 Conduct of Businesses Prior to the Effective Time. Except as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation, during the period from the date of this Agreement to the Effective Time, unless Purchaser otherwise agrees in writing, the Company shall, and shall cause its Subsidiaries to: (i) conduct its business in the usual, regular and ordinary course consistent with past practice; and (ii) maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees (except that Purchaser hereby consents to the Napco Management Agreement).

       Section 5.02 No Solicitation.

       (a) The Company shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any person or entity conducted heretofore by the Company, its Subsidiaries or any of their respective officers, directors, employees, agents or representatives (collectively, "REPRESENTATIVES") with respect to any proposed, potential or contemplated Acquisition Proposal (as defined in Section 5.02(e) hereof).

       (b) From and after the date hereof, without the prior written consent of the Purchaser, the Company will not, and will not authorize or permit any of its Subsidiaries or Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action reasonably designed to facilitate any inquiries or the making of any proposal which constitutes or would reasonably be expected to lead to an Acquisition Proposal.

       (c) Notwithstanding any other provision hereof, the Company may engage in discussions or negotiations with a third party who (without any solicitation, initiation or encouragement, directly or indirectly, by or with the Company or any of its Representatives) seeks to initiate such discussions or negotiations and may furnish such third party information concerning the Company and its business, properties and assets if, and only to the extent that, (i)(A) the third party has first made a bona fide Acquisition Proposal to the Board of Directors of the Company in writing prior to the date upon which this Agreement and the Merger shall have been approved by the required vote of the Company Shareholders, (B) the Company's Board of Directors concludes in good faith (after consultation with its financial advisor) that the transaction contemplated by such Acquisition Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the party making such Acquisition Proposal, and could, if consummated, reasonably be expected to result in a transaction more favorable to the Company Shareholders from a financial point of view than the Merger contemplated by this Agreement (any such Acquisition Proposal, a "COMPANY SUPERIOR PROPOSAL"), and (C) the Company's Board of Directors shall have concluded in good faith, after considering applicable provisions of state law, and after consultation with outside counsel, that such action is required for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law; (ii) the Company (A) shall as promptly as practicable notify Purchaser (1) that the Company has received a bona fide Acquisition Proposal from a third party, (2) that the Company is permitted to furnish information to, or to enter into discussions or negotiations with, such third party pursuant to clause (i) of this Section 5.02(c), and (3) of the identity of the third party making such Acquisition Proposal and of all the terms and conditions of such proposal, and (B) shall keep Purchaser reasonably informed of the status and material terms of such Acquisition Proposal; and (iii) the Company shall promptly advise the third party making such Acquisition Proposal that the Company will not participate in negotiations or discussions with or provide information to such Person, unless and until such person authorizes the Company to comply with clause (ii) of this
Section 5.02(c).

       (d) Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by a director or an officer of the Company or any of its Subsidiaries, or any investment banker, attorney or other Representative of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section
5.02 by the Company.

       (e) The term "ACQUISITION PROPOSAL" shall mean any proposal or offer (other than by Purchaser) for a tender or exchange offer, merger, consolidation or other business combination involving the Company or any Subsidiary of the Company, or any proposal to acquire in any manner an equity interest which could result in such party having a direct or indirect equity interest in or acquiring all or material portion of the assets of the Company or any Subsidiary of the Company, other than the transactions contemplated by this Agreement and the transactions contemplated in the Napco Purchase Agreement.

       Section 5.03 Regulatory Matters. The Company and Purchaser shall take all actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall, as applicable, include, without limitation, filing the notification and report form and furnishing all other information required in connection with approvals of or filings with any other Governmental Entity) and shall promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the transactions contemplated hereby. Each of the Company and Purchaser shall and shall cause its respective Subsidiaries to, use its best efforts to take all actions necessary to obtain (and shall cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Purchaser, the Company or any of their respective Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

       Section 5.04 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release reasonably acceptable to Purchaser and the Company. Thereafter, so long as this Agreement is in effect, neither the Company, the Purchaser nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior approval of the other party, except as may be required by law, by any listing agreement with a national securities exchange or by any rule or regulation of the NASD (in which event, the non-disclosing party shall nevertheless have the opportunity to review and consult with the disclosing party regarding such disclosure prior to the making thereof).

       Section 5.05 Notification of Certain Matters. The Company shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, and (ii) any material failure of the Company or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

       Section 5.06 Further Assurances. Subject to the terms and conditions of this Agreement, each of Purchaser and the Company shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated hereby, including, without limitation, using all reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and using all reasonable efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages.

       Section 5.07 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Entity with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Purchaser.

       Section 5.08 Actions by Company. Except as otherwise required by applicable law, any actions contemplated to be taken under this Agreement by the Board of Directors of the Company or the Company may be taken by the Company Special Committee on behalf of the Company or its Board of Directors. Notwithstanding any other provisions contained herein, (i) any amendment or modification of, or supplement to, this Agreement that is adverse to the Company Shareholders shall require the consent of the Company Special Committee and (ii) the waiver of any obligation, covenant, agreement or condition herein, or the giving of any consent or the exercise of any material right thereunder by the Company or its Board of Directors shall require the consent of the Company Special Committee.


                                  ARTICLE VI.
                                  CONDITIONS

       Section 6.01 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

       (a) Shareholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the Company Shareholders required by applicable law and the Articles of Incorporation of the Company in order to consummate the Merger.

       (b) Statutes; Consents. No statute, rule, order, decree or regulation shall have been enacted or promulgated by any foreign or domestic Governmental Entity or authority of competent jurisdiction which prohibits the consummation of the Merger and all foreign or domestic governmental consents, orders and approvals required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and shall be in effect at the Effective Time.

       (c) Injunctions. There shall be no order or injunction of a foreign or United States federal or state court or other Governmental Entity of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger.

       Section 6.02 Additional Conditions to Purchaser's Obligation to Effect the Merger. In addition to the conditions set forth in Section 6.01, Purchaser's obligation to effect the Merger shall also be subject to the satisfaction on the Closing Date of each of the following additional conditions:

       (a) Representations and Warranties of the Company. The representations and warranties of the Company shall be true and correct in all material respects, except for representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects.

       (b) Compliance With Covenants. The Company and each Subsidiary of the Company shall have complied with or performed all covenants to be complied with or performed by the Company or such Subsidiary pursuant to the terms of this Agreement, including without limitation, those set forth in Article V hereof.

       (c) Dissenting Common Stock. The holders of not more than ten percent (10%) of the issued and outstanding shares of Company Common Stock immediately prior to the Effective Time shall have purported to exercise, or delivered notice to the Company of their intention to exercise, dissenters' rights with respect to such Shares (which purported exercise shall include notice of intent to demand payment of fair value of shares of Company Common Stock under Section 302A.473 of the MBCA).

       (d) Napco Sale. The purchase and sale contemplated in the Napco Purchase Agreement shall have been consummated in accordance with the terms of such agreement.

       (e) No Material Adverse Effect. There shall not have occurred any change, event, development or circumstance that has had, or could reasonably be expected to have, a Company Material Adverse Effect.

       (f) Withdrawal of Recommendation. The Company Special Committee and the Board of Directors shall not have withdrawn or rescinded their respective recommendations, referred to in Section 3.03(b), that the shareholders vote in favor of this Agreement and the Merger.

       (g) Agreements Regarding Cancellation of Options. The Company shall have entered into written agreements, in accordance with Section 2.04 hereof, regarding cancellation of Options with each employee of the Company who currently holds Options.

       Section 6.03 Additional Conditions to Company's Obligation to Effect the Merger. In addition to the conditions set forth in Section 6.01, the Company's obligation to effect the Merger shall also be subject to the satisfaction on the Closing Date of each of the following additional conditions:

       (a) Representations and Warranties of Purchaser. The representations and warranties of the Purchaser shall be true and correct in all material respects, except for representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects.

       (b) Compliance With Covenants. The Purchaser shall have complied with or performed all covenants to be complied with or performed by it pursuant to the terms of this Agreement, including without limitation, those set forth in
Article V hereof.

       (c) No Withdrawal of Opinion of Financial Advisor or the Recommendation of the Company Special Committee. Neither Dougherty nor the Company Special Committee shall have withdrawn its opinion referred to in Section 3.06 or its recommendation referred to in Section 3.03(b), respectively, prior to the Closing Date.


                                  ARTICLE VII.
                                  TERMINATION

       Section 7.01 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after Company Shareholder approval thereof:

       (a) by the mutual consent of the Purchaser and the Company Special Committee;

       (b) by the Purchaser in the event that the Napco Purchase Agreement is terminated;

       (c) by either of the Company Special Committee or the Purchaser: (i) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their respective commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided that the party seeking to terminate this Agreement shall have used all commercially reasonable efforts to challenge such order, decree or ruling; or (ii) if the Effective Time shall not have occurred by November 30, 2001, unless the Effective Time shall not have occurred because of a material breach of this Agreement by the party seeking to terminate this Agreement;

       (d) by the Purchaser if any of the conditions specified in Sections 6.01 or 6.02 shall not have been satisfied on or prior to November 30, 2001;

       (e) by the Company if any of the conditions specified in Sections 6.01 or
6.03 shall not have been satisfied on or prior to November 30, 2001; or

       (f) by the Company (but only after the Company has made such payments as are provided for in Section 7.02 and only prior to the approval of this Agreement and the Merger by the Company Shareholders), if (i) the Board of Directors of the Company shall conclude in good faith, after considering applicable state law and consulting with outside legal counsel, that failure to enter into a definitive agreement with respect to a Company Superior Proposal would result in the non-compliance by the Board of Directors of the Company with its fiduciary duties to the Company Shareholders under applicable law, (ii) simultaneously with such termination, the Company shall enter into a definitive and binding acquisition or similar agreement with respect to such Company Superior Proposal and (iii) the Company shall have notified Purchaser at least five (5) business days prior to the earlier of such determination by the Board of Directors of the Company and the entering into such definitive and binding agreement; PROVIDED, HOWEVER, that such termination under this Section 7.01(f) shall not be effective until the Company shall have made payment of such amounts as are provided for in Section 7.02.

       Section 7.02 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.01, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made in accordance with the terms thereof, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of the Purchaser or the Company; PROVIDED, HOWEVER, that nothing in this Section 7.02 shall relieve any party of liability for fraud or for breach of this Agreement (other than a breach of this Agreement arising solely out of the inaccuracy of a representation or warranty of the Company that was accurate when made on the date hereof and which inaccuracy was not caused by any willful and intentional actions or omissions by the Company); PROVIDED, FURTHER, that in the event that the Company terminates this Agreement pursuant to Section 7.01(f), then, simultaneously with, and as condition precedent to, such termination, the Company shall pay to Purchaser, by wire transfer of immediately available funds, cash in an amount equal to $200,000 (which amount the parties agree are reasonable liquidated damages and not a penalty).


                                 ARTICLE VIII.
                                 MISCELLANEOUS

       Section 8.01 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the Company Shareholders contemplated hereby, by written agreement of the parties hereto

(which, in the case of the Company, shall require approval of its Board of Directors upon the recommendation of the Company Special Committee), at any time prior to the Closing Date with respect to any of the terms contained herein, provided that after approval of the Agreement by the Company Shareholders, the amount of the Merger Consideration shall not be decreased and the form of the Merger Consideration shall not be altered without the approval of the Company Shareholders.

       Section 8.02 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement, the Company Disclosure Schedule, the Purchaser Disclosure Schedule or in any other schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

       Section 8.03 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by facsimile (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Purchaser, to:

                           Venturian Holdings, LLC
                           11111 Excelsior Boulevard
                           Hopkins, Minnesota 55343
                           Attention: Gary B. Rappaport
                           Telephone No.: (952) 931-2500
                           Facsimile No.: (952) 931-2575

                           with a copy to:

                           Maslon Edelman Borman & Brand LLP
                           3300 Wells Fargo Center
                           90 South Seventh Street
                           Minneapolis, MN 55402-4140
                           Attention: Martin R. Rosenbaum, Esq.
                           Telephone No.: (612) 672-8200
                           Facsimile No.: (612) 672-8397

                  (b)      if to the Company, to:

                           Venturian Corp.
                           11111 Excelsior Boulevard
                           Hopkins, Minnesota 55343
                           Attention: Gary B. Rappaport
                           Telephone No.: (952) 931-2500
                           Facsimile No.: (952) 931-2575

                           with a copy to:

                           Leonard, Street and Deinard
                           150 South Fifth Street, Suite 2300
                           Minneapolis, Minnesota 55402
                           Attention:  Morris M. Sherman, Esq.
                           Telephone No.: (612) 335-1561

                           Facsimile No.: (612) 335-1657

       Section 8.04 Entire Agreement; Third Party Beneficiaries. This Agreement (including the Company Disclosure Schedule, the Purchaser Disclosure Schedule and each other schedule, instrument and other document delivered pursuant hereto) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 1.02 and Section 2.04, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

       Section 8.05 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

       Section 8.06 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Minnesota without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

       Section 8.07 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned Subsidiary of Purchaser. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

       Section 8.08 Headings; Construction. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. "Include," "includes," and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import.

       Section 8.09 Waiver. Any party hereto may waive any condition to its obligations hereunder, or any breach, default or misrepresentation of any other party hereunder (which, in the case of a waiver by the Company, shall require the approval of its Board of Directors upon the recommendation of the Company Special Committee); PROVIDED, HOWEVER, that no waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

       Section 8.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.



                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first above written.


                             VENTURIAN HOLDINGS, LLC


                             By :     /s/ Gary B. Rappaport
                                      ------------------------------------------
                                      Name: Gary B. Rappaport
                                      Title: CEM


                             VENTURIAN CORP.


                             By :     /s/ Morris M. Sherman
                                      ------------------------------------------
                                      Name: Morris M. Sherman
                                      Title: Secretary

                                SCHEDULE 2.01(A)


Gary B. Rappaport
Gary Trust under the will of Max E. Rappaport
Linda Trust under the will of Max E. Rappaport
Marital Trust under the will of Max E. Rappaport
Susan H. Rappaport
Debra L. Rappaport
Melissa E. Rappaport
Linda Nathanson
Stuart Rappaport
Richard Rappaport
Jon Kutler
Quarterdeck Public Equities, LLC
Dean Greenberg
Henri Jacob
Michael Nathanson
Linda Nathanson as Custodian for Amy Nathanson
Beatrice R. Fligelman Irrevocable Trust #2, Linda Nathanson Trustee

                                                                         ANNEX B

                            ASSET PURCHASE AGREEMENT

               THIS ASSET PURCHASE AGREEMENT, dated as of April 11, 2001, by and among JATA LLC, a New York limited liability company, with offices c/o Tashlik, Kreutzer, Goldwyn & Crandell P.C., 833 Northern Boulevard, Great Neck, New York 11021 ("Purchaser"), NorcaTec LLC, a New York limited liability company, with offices at 800 Axinn Avenue, Garden City, New York 11530 ("NorcaTec"), VENTURIAN CORP., a Minnesota corporation with offices at 11111 Excelsior Boulevard, Hopkins, Minnesota 55343 ("Venturian"), and NAPCO INTERNATIONAL INC., a Minnesota corporation and a wholly-owned subsidiary of Venturian with offices at 11111 Excelsior Boulevard, Hopkins, Minnesota 55343 ("Napco" or "Seller").


                              W I T N E S S E T H:


               WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase all of the Assets, as hereinafter defined;

               WHEREAS, in connection with and as partial consideration for the sale of the Assets, Purchaser and Venturian, contemporaneously with the execution and delivery of this Agreement, are entering into a Management Agreement in the form of Schedule 1 attached hereto (the "Management Agreement");

               WHEREAS, Venturian is presently negotiating with an entity affiliated with certain of its shareholders for an acquisition of Venturian by such entity (the "Going Private Transaction");

               WHEREAS, as soon as practicable after the execution of this Agreement and an agreement with regard to the Going Private Transaction, and assuming the approval of this Agreement and the Going Private Transaction by a special committee appointed by Venturian's Board of Directors (the "Special Committee"), Venturian shall notice a meeting of its shareholders and in connection therewith submit to its shareholders a proxy statement relating to the approval of the sale of the Assets contemplated in this Agreement (the "Sale of Assets") and the Going Private Transaction;

               WHEREAS, concurrent with the execution of this Agreement and as an inducement to Purchaser to enter into this Agreement, certain shareholders of Venturian have agreed to vote the shares of Venturian common stock owned by them to approve the Sale of Assets and the Going Private Transaction pursuant to the terms of that certain Voting Agreement in the form of Schedule 8.5 attached hereto (the "Voting Agreement").

               NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                   ARTICLE I

               Section 1. Definitions. For purposes of this Agreement, the words and terms listed below shall have the following meanings:

                    (a) "ASSETS" means the Napco Assets, as hereinafter defined and the IPM Stock, as hereinafter defined.

                    (b) "ASSUMED LIABILITIES" means the Napco Assumed Liabilities, as hereinafter defined.

                    (c) "BUSINESS" means the IPM Business, as hereinafter defined, and the Napco Business, as hereinafter defined, unless Seller exercises the IPM Election, in which case "Business" means the Napco Business.

                    (d) "CLOSING" means the events which take place on the Closing Date for the purpose of consummating this Agreement.

                    (e) "CLOSING DATE" means 10:00 A.M. on a date which is within 10 days after the shareholders of Venturian approve the Sale of Assets and Going Private Transaction or such other date and time selected by the parties hereto for the Closing.

                    (f) "EXCLUDED ASSETS" means the assets identified on
Schedule 1(f) attached hereto and incorporated herein by reference.

                    (g) "EXCLUDED LIABILITIES" means the liabilities identified on Schedule 1(g) attached hereto and incorporated herein by reference.

                    (h) "EFFECTIVE DATE" means January 1, 2001.

                    (i) "IPM BUSINESS" means the business presently conducted by IPM at the IPM Facility, consisting of a machining job shop that provides precision turning and milling services to customer specifications.

                    (j) "IPM FACILITY" means the facility owned by IPM and located at 511 Sundial Drive, Waite Park, Minnesota 56387.

                    (k) "IPM STOCK" means the shares of the capital stock of IPM held by Napco, which constitutes 80% of the issued and outstanding shares of the capital stock of IPM.

                    (l) "NAPCO ASSETS" means the tangible and intangible assets of Seller, including inventory, equipment, machinery, leasehold improvements, intellectual property, patents, contracts, manufacturing know-how and technology, plans, diagrams, customer lists and other intangible assets of Seller used in its Business, as hereinafter defined (all as more particularly described in subparagraphs 2.1(a) through (j) below), but excluding the Excluded Assets.

                    (m) "NAPCO ASSUMED LIABILITIES" means (i) all liabilities of Seller reflected on Seller's audited balance sheet as of December 31, 2000 (except to the extent the same have been discharged between December 31, 2000 and the Closing Date), (ii) Sellers' liabilities arising in the ordinary course of business through the Closing Date, including without limitation contingent liabilities and obligations of Seller to sell or deliver Products against existing sales orders, Seller's obligations under the Performance Obligations described in Schedule 4(b) attached hereto, Seller's warranty obligations to be performed after the Closing Date with respect to products or services sold prior to the Closing Date and all supply and other agreements entered into in the ordinary course of business or which have been disclosed on a Schedule to this Agreement, and (iii) Seller's liabilities and obligations under the agreements, contracts and commitments identified in Schedule 5.5 attached hereto and incorporated herein by reference.

                    (n) "NAPCO BUSINESS" means the business presently conducted by Seller from the Napco Facilities, including, but not limited to, the marketing, distribution and/or sale of a broad line of defense-related products and related components to commercial customers, the United States government and to foreign governments.

                    (o) "NAPCO FACILITIES" means (i) the sales and administrative offices of Seller and (ii) the business warehouse facility used by Seller, each leased from Venturian and located at 11111 Excelsior Blvd., Hopkins, Minnesota 55343.

                    (p) "PRODUCTS" means the products currently manufactured and/or sold by the Business.

                    (q) "TRANSACTION DOCUMENTS" means this Agreement and all of the agreements referenced in Section 9 hereof.


                                   ARTICLE II

               Section 2. Purchase and Sale.

               2.1. Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell, assign, transfer, convey and deliver to Purchaser and Purchaser hereby agrees to purchase and accept from Seller, on the Closing Date, all of the Assets (including, unless the IPM Election (as defined in Section 2.3 below) is made, the IPM Stock), free and clear of all liens and encumbrances, except those which are or arise out of obligations which are expressly assumed by Purchaser hereunder, including but not limited to:

                    (a) All inventory of the Napco Business including but not limited to, work in process, finished goods, stock, packaging and components, each as more specifically described in Schedule 2.1(a) attached hereto (as the same may change through the Closing Date);

                    (b) All books (excluding minute book, stock books and stock record books and stock ledgers), papers, records, files, including without limitation, all correspondence, customer lists, credit and sales reports, business plans, data processing records, documents and records relating to the Napco Business and the Assets;

                    (c) All machinery and equipment, tools, dyes and related equipment of the Napco Business, as more specifically described in Schedule 2.1(c) attached hereto (as the same may change through the Closing Date);

                    (d) All contracts and agreements, as more specifically described in Schedule 5.5 attached hereto;

                    (e) All rights of the Seller under property, equipment and other leases, as more specifically described in Schedule 2.1(e) attached hereto (as the same may change through the Closing Date);

                    (f) All intellectual property, trademarks, trade names, copyrights, patents and all other Business Rights, as hereinafter defined, of Napco, each as more specifically described in Schedule 2.1(f) attached hereto (as the same may change through the Closing Date);

                    (g) All designs, drawings, specification sheets, test data, technical literature, manufacturing and process information, manufacturing know-how, technology, trade secrets, plans, diagrams, schematics, proprietary data, product development data, including all information contained on any media (CD-ROM, tape, computer software), supplier lists, promotional literature, marketing documents, market research, credit information, open bid and quotation documents and all other intangible property of Napco;

                    (h) All accounts or notes receivable of Seller of any type;

                    (i) All cash and cash equivalents of Seller (such as certificates of deposit, treasury bills and marketable securities); and

                    (j) All of the issued and outstanding capital stock of Napco International Foreign Sales Corporation.

               Provided, however, that the Assets conveyed to Purchaser hereunder shall in any event exclude the Excluded Assets.

               It is expressly understood and agreed that the Assets are to be transferred and conveyed to Purchaser as above specified by good and sufficient bill of sale, and other necessary documents of transfer, free and clear of all liens, charges, encumbrances, debts, liabilities and obligations whatsoever, except those which are or arise out of obligations which are expressly assumed by Purchaser hereunder.

                    2.2. Purchase Price. In reliance upon the representations and warranties contained herein of Venturian and Seller and subject to the terms and conditions of this Agreement, Purchaser hereby agrees to purchase the Assets for the aggregate purchase price of (i) Two Million Six Hundred Thousand ($2,600,000) Dollars or (ii) Two Million ($2,000,000) Dollars, in the event the IPM Election, as hereinafter defined is exercised, payable on the Closing Date by wire transfer to Seller's account of immediate funds (the "Purchase Price"). The Purchase Price is subject to adjustment as follows: Seller shall have a minimum net worth on its Financial Statements for the fiscal year ended December 31, 2000 (excluding the Excluded Assets and the Excluded Liabilities) in the amount of $7,992,000 and a backlog of $12,000,000. In the event such net worth for such period is less than $7,992,000, the Purchase Price shall be reduced on a dollar for dollar basis. The certification of Grant, Thornton LLP ("Grant Thornton") on the Financial Statements, as hereinafter defined, shall be deemed conclusive and binding on the parties with respect to Seller's net worth, assuming an allocation of the assets and liabilities on such Financial Statements as among the entities included therein consistent with the division of assets contemplated by this Agreement and in a manner consistent with Seller's internal financial statements, a copy of which is attached hereto as
Schedule 2.2, absent fraud on the part of Napco or Venturian. Promptly following the execution and delivery of this Agreement by all parties, Seller shall provide to Purchaser a listing of its backlog as of December 31, 2000. Unless Purchaser provides to Seller written notification objecting thereto (and specifying such objections) within fifteen days after the execution of this Agreement, such listing shall be deemed to be conclusive and binding on the parties with respect to such backlog, absent fraud on the part of Napco or Venturian. In the event that Purchaser provides to Seller written notice of objections within such fifteen day period, such objections shall be resolved by Grant Thornton pursuant to specified procedures to be agreed upon by the parties with Grant Thornton, and such resolution shall be conclusive and binding on the parties, absent fraud on the part of Napco or Venturian.

                    2.3. IPM Election. Seller may, by written notice to Purchaser not less than thirty (30) days prior to the Closing, elect not to sell the IPM Stock to Purchaser ("IPM Election"). In such event, only the Napco Assets shall be purchased and only the Napco Assumed Liabilities shall be assumed by Purchaser hereunder.

                    2.4. Reliance on the Management Agreement. Seller hereby acknowledges that Purchaser would not have entered into this Agreement but for the execution by it of the Management Agreement. The terms of the Management Agreement are incorporated herein by reference and made a part hereof. Any material breach of any terms of the Management Agreement shall be deemed a material breach of this Agreement.

                                  ARTICLE III

               Section 3. Allocation of Purchase Price. The Purchase Price described in Section 2.2 hereof will be allocated as set forth in Schedule 3. Seller and Purchaser each agrees that it will adopt and utilize the amounts allocated to each Asset or class of Assets set forth in Schedule 3 for purposes of all Federal, state and other income tax returns filed by each of them, file all such documents and statements required by Section 1060 of the Internal Revenue Code of 1986 reflecting the allocations set forth in Schedule 3 and that each of them will not voluntarily take any position inconsistent therewith upon examination of any such tax return, in any refund claim, in any litigation or otherwise with respect to such income tax returns.


                                   ARTICLE IV

               Section 4. Liabilities.

                    (a) Except as expressly assumed or disclosed in a Schedule under this Agreement, Seller acknowledges and agrees that Purchaser shall not assume, pay, perform or discharge, or, as the case may be, take subject to, any obligations and liabilities in respect of any agreements and other binding arrangements related to the Assets or the Business or with respect to claims, actual or contingent, penalties, interest and fines arising or based on occurrences or events existing prior to the Effective Date, including but not limited to, liability for the Napco Facilities and IPM Facility not being in compliance with Environmental Laws, as hereinafter defined, through the date hereof, unemployment liability, commissions, payroll taxes, severance, vacation, bonus, customer allowances and discounts, intercompany balances, claims for Federal, state or local taxes, pending or threatened lawsuits and any claim of any former employee of Seller, whether under any pension, profit sharing, discrimination, EEOC claim and/or continuation health coverage or otherwise for periods prior to the Effective Date (except to the extent the foregoing constitutes Assumed Liabilities or are otherwise assumed by Purchaser pursuant to this Agreement).

                    (b) Purchaser hereby assumes on the Closing Date the Assumed Liabilities, including without limitation the obligations under performance bonds or other bonds and letters of credit described in Schedule 4(b) hereof ("Performance Obligations"), all liabilities relating to the Assets or the Napco Business which arise after the Effective Date and any obligations to be performed after the Closing under contracts assumed by Purchaser or entered into by Seller after the Effective Date. It is in the intent of the parties that, upon the Closing, (subject only to Seller's right to exercise the IPM Election and thereby exclude the IPM Stock from the transactions contemplated herein and the IPM business from the Business), all profits and losses and revenues from the Business from and after the Effective Date will inure to the benefit of and be binding upon Purchaser.

                                   ARTICLE V


               Section 5. Representations and Warranties by Seller. Subject to the Schedules and other agreements in connection with the transactions contemplated herein or as reflected in the financial information provided by Seller to Purchaser, Seller represents and warrants to Purchaser as of December 31, 2000 (except as otherwise expressly provided), as set forth below:

                    5.1. Organization, Existence and Authority of Seller and IPM. Seller and IPM each is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Seller has all corporate power and authority to execute, deliver and perform this Agreement and the Transaction Documents to be executed and delivered by Seller pursuant hereto and to consummate the transactions contemplated hereby and thereby, subject to the approval and adoption of those transactions by the Special Committee and the shareholders of Venturian. The execution and delivery of this Agreement by Seller does not, and the consummation of the transactions contemplated hereby will not, violate any provisions of Seller's or IPM's Articles of Incorporation or By-Laws or, to Seller's knowledge, of any law or regulation applicable to Seller or IPM or of any agreement, mortgage, license, lease, arrangement, instrument, order, arbitration award, judgment or decree to which Seller or IPM is a party or by which Seller or IPM is bound or result in the creation of any lien, charge, security interest or other encumbrance on the Assets (or the assets of IPM) other than as contemplated by this Agreement, and except that many or all of the contracts, agreements and Performance Obligations to be assigned by Seller to Purchaser and assumed by Purchaser pursuant to this Agreement are not so assignable and/or assumable without the consent of the other party or parties thereto.

                    5.2. Power and Authority. Seller has taken all corporate acts and other proceedings required to be taken by or on the part of Seller to authorize Seller to carry out this Agreement and such other agreements and instruments to be executed and delivered by Seller pursuant hereto and the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement is subject to the approval and adoption by the Special Committee and the shareholders of Venturian. This Agreement has been duly executed and delivered by Seller and constitutes, and such other agreements and instruments when duly executed and delivered by Seller will constitute, legal, valid and binding obligations enforceable against Seller in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors rights or by general equitable principles under common law. The execution, delivery and performance by Seller of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of a lien or encumbrance on the Assets under, or trigger any sale, appraisal or minority shareholder rights or tag along rights under any agreement by which Seller or IPM or their shareholders may be bound or affected, except that many or all of the contracts, agreements and Performance Obligations to be assigned by Seller to Purchaser and assumed by Purchaser pursuant to this Agreement are not so assignable and/or assumable without the consent of the other party or parties thereto. The authorized capital stock of Venturian as of March 2, 2001 consists solely of thirty million

(30,000,000) shares of common stock, of which 1,297,539 shares were then issued and outstanding. The signatories to the Voting Agreements own at least 38% of the issued and outstanding capital stock of Venturian. Except as set forth on
Schedule 5.2, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of shares of the Seller or IPM or any of its shareholders of any securities of Seller or IPM, nor are there outstanding any securities which are convertible into or exchangeable for shares of capital stock of Seller or IPM. Seller and IPM have no obligations of any kind to issue any additional securities or to pay for any securities of the Seller, IPM or any predecessor. The issuance and sale of all securities of the Seller and IPM have been in full compliance with all applicable Federal and state securities laws. The shareholders of IPM are listed in Schedule 5.2(a). International Precision, LLC is wholly-owned by IPM.

                    5.3. Consents. No consent, filing or approval of any Federal, state or local governmental agency or department or any other person not a party to this Agreement is required or necessary in connection with the execution, delivery and performance under this Agreement or Transaction Documents, or to consummate the transactions contemplated hereby and thereby except for any filings as may be required under state securities laws and the filing of a proxy statement (as set forth in Section 8.6 hereof) in accordance with the Securities Exchange Age of 1934, as amended, and clearance thereof by the Securities and Exchange Commission (the "SEC") and shareholder approval of the actions set forth in the proxy, and except that many or all of the contracts, agreements and Performance Obligations to be assigned by Seller to Purchaser and assumed by Purchaser pursuant to this Agreement are not so assignable and/or assumable without the consent of the other party or parties thereto.

                    5.4. Properties. Seller has good title to or a leasehold interest in and to all of the Assets, and IPM has good title to or a leasehold interest in all of its assets. The Assets and the assets of IPM are free and clear of all liens, encumbrances, claims, security interests and charges of any kind whatsoever, other than as disclosed on Schedule 5.4. All inventory of raw materials, components, work in process and finished goods reflected on Seller's balance sheet as of December 31, 2000 are as set forth in Schedule 2.1(a).

                    5.5. Compliance with Agreements. To the best of Seller's knowledge, set forth on Schedule 5.5 is a complete and accurate list of all Material (as defined herein) contracts and other agreements, oral and written, to which Seller and IPM is a party or Venturian is a party on behalf of Seller, other than purchase and sales orders entered into in the ordinary course of business. The term "Material" as used herein, means any contract or agreement pursuant to which Seller or IPM or Venturian on Seller's behalf is either entitled to receive or obligated to perform services and/or monies in an amount in excess of $25,000 per contract or agreement. Except for any default arising as a result of the transactions contemplated by this Agreement, Seller does not know of any fact, circumstance, or condition amounting to a default under any of such contracts or other agreements, other than late shipments, rejections, penalties and similar circumstances occurring in the ordinary course of business, which in the aggregate, do not exceed by more than $50,000 the amounts reserved in the general and specific reserves on the December 31, 2000 books of Napco. All such contracts and other agreements are in full force and effect, except as the result of a default by the other party to any such contracts and agreements. Other than such enumerated contracts, other agreements and purchase and sales orders, each of Seller and IPM has no other presently existing Material contract or agreement, oral or written, relating to the Assets or the assets of IPM or the operation of the Business, except as set forth on Schedule 5.5 or as required or contemplated by this Agreement.

                    5.6. Trademarks, Licenses, Etc. Seller and IPM each owns free and clear of any rights or claims of others (other than any such rights or claims arising pursuant to agreements disclosed in any schedule to this Agreement), the patents and patent applications, right to use all the trademarks and service marks and registrations thereof and applications therefor, trade names, brands, copyrights, copyright applications and copyright registrations, licenses, patents and patent applications, franchises, permits, processes, formulas, trade secrets, inventions and royalties, and rights with respect thereto, and all technical know-how, and non-competition covenants accruing to the benefit of Seller or IPM (collectively "Business Rights") as set forth on
Schedule 2.1(f) and necessary for the operation of the Business as currently conducted and, except as set forth on Schedule 2.1(f), each of Seller and IPM has not received or to Seller's or IPM's knowledge been threatened with notice of any claim or assertion that any of the Business Rights infringe or conflict with the rights of others.

                    5.7. Insurance; Bonds. Attached hereto as Schedule 5.7 is a summary of insurance which lists all insurance policies, fidelity bonds and Performance Obligations covering the Assets and the Business. Except as set forth on Schedule 5.7 and Schedule 5.9, there are no claims or notices of claims against the Assets pending under any of such policies as to which coverage has been questioned or denied or disputed with underwriters, and all premiums or payments due and payable thereunder have been paid. Except as set forth on
Schedule 5.7, there are no drawings or notices of drawings with respect to any of such bonds or Performance Obligations or termination with respect to any insurance policy. All such policies and bonds are, and will be until the time of the Closing, in full force and effect. All of such insurance is maintained by Venturian for the benefit of itself and the Business, and the Business shall cease to be covered under such policies from and after the Closing.

                    5.8. Taxes. Except as set forth on Schedule 5.8, (i) each of Seller and IPM has timely paid or made provision for all Federal, state and local income, real estate, manufacturer's excise, Federal and state withholding, FICA, FUTA, state unemployment taxes, state and municipal sales and use taxes, license fees and other taxes, fees, or charges levied or imposed upon Seller and IPM that are payable or have accrued prior to December 31, 2000 with respect to the Assets or the assets of IPM, (ii) each of Seller and IPM has not incurred any tax liability, including interest, penalties or assessments which may result in the imposition of any lien, claim, security interest or any other encumbrance on the Assets or the assets of IPM other than as to property taxes not yet due and payable, and (iii) there are no outstanding fines, liens or disputes between Seller, IPM and any taxing authority which relate to the Assets or the assets of IPM other than as to property taxes not yet due and payable.

                    5.9. Litigation, Proceedings and Disputes. Except as set forth in Schedule 5.9, to the best of Seller's knowledge, there are no suits, actions, judgments, administrative, arbitration or other proceedings (including proceedings concerning product liability, municipal or other governmental laws or regulations, labor disputes or grievances or union recognition) or, to Seller's knowledge, governmental investigations by any Federal, state, local or foreign agency or prosecutor's office or of any other kind (collectively "Claims") pending or threatened against the Assets or the assets of IPM and Seller and IPM are not debarred from trading with any United States or foreign governmental body. Except as set forth in Schedule 5.9, there are no unsatisfied judgments, orders, stipulations, injunctions, decrees or awards (whether by a court, administrative agency, arbitration, grievance procedure) against Seller or IPM which relate to the Assets.

                    5.10. Employees. Subject to the exceptions set forth in the following sentence, Schedule 5.10 hereto lists all employees and consultants of Seller and IPM and indicates their salaries, fees and most recent bonuses, if any, and their respective dates of birth, job titles, and dates of hire. Except as disclosed on Schedule 5.10 and as provided in the employee manuals which have been delivered to Purchaser, there are no written or oral commitments by Seller or IPM to any of the Seller's or IPM's employees relating to employment, compensation, wages, bonuses, raises, vacations, severance pay, benefits or similar matters. Each of Seller and IPM have paid through December 31, 2000 all salary and wages owing for the period prior to December 31, 2000, and any bonuses, severance payments, commissions, and accrued vacation or sick days owing as of December 31, 2000 are reflected in the Venturian December 31, 2000 financial statements. Seller agrees that it, except as provided in the "Napco International 2001 Operating Plan", dated January 26, 2001, which is attached hereto as Schedule 5.10 ("Napco Plan"), shall employ substantially all of the employees of Seller and IPM after December 31, 2000 and through the Closing. Each of Seller and IPM has paid all unemployment insurance payments due and payable through December 31, 2000 and does not have a negative account balance with any unemployment taxing authority. Except as disclosed in Schedule 5.10, there are no union plans, collective bargaining agreements, employee benefit plans or employment or consulting agreements.

                    5.11. Compliance with Laws. Each of Seller and IPM is not in material violation of any material applicable Federal, state, local or foreign law, regulation, order, consent or requirement of any governmental, regulatory or administrative agency or authority or court or other tribunal relating to the Business or the Assets ("Laws"). Except as set forth in Schedule 5.11, each of Seller and IPM is not now charged with, nor is each of Seller or IPM now to its knowledge under investigation with respect to, any possible violation of any Law and Seller has filed all material reports required to be filed with regard to the Business or the Assets with any governmental authority and taken all other actions required by any Law.

                    5.12. Facilities.

                    The IPM Facility is owned by International Precision LLC, a wholly owned subsidiary of IPM ("IP"), and IP has good and marketable title to the IPM Facility and there are no mortgages, liens or other encumbrances on the IPM Facility other than as set forth on Schedule 5.12. A valid and subsisting Certificate of Occupancy or other required certificate of compliance, or evidence that none was required, covering the IPM facility authorizing the use, occupancy, and operation thereof all permits, and necessary approvals from any and all governmental agencies requisite to the operation of the IPM Facility as operated prior to the date hereof, all of which will be done in compliance with all Federal, state and local laws, ordinances and regulations applicable thereto, shall be delivered to Purchaser at the Closing.

                    5.13. Licenses and Registrations. Each of Seller and IPM has all material registrations, licenses, permits, approvals or other authorizations or exemptions ("Licenses and Registrations") of or by government authorities required by it in the conduct of the Business. All such Licenses and Registrations are listed in Schedule 5.13 hereof. All Licenses and Registrations listed in Schedule 5.13 were in full force and effect on December 31, 2000.

                    5.14. Relationships. Each of Seller and IPM have used commercially reasonable efforts to maintain all relationships with suppliers, subcontractors and customers, and any Material contracts entered into since December 31, 2000 (other than purchase and sales orders in the ordinary course of business) have been disclosed in Schedule 5.14 to this Agreement.

                    5.15. Customers and Suppliers. Set forth on Schedule 5.15 is an accurate list of each customer and of each supplier which was responsible for, respectively, at least 5% of the gross revenues or 5% of the gross purchases of Seller or IPM in connection with the Products, during the calendar years ended December 31, 2000 and 1999.

                    5.16. Environmental Matters. Except as set forth on Schedule 5.16, each of Seller and IPM has not and has no knowledge that there has been generated, stored, treated, discharged, handled, refined, spilled, released or disposed any pollutants and dangerous substances, including, without limitation, radon and any hazardous waste or hazardous substances as defined in all laws, regulations, rules and ordinances of any relevant State or any political subdivision thereof and the United States of America respecting the environment ("Environmental Laws"), including without limitation the Resource Conservation and Recovery Act (12 U.S.C. ss.9601 et seq.) or the Hazardous Materials Transportation Act, 49 U.S.C. ss.1801 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq. ("Hazardous Substances") in material violation of any applicable law or regulation at or on the IPM Facility. Except as set forth on Schedule 5.16, to Seller's and IPM's knowledge, no underground storage tanks exist or have existed at the IPM Facility. Except as set forth in
Schedule 5.16, each of Seller and IPM has no knowledge of any Hazardous Substances on or in the IPM Facility in violation of any applicable law or regulation and has received no notice, nor is it on notice of, any claim, investigation, litigation or administrative proceeding, actual or threatened, or any order, writ or judgment that relates to any discharge, spill, handling, refining, release, emission, leaching or disposal of pollutants of any kind (including any Hazardous Substances) at the IPM Facility.

                    5.17. Napco Plan and Bringdown. Schedule 5.17 sets forth the status of the Napco Plan as of the date of this Agreement. Since December 31, 2000 and through the date hereof:

                    (a) There has been no material adverse change in the financial condition, results of operations, business, properties, Assets or liabilities of Seller or IPM, except that Charles Langevin has tendered his resignation from Seller, effective March 31, 2001.

                    (b) The operations and business of Seller and IPM have been conducted only in the ordinary course.

                    (c) There have been no expenditures or distributions to shareholders or intercompany advances from Seller to Venturian or its affiliates except for expenses allocated in a manner consistent with their allocation prior to December 31, 2000. All advances from Seller to Venturian shall be considered loans to be repaid by Venturian. Any amounts not repaid at Closing as contemplated in Section 8.11 shall act as an adjustment to the Purchase Price on a dollar for dollar basis.

                    (d) There have been no accepted purchase orders or quotations, arrangements or understandings for future sale of the Products or services of Seller or IPM which are not in the ordinary course of business and consistent with past practices.

                    (e) Each of Seller or IPM has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

               There is no fact known to Seller or IPM which materially adversely affects Seller's or IPM's financial condition, results of operations, business, properties, Assets or liabilities other than as set forth in this Agreement.

                    5.18. Accounts Receivable. All accounts and notes receivable of Seller and IPM as of December 31, 2000, and any accounts and notes receivable arising between such date and the date hereof have been created in the ordinary course of the Business and are listed on Schedule 5.18. The reserve for uncollectible accounts included in the Financial Statements was and will be calculated in accordance with GAAP applied on a consistent basis.

                    5.19. Napco International Foreign Sales Corporation. Napco International Foreign Sales Corporation is an inactive corporation that has made no sales and incurred no expenses during the five year period preceding the date of this Agreement, and as to which a statement of revocation of FSC status pursuant to Internal Revenue Code ss. 922 was filed for the year ending December 31, 2001.

                    From December 31, 2000 to the date hereof there have been no accounts receivable of the Seller or IPM converted to notes receivable or otherwise extended, except as set forth in Schedule 5.19 and the accounts receivable are valid, good and collectible obligations.

                    5.20. Employee Plans.

                    (a) For purposes of this Agreement, the term "Employee Plan" means each employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each other bonus, incentive compensation, deferred compensation (including the Venturian Deferred Compensation Plan, as hereinafter defined), severance or similar plan, policy or payroll practice providing compensation or employee benefits maintained by Seller or IPM or to which Seller or IPM is a participating employer or is obligated to contribute or has any legally enforceable liability and under which any person presently employed by Seller or IPM as an employee or consultant or formerly employed by Seller or IPM or its predecessors as an employee or consultant (a "Former Employee") participates or has accrued any rights or under which Seller or IPM is liable in respect of an Employee or Former Employee. The terms "Employee" and "Former Employee, will include, where applicable, the beneficiaries, spouses and dependents of an Employee or Former Employee. Schedule 5.20 hereof lists or describes all Employee Plans of Seller or IPM. Except as set forth on Schedule 5.20 hereof, each Employee Plan has been maintained in all material respects in accordance with its terms and with applicable law. Except as set forth on Schedule 5.20 hereof, each Employee Plan (including the related trust) which is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or comparable foreign law, does so qualify and is exempt from taxation pursuant to Section 501(a) of the Code. None of the Employee Plans listed on Schedule 5.20 hereof are Multi-employer Plans (as defined within the meaning of Section 3(37) of ERISA) and each of Seller and IPM has no liability under or with respect to, and does not contribute to, any Multi-employer Plan.

                    (b) As of December 31, 2000, Seller and IPM will have made or accrued on the balance sheet of Seller and/or IPM payment of all amounts which each of Seller and IPM is required to make under the terms of each Employee Plan in respect of periods ending on or prior to December 31, 2000, other than incurred, but not yet reported (IBNR), claims under Venturian's self-funded medical plan.

                    (c) There is no accumulated funding deficiency (as defined in Section 412 of the Code), waived funding deficiency (as defined in Section 412 of the Code), or failure to make any payment on or before a required installment due date (as defined in Section 412(m) of the Code) with respect to any defined benefit plan (as defined in Section 3(35) of ERISA) maintained by Seller, IPM or any member of the controlled group (within the meaning of Sections 414(b), (c), (m), (n) and (o) of the Code ("Controlled Group") of which Seller or IPM is a member, that is or could after the Closing Date become a liability of Purchaser.

                    (d) Neither Seller, IPM nor any member of Seller's or IPM's Controlled Group has incurred or reasonably expects to incur any liability under Title IV of ERISA (or comparable foreign law) arising in connection with the termination of, or withdrawal from, any plan covered or previously covered by Title IV of ERISA (or comparable foreign law) that is or could become a liability of Purchaser after the Closing Date.

                    (e) No event has occurred that could subject Seller, IPM or Purchaser to an excise tax under Section 4975 of the Code or a civil penalty under Section 502(i) of ERISA or any comparable section under any foreign law.

                    (f) There exists no condition or set of circumstances which Seller reasonably expects to result in the imposition of any liability under ERISA (including, without limitation, Title I or Title IV thereof), the Code or other applicable law with respect to the Employee Plans, except that the termination of the Napco International Inc. - UAW Local No. 125 Retirement Income Plan could result in the imposition of liability under Title IV of ERISA.


                                   ARTICLE VI

               Section 6. Representations and Warranties by Venturian. Venturian represents and warrants to Purchaser as of the date of this Agreement and Closing, as set forth below:

                    6.1. Financial Condition. On or prior to the date hereof, Venturian shall have delivered to Purchaser true and correct copies of its audited financial statements for the fiscal years ended December 31, 2000, 1999 and 1998 certified by its auditors, Grant, Thornton (the "Financial Statements"). The Financial Statements present fairly the financial condition, assets, liabilities and stockholder equity of Venturian, as of their respective dates, prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, shall be true, correct and complete and shall be in accordance with Venturian's books and records.

                    6.2. Deferred Compensation Plan for Venturian. Venturian hereby represents and warrants that no current employees of Venturian, Seller or IPM is a participant in the Venturian Deferred Compensation Plan effective May 1, 1984 (the "Venturian Deferred Compensation Plan") and Purchaser shall have no liabilities for any employees or consultants of Venturian, Seller or IPM under the Venturian Deferred Compensation Plan as a result of the transactions contemplated hereunder.

                    6.3. Related Party Relationships. To Venturian's knowledge, and except as set forth in Schedule 6.3 attached hereto, no officer or director of Seller, nor any individual related to such officer or director, possesses, directly or indirectly, any beneficial interest in, or is a director, officer or employee of, any corporation, partnership, firm, association or business organization which is (or within the last 12 months has been) a client, supplier, customer, lessor, lessee, lender, creditor, borrower, debtor or contracting party with or of the Business (except as a stockholder holding less than a one percent interest in a corporation whose shares are traded on a national or regional securities exchange or in the over-the-counter market). Except as disclosed on Schedule 6.3 attached hereto, no officer or director of Seller, nor any individual related to such officer or director, nor any subsidiaries owns any property or right, tangible or intangible, including without limitation, any intellectual property, which is used in the business of Seller or any of its subsidiaries.

                    6.4. Negotiation with Others. From and after the date of this Agreement until the Closing, Venturian and its affiliates shall not directly or indirectly:

                    (a) solicit, initiate discussions or engage in negotiations with any person or entity, or take any action to facilitate the efforts of any person or entity, other than Purchaser, relating to the possible acquisition of all or a substantial part of the Business (whether by way of merger, purchase or capital stock, purchase of assets or otherwise), other than IPM;

                    (b) Except for information furnished to Purchaser or to third parties required for Venturian and its affiliates to obtain all necessary consents in connection with the transactions contemplated by this Agreement provide information with respect to the Seller to any person or entity, other than Purchaser, relating to the possible acquisition of all or a substantial part of the Business (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), other than IPM;

                    (c) enter into any agreement with any person or entity, other than Purchaser, providing for the possible acquisition of all of a substantial part of the Business (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), other than IPM; or

                    (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition by any person or entity, other than Purchaser, of all or a substantial part of the Business (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), other than IPM.

                    Provided, however, that notwithstanding any other provision hereof, Venturian or any of its affiliates may engage in discussions or negotiations with a third party who (without any solicitation, initiation or encouragement, directly or indirectly, by or with Venturian or any of its affiliates) seeks to initiate such discussions or negotiations and may furnish such third party information concerning Seller and the Business, if (i)(A) the third party has first made a bona fide acquisition proposal to the Board of Directors of Venturian or Napco in writing prior to the date upon which this Agreement shall have been approved by the required vote of the Venturian shareholders, which proposal shall be for an amount which exceeds Purchaser's cash purchase price offer by twenty (20%) percent, (B) Venturian's Board of Directors concludes in good faith (after consultation with its financial advisor) that the transaction contemplated by such acquisition proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the acquisition proposal and the party making such acquisition proposal, and could, if consummated, reasonably be expected to result in a transaction more favorable to Venturian shareholders from a financial point of view than the Merger contemplated by this Agreement (any such acquisition proposal, a "Superior Proposal"), and (C) Venturian's Board of Directors shall have concluded in good faith, after considering applicable provisions of state law, and after consultation with outside counsel, that such action is required for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law; and (ii) Venturian shall as promptly as practicable notify Purchaser (A) that Venturian or Napco has received a bona fide acquisition proposal from a third party, and (B) that Venturian or Napco is permitted to furnish information to, or to enter into discussions or negotiations with, such third party pursuant to this paragraph. Seller shall provide Purchaser with a written copy of the Superior Proposal, which shall contain all of the terms, conditions and the name of the entity making such proposal. Purchaser may submit a proposal that modifies the terms of this Agreement by increasing the purchase price payable hereunder in response to a Superior Proposal ("Modified Offer"). Notwithstanding that Venturian's Board of Directors may recommend that its shareholders adopt a Superior Proposal, Venturian hereby agrees to submit the terms of this Agreement or Purchaser's Modified Offer to its shareholders in accordance with the provisions of Section
8.6 hereof, provided that, such Modified Offer equals or exceeds the terms of the Superior Proposal.


                                  ARTICLE VII

               Section 7. Representations and Warranties by Purchaser. Purchaser represents and warrants to Seller as of the date of this Agreement and Closing, as set forth below:

                    7.1. Organization, Existence and Authority of Purchaser. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York, and has and will have at the time of Closing, all corporate power and authority to execute, deliver and perform this Agreement and the other agreements and instruments to be executed and delivered by Purchaser pursuant hereto and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Purchaser does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Purchaser's Certificate of Incorporation or By-Laws or, to Purchaser's knowledge, any law or regulation applicable to Purchaser or of any agreement, mortgage, license, lease, arrangement, instrument, order, arbitration award, judgment or decree to which Purchaser is a party or by which Purchaser is bound.

                    7.2. Power and Authority. On or prior to the Closing Date all corporate acts and other proceedings required to be taken by or on the part of Purchaser to authorize it to carry out this Agreement and such other agreements and instruments to be executed and delivered by it pursuant hereto and the transactions contemplated hereby and thereby will have been duly and properly taken. This Agreement has been duly executed and delivered by Purchaser and constitutes, and such other agreements and instruments when duly executed and delivered by Purchaser will constitute, legal, valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors rights or by general equitable principles under common law. The execution, delivery and performance by Purchaser of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of a lien or encumbrance under, any agreement by which Purchaser may be bound or affected.

                    7.3. Consents. No consent, filing or approval of any Federal, state or local governmental agency or department or any other person not a party to this Agreement is required or necessary in connection with the execution, delivery and performance under this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby and thereby.


                                  ARTICLE VIII

               Section 8. Additional Covenants and Agreements.

                    8.1. Employees.

                    (a) Purchaser shall offer employment to substantially all persons who are employees of Seller immediately prior to the Closing Date, such employment to be effective as of the Closing Date and to provide for base compensation (salary and wages) to each such employee at a rate not less than such base compensation was payable to such employee by Seller immediately prior to the Closing Date. Such employees who accept employment with Purchaser are referred to in this Agreement as "Hired Employees". For a period of 60 days following the Closing Date, Purchaser shall not effect a "plant closing" or "mass layoff", as such terms are defined in the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss. 2101 et seq. with respect to the Business.

                    (b) Effective as of the Closing, Purchaser shall assume the collective bargaining agreement between Napco International Inc. and UAW Local No. 125 dated September 1, 1998, and those benefit plans listed on Schedule 8.1. Purchaser shall offer continuation coverage as defined by Section 4980B and 601 et seq. of ERISA under the Venturian self-funded medical plan to those employees of the Controlled Group who lose coverage under the plan as a result of the transactions contemplated by this Agreement.

                    (c) In the event that, after the Closing, the Hired Employees lose coverage under the life insurance, health insurance, short and long term disability insurance plans for which they were eligible immediately prior to the Closing, Purchaser shall offer life insurance, health insurance, and short and long term disability benefits to all Hired Employees under Purchaser's policies and benefits, with immediate eligibility for those Hired Employees who are eligible under Purchaser's policies, benefits or agreements, which eligibility shall be determined by including such Hired Employees' service with Seller or IPM, as the case may be, as service with Purchaser. After the Closing, Purchaser shall adopt its own bonus plan for the Hired Employees. The Purchaser's "Date of Hire" for Hired Employees shall be the same as such Hired Employees' "Date of Hire" with Seller or IPM, as the case may be, for purposes of determining the Hired Employees' employment anniversary date, review date, salary and bonus eligibility, and vacation, sick leave and paid time off benefits. In the event that, after the Closing, the Hired Employees lose coverage under a pension benefit plan for which they were eligible immediately prior to the Closing, Hired Employees shall be given credit for their service with Seller or IPM, as the case may be, for purposes of eligibility and vesting under employee pension benefit plans of Purchaser. In addition, for purposes of determining a Hired Employee's service for benefit accrual purposes under any pension benefit plan of Purchaser in which the Hired Employee becomes eligible to participate during the plan year of such plan that includes the Closing, any hours of service performed by such Hired Employee for Seller or IPM during such plan year will be deemed to have been performed on behalf of Purchaser. However, compensation paid by Seller or IPM for such service shall not be treated as compensation paid by Purchaser for purposes of any such pension benefit plan. Hired Employees shall receive credit for their service with Seller and IPM for purposes of eligibility, vesting, and seniority under any other employee benefit plan, program or arrangement sponsored, maintained or contributed to by Purchaser.

                    (d) Neither Seller nor any Controlled Group of which Seller or IPM is a member shall take any action between the date of execution of this Agreement and the Closing Date to terminate the Napco International Inc. - UAW Local No. 125 Retirement Income Plan.

               8.2. Taxes. The parties hereto will cooperate with each other in connection with any audit by the Internal Revenue Service or any other tax authority of any tax return to the extent relevant to the operations of Seller or IPM prior or subsequent to the Closing Date. From and after the Closing Date, Seller shall file when due all tax returns relating to the Business for all periods up to December 31, 2000, and shall pay the taxes shown to be due on any such returns. Purchaser shall file and pay when due all tax returns and taxes relating to the Business for periods after the December 31, 2000. Any and all sales, use and transfer taxes of any kind or nature required to be paid in connection with the sale of the Assets or the IPM Stock to Purchaser shall be paid by Seller.

               8.3. Books and Records. Until the expiration of the applicable statutory period of limitations, or for such longer period if such statutory period is extended, each of the parties hereto will to the extent necessary in connection with any tax or other matters relating to the Business (i) retain and, as each may reasonably request, permit the other and their agents to inspect and copy, all books and records relating to the Business and provide access to such information from such books and records as may be reasonably requested and (ii) furnish to the other party access to the information necessary to file required returns with respect to Taxes.

               8.4. Corporate Names. From and after the Closing Date, Seller and IPM shall discontinue all further use, direct or indirect, of the name "Napco International Inc." or any variation thereof, and of any trademark, tradename, service mark or name, word or logo used that is similar in sound or appearance. At the Closing, Seller agrees to deliver to Purchaser an executed certificate of amendment to Seller's articles of incorporation whereby Seller shall change its name to a name dissimilar to "Napco International Inc."

               8.5. Voting Agreement. Contemporaneously with the execution and delivery of this Agreement, all of the persons or entities listed on Schedule
8.5 hereto are
executing and delivering a Voting Agreement in the form attached hereto as
Schedule 8.5.

               8.6. Proxy Statement. Following approval of this Agreement and the Going Private Transaction by the Special Committee, Venturian shall provide each of its shareholders with a proxy statement describing such transactions and requesting the approval of each such shareholder, provided, however, that in the event a Superior Proposal, as defined in Section 6.4 hereof, is submitted, Venturian shall request the vote of each such shareholder. The written information supplied by Venturian for the purpose of inclusion in the proxy statement to be sent to the shareholders of Venturian in connection with the meeting of Venturian's shareholders (the "Venturian Shareholders Meeting") shall not, on the date the proxy statement is first mailed to Venturian's shareholders or at the time of the Venturian Shareholders Meeting, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Purchaser and NorcaTec shall provide to Venturian such information with respect to themselves and their affiliates as Venturian may reasonably require in connection with the preparation of such proxy statement, and such information shall not contain any untrue statement of a material fact, or fail to state any material fact necessary in order to make any information so provided, in light of the circumstances under which it was provided, not misleading. Venturian shall deliver to Purchaser a reasonable number of copies of such proxy statement prior to distribution to its shareholders and any and all supplements thereto. Venturian shall use its best efforts to cause the proxy statement to conform to the requirements of the Securities Act of 1934, as amended and the general rules and regulations of the SEC thereunder. Venturian shall use all reasonable efforts to solicit from its shareholders proxies voting in favor thereof and shall promptly notify Seller of the results of the Venturian Shareholders Meeting after such meeting.

               8.7. Committed Line of Credit. Purchaser shall deliver on the date hereof evidence in form and substance reasonably satisfactory to Venturian of a committed line of credit or a similar credit facility in an amount not less than $6.6 million demonstrating Purchaser's financial ability to close the transactions contemplated hereunder.

               8.8. Leases. At the Closing, Venturian shall, or shall cause its affiliates to, enter into leases with Purchaser in the form attached hereto as
Schedule 8.8 with respect to the Napco Facilities (the "Leases").

               8.9. Release of Obligations. On the Closing Date, Purchaser shall repay in full, or cause Venturian to be released from, all of Venturian's obligations in connection with the Napco credit facility with National City Bank and, unless the IPM Election is made, the IPM credit facility with Wells Fargo Bank, N.A.

               8.10. Langevin Resignation. Venturian shall pay any severance owing in connection with the resignation of Charles Langevin under any contract or commitment made by Venturian or Seller with Langevin. To the extent Venturian fails to pay any such severance, the Purchase Price shall be reduced on a dollar for dollar basis in the amount of any such unpaid severance.

               8.11. Intercompany Accounts. At the Closing, Venturian, Napco and their affiliates shall repay all intercompany accounts owing among them, whether they arose prior to or after December 31, 2000. For purposes of such repayment, expenses shall be allocated among Venturian, Napco and their affiliates in a manner consistent with the allocation thereof prior to December 31, 2000 (including, without limitation, no allocation of Gary Rappaport's salary to Napco or IPM and two thirds of Mary Jensen's salary being allocated to Napco), and lease expenses shall be charged to Napco from and after the Effective Date at the amounts set forth in the Leases for the periods from and after the Closing Date.


                                   ARTICLE IX

               Section 9. Closing.

               9.1. Location of the Closing. The Closing shall be held at the offices of Leonard, Street and Deinard, 150 South Fifth Street, Suite 2300, Minneapolis, Minnesota 55402 at 10:00 A.M. (Minneapolis time) promptly after approval by the shareholders of Venturian of the sale of the Assets and the Going Private Transaction, but in no event more than 10 days after the date of such shareholder approval.

               9.2. Documents to be Delivered by Seller and IPM. On the Closing Date, Seller shall deliver to Purchaser

                    (a) a Bill of Sale of Seller.

                    (b) Unless the IPM Election is exercised, an assignment separate from certificate with respect to the IPM Stock, together with the certificate or certificates representing such stock.

                    (c) The Leases.

                    (d) A certificate of the Secretary of Seller as to the resolutions duly adopted by the Board of Directors of Seller, authorizing the execution, delivery and performance of this Agreement by Seller; the incumbency and signatures of officers of Seller; and a certificate stating that the resolutions authorizing the execution, delivery and performance of this Agreement are in full force and effect.

                    (e) An opinion of counsel for Seller, dated as of the Closing Date, in the form attached hereto as Exhibit 9.2(e).

                    (f) A cross receipt evidencing receipt by Seller of the Purchase Price.

                    (g) Any other document or instrument of conveyance and transfer necessary to implement and consummate this Agreement or any other documents which may be reasonably requested by Purchaser to consummate the transactions contemplated herein.

               9.3. Documents to be Delivered by Purchaser. On the Closing Date, Purchaser shall deliver to the Seller:

                    (a) The Purchase Price.

                    (b) An instrument in form and substance reasonably acceptable to Seller evidencing Purchaser's assumption of the Assumed Liabilities and NorcaTec's liability therefore as a joint and several obligor.

                    (c) An opinion of counsel for Purchaser, dated as of the Closing Date, in the form and substance reasonably acceptable to Seller.

                    (d) Such documentation as Venturian may reasonably require to evidence the performance of Purchaser's and NorcaTec's obligations under
Section 8.9 above.

                    (e) The resolutions duly adopted by the Board of Directors of Purchaser authorizing the execution, delivery and performance of this Agreement by Purchaser, certified by the Secretary of Purchaser; a certificate of the Secretary of Purchaser as to the incumbency and signatures of officers of Purchaser; and a certificate stating that the resolutions authorizing the execution, delivery and performance of this Agreement are in full force and effect.

                    (f) A cross receipt evidencing delivery of the Assets to Purchaser.

                    (g) Any other documents which may be reasonably required to consummate the transactions contemplated herein or any other documents reasonably requested by Seller and IPM in connection with the transactions contemplated herein.

          Unless otherwise provided in this Agreement, all documents and instruments delivered shall be dated the Closing Date and shall be reasonably satisfactory as to form and content to each party and its respective counsel.


                                   ARTICLE X

               Section 10. Conditions to Closing.

               10.1. Conditions to Purchaser's Obligations. The obligations of Purchaser to close the transactions contemplated under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which Purchaser may waive in writing:

                    (a) No action or proceeding to enjoin any transaction contemplated by this Agreement shall have been instituted, and no injunction or restraining order in any action or proceeding against any such transaction shall then be in effect.

                    (b) There shall not have existed a breach of the representations and warranties of Venturian and Seller when those representations and warranties were made that results in a reduction of $1,000,000 or more in the value of the Business (a "Material Adverse Breach").

                    (c) All documents and agreements to be delivered by Seller pursuant to Section 9.2 shall have been delivered on the Closing Date.

                    (d) All corporate action necessary on the part of Venturian and the Seller to authorize the execution and delivery of this Agreement, including without limitation the approval of this Agreement by the requisite vote of the shareholders of Venturian, shall have been duly and validly taken.

               10.2. Conditions to Seller's and IPM's Obligations. The obligations of Seller to close the transactions contemplated under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which Seller may waive in writing:

                    (a) The representations and warranties of Purchaser contained in Section 7 of this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date, and there shall have been delivered to Seller and IPM a certificate of an officer of Purchaser, dated the Closing Date, to such effect.

                    (b) No action or proceeding to enjoin any transaction contemplated by this Agreement shall have been instituted, and no injunction or restraining order in any action or proceeding against any such transaction shall then be in effect.

                    (c) All documents and agreements to be delivered by Purchaser pursuant to Section 9.3 shall have been delivered on the Closing Date.

                    (d) The transactions contemplated herein and the Going Private Transaction shall have been approved by a majority vote of the shareholders of Venturian, and the holders of fewer than ten percent of the issued and outstanding shares of capital stock of Venturian shall have filed with Venturian a written notice of intent to demand the fair value of the shares owned by such holders pursuant to Section 302A.473 of Minnesota Statutes.

                                   ARTICLE XI

               Section 11. Termination. This Agreement shall be terminated:

                    (a) Automatically and immediately, in the event that the shareholders of Venturian, by a majority vote at a meeting of such shareholders, reject the resolution approving the transactions contemplated in this Agreement and the Going Private Transaction or approve a Superior Proposal;

                    (b) By Purchaser, upon written notice to Seller and Venturian, in the event of a Material Adverse Breach by Seller or Venturian of their obligations under this Agreement or the Management Agreement, if such breach is not cured within 10 days of written notice thereof by Purchaser to Seller and Venturian;

                    (c) By Venturian, upon written notice to Purchaser and NorcaTec, in the event of a material breach by Purchaser or NorcaTec of their obligations under this Agreement or the Management Agreement, if such breach is not cured within 10 days of written notice thereof by Venturian to Purchaser and NorcaTec; or

                    (d) By any party upon written notice to the others in the event that the Closing shall not have occurred on or prior to November 30, 2001, not as a result of the breach of this Agreement by such party.

Provided, however, that no termination of this Agreement shall relieve any party of liability for any breaches of this Agreement occurring prior to such termination. In the event of a termination of this Agreement pursuant to subparagraphs (a) or (b) above or by reason of a failure of the condition set forth in subparagraph 10.1(b) above, Seller shall, promptly reimburse Purchaser for its reasonable attorney's and accounting fees and other out-of-pocket expenses, incurred from February 16, 2001 through the date of such termination in connection with the transactions contemplated by this Agreement, up to a maximum reimbursement of $100,000 ("Expenses"), unless the termination is pursuant to subparagraph (a) above by reason of the Venturian shareholders' approval of a Superior Proposal, in which case, in lieu of the reimbursement of expenses contemplated in this sentence, Seller shall pay to Purchaser a fee of $250,000 plus Expenses.

                                   ARTICLE XII

               Section 12. Indemnification; Survival.

               12.1. Survival of Representations and Warranties. The representations and warranties of the parties hereto contained herein or in any certificate, schedule or other writing attached hereto, or required by the terms hereof to be delivered (and so delivered) shall be extinguished by reason of the occurrence of the Closing, except that the representations and warranties of Seller and/or Venturian contained in Sections 5.16 and 6.2 shall survive and remain in full force and effect for the statutory limitations period applicable thereto. Venturian shall cause any successor corporation to Venturian, whether as a result of the Going Private Transaction, by consolidation, acquisition or merger, to assume expressly the indemnification obligations of Venturian to Purchaser pursuant to this Section 12.

               12.2. Indemnification by Venturian and Seller.

                    (a) Subject to the terms and conditions set forth herein, Venturian and Seller, jointly and severally, shall indemnify Purchaser and NorcaTec, and hold Purchaser and NorcaTec harmless from and against any and all damage, liability, loss, claim, cost, expense or deficiency (including without limitation, reasonable attorney's fees and expenses in connection with any action, suit or proceeding brought against or involving Purchaser, including claims by one party to this Agreement against another party to this Agreement which are not as a result of any third-party claim) and cost incurred or suffered by Purchaser arising out of (i) any misrepresentation or breach by Venturian or Seller of any of their representations or warranties (to the extent they survive pursuant to Section 12.1), or covenants or commitments contained in this Agreement, or (ii) any claims by Employees or Former Employees of Seller and IPM under the Venturian Deferred Compensation Plan, or (ii) the Excluded Liabilities.

                    (b) Purchaser and NorcaTec shall give notice to Venturian and Seller promptly after learning of the assertion of any claim or the commencement of any suit, action or proceeding, in respect of which indemnity may be sought hereunder. The failure of Purchaser or NorcaTec to give such notice shall not affect Venturian's and Seller's obligations unless Venturian and Seller are actually prejudiced in the defense of such claim, suit, action or proceeding in which case such failure to provide such notice shall constitute a waiver of Purchaser's and NorcaTec's rights hereunder in respect of the claim, suit, action or proceeding with respect to which such notice was required to have been given hereunder to the extent Venturian and Seller have been actually prejudiced by such late notice.

                    (c) Except as otherwise provided in Section 12.4, Venturian and Seller shall not be liable under this Section 12.2 for any settlement of any claim, litigation or proceeding effected without their consent in respect of which indemnity may be sought hereunder, which consent shall not be unreasonably withheld.

                    (d) The amount required to be paid to Purchaser and NorcaTec by Venturian and Seller for any indemnified amounts hereunder shall be an amount reduced by (i) the tax benefits available to Purchaser and NorcaTec and (ii) any amount received by Purchaser and NorcaTec under any insurance coverage or from any other party alleged to be responsible therefor. Such amounts shall be paid not later than thirty (30) days after receipt by Venturian and Seller of written notice from Purchaser and NorcaTec stating that such indemnified amounts have been incurred (and, in the case of claims of third parties, paid) and the amount thereof and of the related indemnity payment; provided, however, that any disputed amounts shall be due and payable within thirty (30) days after such amounts are finally determined to be owing by Venturian and Seller to Purchaser and NorcaTec.

               12.3. Indemnification by Purchaser and NorcaTec.

                    (a) Subject to the terms and conditions set forth herein, Purchaser and NorcaTec, jointly and severally, shall indemnify Venturian and Seller, and hold Venturian and Seller harmless from and against, any and all damage, liability, loss, claim, cost, expense or deficiency (including, without limitation, reasonable attorney's fees and expenses in connection with any action, suit or proceeding brought against or involving Seller or Venturian) and costs incurred or suffered by Seller or Venturian arising out of (i) any misrepresentation or breach by Purchaser or NorcaTec of any of their representations or warranties (to the extent they survive pursuant to Section 12.1), or covenants or commitments contained in this Agreement, or (ii) the Assumed Liabilities, or (iii) the failure of any party to any contract, agreement or performance obligation assigned to and/or assumed by Purchaser pursuant to this Agreement to consent to such assignment and/or assumption, or
(iv) the operation of the Business from and after the Closing Date.

                    (b) Venturian and Seller shall give notice to Purchaser and NorcaTec promptly after learning of the assertion of any claim, or the commencement of any suit, action or proceeding, in respect of which indemnity may be sought hereunder. The failure of Seller to give such notice shall not affect Purchaser's obligations unless Purchaser is actually prejudiced in the defense of such claim, suit, action or proceeding in which case such failure to provide such notice shall constitute a waiver of Venturian's and Seller's rights hereunder in respect of the claim, suit, action or proceeding with respect to which such notice was required to have been given hereunder to the extent Purchaser has been actually prejudiced by such late notice.

                    (c) Except as otherwise provided in Section 12.4, Purchaser shall not be liable under this Section 12.3 for any settlement of any claim, litigation or proceeding effected without its consent in respect of which indemnity may be sought hereunder, which consent shall not be unreasonably withheld.

                    (d) The amount required to be paid to Venturian and Seller by Purchaser and NorcaTec for any indemnified amounts hereunder shall be an amount reduced by (i) the tax benefits available to Venturian and Seller and
(ii) any amount received by Venturian and Seller under any insurance coverage or from any other party alleged to be responsible therefor. Such amounts shall be paid not later than thirty (30) days after receipt by Purchaser and NorcaTec of written notice from Venturian and Seller stating that such indemnified amounts have been incurred and the amount thereof and of the related indemnity payment; provided, however, that any disputed amounts shall be due and payable within thirty (30) days after such amounts are finally determined to be owing by Purchaser and NorcaTec to Venturian and Seller.

               12.4. Conduct of Litigation. Each party indemnified under the provisions of this Agreement, upon receipt of written notice of any claim or the service of a summons or other initial legal process upon it in any action instituted against it in respect of matters for which it is entitled to indemnity under this Agreement, shall promptly give written notice of such claim, or the commencement of such action, or threat thereof, to the party from whom indemnity shall be sought hereunder (but the failure or delay of such party to give such notice shall not relieve the indemnifying party of its obligation to provide indemnification hereunder, except to the extent the indemnifying party is prejudiced by such failure or delay). In the event such claim involves a claim by a third party against the indemnified party, the indemnifying party may elect (by written notice delivered to the indemnified party) to undertake, conduct and control, through counsel of its own choosing and reasonably acceptable to the indemnified party and at its own expense, the settlement or defense thereof, and if it shall so elect to undertake the defense thereof, the indemnified party shall cooperate with it in connection therewith, provided that the indemnified party may participate (subject to the indemnifying party's control) in such settlement or defense through counsel chosen by it, and provided further that the fees and expenses of such indemnified party's counsel (from and after the date of such election) shall be borne by the indemnified party. If the indemnifying party does not elect to undertake the defense of such as provided above, the indemnified party shall undertake and control the defense thereof and the indemnifying party shall be liable for all fees and expenses of such defense, including the fees and expenses of such indemnified party's counsel. The indemnifying party may, without the consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any action involving only the payment of money by the indemnifying party and which does not involve any undertaking which would affect the operation of the Business by the Purchaser after the Closing Date, which includes as an unconditional term thereof the delivery by the claimant or plaintiff to the indemnified party of a written release from all liability in respect of such action, which written release shall be reasonably satisfactory in form and substance to counsel for the indemnified party. The indemnifying party shall not, without the written consent of the indemnified party (which consent shall not be unreasonably withheld), settle or compromise any action involving relief other than the payment of money by the indemnifying party or that does not provide a written release of the indemnified party from all liability with respect thereto. The indemnified and indemnifying party shall each cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to Article XII.

                                  ARTICLE XIII

               Section 13. Miscellaneous.

                    13.1. Notices. Any notices or other communications required or permitted hereunder shall be in writing and sufficiently given if sent by confirmed telefax, overnight delivery or by registered or certified mail, postage prepaid, addressed to the parties hereto as follows:

              To Seller:

                       Napco International Inc.
                       11111 Excelsior Boulevard
                       Hopkins, Minnesota  55343

                       Attention:  Gary B. Rappaport
                       Facsimile:  952-931-2575

              To Venturian:

                       Venturian Corp.
                       11111 Excelsior Boulevard
                       Hopkins, Minnesota  55343

                       Attention:  Gary B. Rappaport
                       Facsimile:  952-931-2575

              Copy to:

                       Leonard, Street and Deinard
                       150 South Fifth Street, Suite 2300
                       Minneapolis, Minnesota 55402

                       Attention:  Morris M. Sherman, Esq.
                       Facsimile:  (612) 335-1657

              To Purchaser:

                       Jata LLC
                       c/o Tashlik, Kreutzer, Goldwyn & Crandell P.C. 833 Northern Boulevard
                       Great Neck, New York  11021

                       Attention:  Martin M. Goldwyn, Esq.
                       Facsimile:  (516) 829-6509

              Copy to:

                       Tashlik, Kreutzer, Goldwyn & Crandell P.C.
                       833 Northern Boulevard
                       Great Neck, New York 11021

                       Attention:  Martin M. Goldwyn, Esq.
                       Facsimile: (516) 829-6509

or such other addresses as shall be furnished by like notice by such party.

                    13.2. Brokers. Seller, Venturian, and Purchaser each represents to the other that it has not dealt with any broker for this transaction and has not employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission upon consummation of the transactions contemplated hereby.

                    13.3. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors. The parties may not assign this Agreement except that the rights of Venturian under this Agreement may be assigned to its successor in the Going Private Transaction, provided that such successor assumes Venturian's obligations hereunder.

                    13.4. Entire Agreement; Amendment. This Agreement including the Schedules, documents delivered hereunder and any agreements referenced herein, embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations and understandings with respect thereto. This Agreement may be amended, and any provision hereof waived, but only in writing signed by the party against whom such amendment or waiver is sought to be enforced.

                    13.5. Counterparts. This Agreement may be executed in counterparts, including telefax pages which shall be deemed originals with the originals to be provided within a reasonable time, all of which shall together constitute one and the same instrument.

                    13.6. Agreement to Take Necessary and Desirable Actions. Seller, Venturian, and Purchaser each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

                    13.7. Headings. The headings of Articles and Sections herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation hereof.

                    13.8. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws thereof. Except in respect of any action commenced by a third party in another jurisdiction, the parties hereto agree that any legal suit, action, or proceeding against them arising out of or relating to this Agreement shall be brought exclusively in (i) the United States Federal Courts or New York Supreme Court, in the State of New York in the case of any action commenced by Venturian or Seller, or (ii) the United States Federal Courts or the Hennepin County, Minnesota District Court in the State of Minnesota, in the case of any action commenced by Purchaser or NorcaTec. The parties hereto hereby accept the jurisdictions of such courts for the purpose of any such action or proceeding, and agree that venue for any action or proceeding brought (i) in the State of New York shall lie in the Eastern District of New York or Supreme Court, Nassau County, as the case may be and (ii) brought in the State of Minnesota shall lie in the Federal District of Minnesota or the District Court, Hennepin County, as the case may be. Each of the parties hereto hereby irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by United States registered or certified mail postage prepaid at its address set forth herein.

                    13.9. No Implied Waiver. No failure or delay on the part of the parties hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver; nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. All rights and remedies granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity except or otherwise expressly provided herein.

                    13.10. No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          IN WITNESS WHEREOF, this Agreement has been duly executed on behalf of each of the parties hereto by their duly authorized officers as of the day and year first above written.

                                       NAPCO INTERNATIONAL INC.

                                       By: /s/ Gary B. Rappaport
                                           ---------------------------------


                                       VENTURIAN CORP.

                                       By: /s/ Gary B. Rappaport
                                           ---------------------------------


                                       JATA LLC

                                       By: /s/ Russell N. Stern
                                           ---------------------------------
                                           Russell N. Stern, President


                                       NORCATEC LLC

                                       By: NT Group Inc., Member

                                       By: /s/ Russell N. Stern
                                           ---------------------------------
                                           Russell N. Stern, President

                                                                         ANNEX C
April 10, 2001


Special Committee of the Board of Directors
Venturian Corp.
11111 Excelsior Boulevard
Hopkins, MN 55343

Members of the Special Committee:

         We understand that Venturian Corp. ("Venturian" or the "Company"), and Venturian Holdings, LLC, a limited liability company formed by certain management members of Venturian Corp. and other non-affiliated parties (the "Management Group") propose to enter into an Agreement and Plan of Merger pursuant to which Venturian Holdings, LLC will offer to purchase (the "Offer") for $5.00 per share all of the outstanding common stock of Venturian held by persons other than the members of the Management Group. Pursuant to the Agreement and Plan of Merger, each issued and outstanding share of Venturian common stock shall be converted into the right to receive an amount of cash equal to $5.00 per share.

         You have requested our opinion as to whether the consideration to be received by the non-affiliated public shareholders (the "Public Shareholders") of Venturian and the Merger are fair, from a financial point of view, to such shareholders. As part of our analysis, it is our understanding that Venturian has reached an agreement to sell Napco International to JATA LLC (Norcatec) as evidenced by an Asset Purchase Agreement between Napco International and JATA LLC (the "Asset Purchase Agreement"), a draft of which we have reviewed. Our opinion is subject to the execution of the contemplated transaction as described in the Asset Purchase Agreement including the sale of International Precision Machining to JATA LLC.

         Dougherty & Company LLC ("Dougherty"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, initial and secondary underwritings, private placements and valuations for estate, corporate and other purposes.

         In developing our opinion, we have, among other things:

         1.       Reviewed a draft Agreement and Plan of Merger dated 4/4/01.

         2. Reviewed a draft Asset Purchase Agreement between JATA LLC and Venturian Corp. dated 3/28/01.

         3. Reviewed the Interim Management Agreement by and between JATA LLC (Norcatec) and Napco International Inc. dated 3/30/01.

         4. Reviewed the Confidential Offering Memorandum prepared by Quarterdeck Investment Partners dated September 1999.

         5.       Reviewed an appraisal of the Napco Warehouse done by William
                  K. Campbell and Associates, Inc. dated 5/25/00.

         6. Reviewed an appraisal of the Hopkins Tech Center done by Shenehon Company dated 2/5/01.

         7. Reviewed Venturian's most recent Form 10K including audited financial statements for the year ended 12/31/00.

         8. Reviewed summary reconciliation information relating to life insurance policies owned by the Company and insuring the lives of several former employees.

         9. Reviewed certain non-public operating and financial information, including projections relating to Venturian's business prepared by the management of Venturian.

         10. Interviewed certain members of Venturian's management to discuss its operations, financial statements and future prospects.

         11. Reviewed publicly available financial data and stock market performance data of other companies within the industry that we deemed similar to Venturian.

         12. Reviewed the terms of selected recent acquisitions of companies which we deemed comparable to Venturian.

         13. Reviewed the historical stock prices and reported traded volumes of Venturian common shares.

         14. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

         In our review and analyses, and in arriving at our opinion, we have relied upon without independent verification and assumed the completeness and accuracy of all the factual, historical, financial and other information and data publicly available or furnished to us and oral statements made to us by Venturian, including statements of the Management Group. In addition, we have not made nor been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Venturian other than the real estate owned by the Company. Furthermore, our opinion is based on economic, stock market and other conditions as they exist and can be evaluated as of the date hereof.

         This opinion has been prepared for the use of the Special Committee of the Board of Directors of Venturian in their evaluation of the Merger and does not constitute a recommendation to the Board of Directors or to any stockholders with respect to whether to vote in favor of the Merger. We hereby consent, however, to the inclusion of this opinion as an exhibit to Venturian's solicitation/recommendation statement distributed in connection with the Merger.

         Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the per share consideration to be received by the Public Shareholders pursuant to the Offer and the merger are fair, from a financial point of view, to such shareholders.

                                   Very truly yours,

                                   /s/ Dougherty & Company LLC

                                   DOUGHERTY & COMPANY LLC

                                                                         ANNEX D


               SECTIONS OF THE MINNESOTA BUSINESS CORPORATION ACT
                         RELATING TO DISSENTERS' RIGHTS


302A.471.         Rights of dissenting shareholders.

         Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

                  (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

                           (1) alters or abolishes a preferential right of the shares;

                           (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

                           (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

                           (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

                  (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

                  (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a constituent organization, except as provided in subdivision 3;

                  (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, except as provided in subdivision 3; or

                  (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

         Subdivision 2.    Beneficial owners.

                  (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

                  (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

         Subdivision 3.    Rights not to apply.

                  (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of (1) the surviving entity in a merger, with respect to shares of the shareholder that are not entitled to be voted on the merger and are not canceled or exchanged in the merger or (2) the corporation whose shares will be acquired by the acquiring corporation in a plan of exchange with respect to shares of the shareholders that are not entitled to be voted on the plan of exchange and are not exchanged in the plan of exchange.

                  (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

         Subdivision 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473.         Procedures for asserting dissenters' rights.

         Subdivision 1.    Definitions.

                  (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

                  (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

                  (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

                  (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

         Subdivision 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

         Subdivision 3. Notice of dissent. If the proposed action must be approved by the shareholders, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

         Subdivision 4.    Notice of procedure; deposit of shares.

                  (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

                           (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

                           (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

                           (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

                           (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

                  (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

         Subdivision 5.    Payment; return of shares.

                  (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

                           (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

                           (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

                           (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

                  (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

                  (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

         Subdivision 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

         Subdivision 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

         Subdivision 8.    Costs; fees; expenses.

                  (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

                  (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

                  (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

          PRELIMINARY COPY SUBJECT TO COMPLETION, DATED _________, 2001

                                      PROXY


                                 VENTURIAN CORP.
                            11111 EXCELSIOR BOULEVARD
                            HOPKINS, MINNESOTA 55343

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               OF VENTURIAN CORP.


                  The undersigned shareholder of VENTURIAN CORP., a Minnesota corporation, hereby appoints Morris M. Sherman and Anthony S. Cleberg, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent, and to vote as designated on the reverse side, all the shares of common stock of Venturian Corp. held of record by the undersigned on [RECORD DATE] at the special meeting of shareholders of Venturian Corp., to be held at the offices of Leonard, Street and Deinard, 150 South Fifth Street, Suite 2300, Minneapolis, Minnesota 55402, on [MONTH DATE], 2001 at [TIME] Central Daylight Time and at all adjournments or postponements thereof upon the following matters, as set forth in the notice of special meeting of shareholders and proxy statement, each dated ___________, 2001, copies of which have been received by the undersigned, hereby revoking any proxy heretofore given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE TRANSACTION.

             (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE)

                            Please mark your votes as
                           indicated in this example:
                                       [X]


The board of directors of Venturian Corp. recommends a vote FOR the Transaction including the Agreement and Plan of Merger and the transactions contemplated thereby including the Napco sale (the "Transaction").


1. Proposal to approve and adopt the Transaction including the Agreement and Plan of Merger, dated as of April 11, 2001, by and between Venturian Corp. and Venturian Holdings, as heretofore and hereafter amended, and the Napco sale:


                  FOR                 AGAINST               ABSTAIN
                  [ ]                   [ ]                   [ ]


                           Please sign exactly as your name appears on this proxy. If the shares represented by this proxy are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.


Signature:                                         Date:
          -----------------------------------           ------------------------


Signature:                                         Date:
          -----------------------------------           ------------------------



                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
              PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE